                                                                   EXHIBIT 10.18


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                 AMENDED AND RESTATED LINE OF CREDIT AGREEMENT

                                    between

                         SLT REALTY LIMITED PARTNERSHIP

                                      and

                             STARWOOD LODGING TRUST

                                      and

                   BANKERS TRUST COMPANY, AS COLLATERAL AGENT
                     FOR THE BENEFIT OF THE SENIOR LENDERS,

                                      and

                         LEHMAN BROTHERS HOLDINGS INC.
                        D/B/A LEHMAN CAPITAL, A DIVISION
                       OF LEHMAN BROTHERS HOLDINGS INC.,
              INDIVIDUALLY AND AS AGENT FOR ONE OR MORE CO-LENDERS


                          Dated as of October __, 1995


                   Initial Facility Amount of $75,000,000.00
                   Maximum Facility Amount of $135,000,000.00





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
                               TABLE OF CONTENTS

SECTION 1.   DEFINITIONS..........................................................     2
     Section 1.1 Definitions......................................................     2

SECTION 2.   AMOUNT AND TERMS OF REVOLVING CREDIT FACILITY........................    26
     Section 2.1   Advances.......................................................    26
     Section 2.2   Notice of Borrowing............................................    27
     Section 2.3   Disbursement of Funds..........................................    28
     Section 2.4   The Note.......................................................    29
     Section 2.5   Interest.......................................................    30
     Section 2.6   Interest Periods...............................................    31
     Section 2.7   Minimum Amount of Eurodollar Portions..........................    32
     Section 2.8   Conversion or Continuation.....................................    32
     Section 2.9   Voluntary Reduction of Maximum Facility Amount; Termination
                   of Maximum Facility Amount.....................................    33
     Section 2.10  Swing Line Advances............................................    34
     Section 2.11  Voluntary Prepayments..........................................    35
     Section 2.12  Mandatory Prepayments..........................................    36
     Section 2.13  Application of Payments and Prepayments........................    36
     Section 2.14  Method and Place of Payment....................................    36
     Section 2.15  Fees...........................................................    37
     Section 2.16  Interest Rate Unascertainable, Increased Costs, Illegality.....    37
     Section 2.17  Funding Losses.................................................    39
     Section 2.18  Increased Capital..............................................    40
     Section 2.19  Taxes..........................................................    40
     Section 2.20  Use of Proceeds................................................    42
     Section 2.21  Release and Substitution of Collateral.........................    42
     Section 2.22  Increasing Available Facility Amount...........................    50
     Section 2.23  Breach of Available Borrowing Base Covenant or Loan to Value
                   Ratio Covenant.................................................    51
     Section 2.24  Adjustment of Allocated Loan Amounts upon Addition of New
                   Property.......................................................    52
     Section 2.25  Maximum Number of Transactions.................................    52
     Section 2.26  Increasing Allocable Loan Amounts..............................    52

SECTION 3.   CONDITIONS PRECEDENT.................................................    53
     Section 3.1   Conditions Precedent to the Initial Advance....................    53
     Section 3.2   Conditions Precedent to All Advances of the Loan...............    61
     Section 3.3   Acceptance of Borrowings.......................................    63
     Section 3.4   Sufficient Counterparts........................................    63


                                      -ii-

SECTION 4.   REPRESENTATIONS AND WARRANTIES.......................................    64
     Section 4.1   Corporate/Partnership Status...................................    64
     Section 4.2   Corporate/Partnership Power and Authority......................    64
     Section 4.3   No Violation...................................................    64
     Section 4.4   Litigation.....................................................    65
     Section 4.5   Financial Statements: Financial Condition; etc.................    65
     Section 4.6   Solvency.......................................................    65
     Section 4.7   Material Adverse Change........................................    65
     Section 4.8   Use of Proceeds; Margin Regulations............................    66
     Section 4.9   Governmental Approvals.........................................    66
     Section 4.10  Security Interests and Liens...................................    66
     Section 4.11  Tax Returns and Payments.......................................    66
     Section 4.12  ERISA..........................................................    66
     Section 4.13  Intentionally Omitted..........................................    67
     Section 4.14  Representations and Warranties in Loan Documents...............    68
     Section 4.15  True and Complete Disclosure...................................    68
     Section 4.16  Ownership of Real Property; Existing Security Instruments......    68
     Section 4.17  No Default.....................................................    68
     Section 4.18  Licenses, etc..................................................    68
     Section 4.19  Compliance With Law............................................    69
     Section 4.20  Brokers........................................................    69
     Section 4.21  Judgments......................................................    69
     Section 4.22  Property Manager...............................................    69
     Section 4.23  Assets of the REIT.............................................    70
     Section 4.24  REIT Status....................................................    70
     Section 4.25  The Partnership................................................    70
     Section 4.26  HIC............................................................    70
     Section 4.27  Intercompany Debt..............................................    70
     Section 4.28  Personal Property..............................................    70
     Section 4.29  Operations.....................................................    70
     Section 4.30  Stock..........................................................    70
     Section 4.31  Ground Leases..................................................    70
     Section 4.32  Survival.......................................................    71

SECTION 5.   AFFIRMATIVE COVENANTS................................................    71
     Section 5.1   Financial Reports..............................................    71
     Section 5.2   Books, Records and Inspections.................................    74
     Section 5.3   Maintenance of Insurance.......................................    74
     Section 5.4   Taxes..........................................................    74
     Section 5.5   Corporate Franchises; Conduct of Business......................    75

                                     -iii-

     Section 5.6   Compliance with Law............................................    75
     Section 5.7   Performance of Obligations.....................................    75
     Section 5.8   Stock..........................................................    76
     Section 5.9   Maintenance of Personal Property...............................    76
     Section 5.10  Maintenance of Properties......................................    76
     Section 5.11  Compliance with ERISA..........................................    76
     Section 5.12  Settlement/Judgment Notice.....................................    77
     Section 5.13  Acceleration Notice............................................    78
     Section 5.14  Lien Searches; Title Searches..................................    78
     Section 5.15  Available Borrowing Base Covenant..............................    78
     Section 5.16  Minimum Net Worth..............................................    79
     Section 5.17  Total Indebtedness.............................................    80
     Section 5.18  Coverage Ratios................................................    80
     Section 5.19  Replacement Reserve and Deferred Maintenance Reserve...........    80
     Section 5.20  Loan to Value Ratio............................................    82
     Section 5.21  Manager........................................................    84
     Section 5.22  Further Assurances.............................................    84
     Section 5.23  REIT Status....................................................    85
     Section 5.24  Mortgage Covenants.............................................    85
     Section 5.25  Appraisals.....................................................    85
     Section 5.26  Maintenance of Control.........................................    86
     Section 5.27  Maintenance of Intercompany Debt...............................    86
     Section 5.28  Transfer of Licenses...........................................    86

SECTION 6.   NEGATIVE COVENANTS...................................................    87
     Section 6.1   INTENTIONALLY DELETED..........................................    87
     Section 6.2   INTENTIONALLY DELETED..........................................    87
     Section 6.3   Liens..........................................................    87
     Section 6.4   Restriction on Fundamental Changes.............................    88
     Section 6.5   Transactions with Affiliates...................................    88
     Section 6.6   Plans..........................................................    88
     Section 6.7   Payout Ratios..................................................    88
     Section 6.8   Operating Leases...............................................    89
     Section 6.9   Borrower's Partnership Agreement...............................    89

SECTION 7.   EVENTS OF DEFAULT....................................................    89
     Section 7.1   Events of Default..............................................    89
     Section 7.2   Rights and Remedies............................................    93

SECTION 8.   INTENTIONALLY DELETED................................................    94

                                      -iv-

SECTION 9.   MISCELLANEOUS........................................................    94
     Section 9.1   Payment of Lender's, Collateral Agent's and Co-Lender's
                   Expenses, Indemnity, etc.......................................    94
     Section 9.2   Notices........................................................    96
     Section 9.3   Successors and Assigns; Participations; Assignments............    98
     Section 9.4   Amendments and Waivers.........................................    98
     Section 9.5   No Waiver; Remedies Cumulative.................................    99
     Section 9.6   Governing Law; Submission to Jurisdiction......................    99
     Section 9.7   Confidentiality; Disclosure of Information.....................    99
     Section 9.8   Recourse.......................................................   100
     Section 9.9   Sale of Loan, Co-Lenders, Participations and Servicing.........   101
     Section 9.10  Borrower's and REIT's Assignment...............................   105
     Section 9.11  Counterparts...................................................   105
     Section 9.12  Effectiveness..................................................   106
     Section 9.13  Headings Descriptive...........................................   106
     Section 9.14  Marshaling; Recapture..........................................   106
     Section 9.15  Severability...................................................   106
     Section 9.16  Survival.......................................................   106
     Section 9.17  Domicile of Loan Portions......................................   106
     Section 9.18  Intentionally Omitted..........................................   106
     Section 9.19  Calculations; Computations.....................................   106
     Section 9.20  WAIVER OF TRIAL BY JURY........................................   107
     Section 9.21  No Joint Venture...............................................   107
     Section 9.22  Estoppel Certificates..........................................   107
     Section 9.23  No Other Agreements............................................   107
     Section 9.24  Controlling Document...........................................   108
     Section 9.25  No Benefit to Third Parties....................................   108
     Section 9.26  Joint and Several..............................................   108

                                   SCHEDULES

Schedule 1         Allocated Loan Amounts
Schedule 2         Real Property Assets
Schedule 2A        Pool 1 Real Property Assets
Schedule 2B        Pool 2 Real Property Assets (California)
Schedule 2C        Pool 3 Real Property Assets (Washington)
Schedule 2D        Pool 4 Real Property Assets (Nevada)
Schedule 3         Franchise Agreements
Schedule 4         Required Estoppel Certificates
Schedule 5         Litigation
Schedule 6         Employee Benefit Plans
Schedule 7         Liens
Schedule 8         Ground Leases
Schedule 9         Intercompany Debt
Schedule 10        Operating Leases (including Vagabond Leases)
Schedule 11        Permitted Financing per Real Property Asset
Schedule 11A       Lodge Net licensing agreements
Schedule 12        Management Agreements
Schedule 13        REIT Business Operations
Schedule 13A       Corporation Business Operations
Schedule 14        Management Fees and Franchise Fees
Schedule 15        Certified Copies of Leases
Schedule 16        Initial Minimum Spending Requirement and Minimum Spending
                   Requirement
Schedule 17 Deferred Maintenance Spending Requirement and Deferred Maintenance Reserve
Schedule 18        Liquor Licenses

                                    EXHIBITS

Exhibit A-1        Notice of Borrowing
Exhibit A-2        Notice of Swing Line Advance
Exhibit B-1        Form of Note
Exhibit B-2        Form of Florida Note
Exhibit B-3        Form of Swing Line Note
Exhibit C-1        Notice Requesting Short Interest Period
Exhibit C-2        Notice of Conversion or Continuation
Exhibit D          Notice of Voluntary Reduction of Maximum Facility
                                     Amount
Exhibit E          Notice of Voluntary Prepayment
Exhibit F          Request For Additional Collateral
Exhibit G          Form of Security Instrument

Exhibit H          Form of Assignment of Leases and Rents
Exhibit I          Form of Environmental Indemnity
Exhibit J          Form of Swing Line Participation Certificate
Exhibit K          Form of Ground Lease Estoppel
Exhibit L          Form of Assignment of Franchise Agreement,
                   Agreements, Permits and Contracts
Exhibit M          Form of Franchisor Estoppel and Recognition Letter
Exhibit N          Form of Security Agreement
Exhibit O          Form of Tenant Estoppel Certificate
Exhibit P          Form of Subordination, Attornment and Non-Disturbance
                   Agreement
Exhibit Q          Form of Intercompany Debt Subordination Agreement
Exhibit R          Form of Partnership [HIC] Guaranty
Exhibit S          Form of Partnership [HIC] Mortgage
Exhibit T          Form of Partnership [HIC] Guaranty Security Agreement
Exhibit U          Form of Partnership [HIC] Assignment of Leases and Rents
Exhibit V          Form of Consent to Assignment, Subordination and Attornment
                   Agreement
Exhibit W          Form of Vagabond Subordination and Non-Disturbance Agreement
Exhibit X          Form of HIC Guaranty
Exhibit Y          Form of Assignment and Assumption

                 THIS AMENDED AND RESTATED LINE OF CREDIT AGREEMENT, dated as of _______________, 1995, is made among SLT REALTY LIMITED PARTNERSHIP, a Delaware limited partnership ("Borrower"), STARWOOD LODGING TRUST, a Maryland real estate investment trust (the "REIT"), BANKERS TRUST COMPANY, a New York banking organization, having an address at Three Park Plaza, 16th Floor, Irvine, California 92714, as collateral agent (the "Collateral Agent") and LEHMAN BROTHERS HOLDINGS INC., D/B/A LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation, individually and as Agent for one or more Co-Lenders and successors ("Lender").

                             PRELIMINARY STATEMENT

                 The REIT, Merrill Lynch Mortgage Capital Inc. ("Merrill") and the Collateral Agent (each by way of its predecessor in interest) entered into a certain Credit Agreement dated as of January 28, 1993 (the "Prior Credit Agreement") pursuant to which certain loans were made to the REIT (the "Merrill Facility").

                 On January 1, 1995, the REIT, the Corporation and Starwood Capital Group, L.P. ("Group") consummated a transaction pursuant to which substantially all of the assets and liabilities of the REIT and Corporation, and certain assets and liabilities of the Group, were transferred to Borrower and Partnership in exchange for ownership interests in the Borrower and Partnership.

                 Borrower, the REIT, Merrill and Collateral Agent entered into a certain Amended and Restated Credit Agreement dated as of March 24, 1995 (the "Amended Credit Agreement") which amended and restated the Prior Credit Agreement in its entirety to provide for, among other things, an additional advance to the Borrower, the pledge of additional assets as additional security for the Merrill Facility, and an additional acquisition credit facility.

                 Lender is the current owner and holder of the Amended Credit Agreement and the Merrill Facility, as amended by that certain First Amendment to the Amended and Restated Credit Agreement dated September 27, 1995 between Lender, Borrower, the REIT and the Collateral Agent (the Amended Credit Agreement, as amended, the "Credit Agreement").

                 Borrower, the REIT, the Collateral Agent and Lender hereby desire to amend and restate in its entirety the Credit Agreement pursuant to which the Borrower, the REIT, the Collateral Agent and Lender agree to restructure the terms of the Credit Agreement and the Merrill Facility and the obligations of Borrower and the REIT under the Credit Agreement and Lender agrees to extend additional credit facilities to Borrower, all subject to and upon the terms and conditions of this Agreement.

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and in and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                 A. Neither this Agreement nor anything contained herein shall be construed as a substitution or novation of the indebtedness evidenced hereby or of the Credit Agreement, which shall remain in full force and effect, as supplemented, increased, amended and restated, as provided herein.

                 B. All of the terms, provisions and obligations contained in the Credit Agreement are hereby supplemented, amended and restated in their entirety to read as follows:

                 SECTION 1.       DEFINITIONS.

                 Section 1.1 Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

                 "Accounts Receivable" shall mean all income and revenues or rights to receive all income and revenues arising from the operation of the Real Property Assets and all payments for goods or property sold or leased or for services rendered, whether or not yet earned by performance, and not evidenced by an instrument or chattel paper, including, without limiting the generality of the foregoing, (i) all accounts, contract rights, book debts, and notes arising from the operation of a hotel on the Real Property Assets or arising from the sale, lease or exchange of goods or other property and/or the performance of services, (ii) Borrower's rights to payment from any consumer credit/charge card organization or entity (such as, or similar to, the organizations or entities which sponsor and administer the American Express Card, the Visa Card, the Bankamericard, the Carte Blanche Card, or the Mastercard) arising with respect to the Real Property Assets, (iii) Borrower's rights in, to and under all purchase orders for goods, services or other property arising with respect to the Real Property Assets, (iv) Borrower's rights to any goods, services or other property represented by any of the foregoing, (v) monies due to or to become due to Borrower under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges in respect thereto (whether or not yet earned by performance on the part of Borrower) arising with respect to the Real Property Assets and (vi) all collateral security and guaranties of any kind given by any person or entity with respect to any of the foregoing. Accounts Receivable shall include those now existing or hereafter created, substitutions therefor, proceeds (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof and any and all of the foregoing and proceeds therefrom.

                 "Adjusted Operating Lease Payments" shall mean, with respect to all Operating Leases other than the Vagabond Leases, the sum of Base Rent (as defined in the related Operating Lease) and Percentage Rent (as defined in the related Operating Lease) that would be due and payable under the Operating Leases if Gross Receipts and Gross Sales (as each term is defined in the Operating Leases) were each reduced by 50% and calculated in accordance with the provisions of this Agreement relating to Property Net Cash Flow.

                 "Advance" shall mean each advance and readvance of the principal balance of the Loan, including any Swing Line Advance.

                 "Affiliate" shall mean, with reference to a specified Person, any Person that directly or indirectly through one or more intermediaries Controls or is Controlled by or is under common Control with the specified Person and any Subsidiaries of such specified Person.

                 "Agent" shall have the meaning provided in Section 9.9(e).

                 "Aggregate Available Facility Amount" shall mean the sum of the Available Facility Amounts for Note A, Note B, Note C and Note D; in no event shall the Aggregate Available Facility Amount exceed the Maximum Facility Amount.

                 "Agreement" shall mean this Amended and Restated Line of Credit Agreement as the same may from time to time hereafter be modified, supplemented or amended.

                 "Allocated Loan Amount" shall mean the portions of the Available Facility Amount allocated to each Real Property Asset as set forth on
Schedule 1, as the same may be adjusted in accordance with this Agreement.

                 "Annual Operating Budget" shall have the meaning provided in
Section 5.1.

                 "Applicable Laws" shall mean all existing and future federal, state and local laws, statutes, orders, ordinances, rules, and regulations or orders, writs, injunctions or decrees of any court affecting Borrower or any Real Property Asset, or the use thereof including, but not limited to, all zoning, fire safety and building codes, the Americans with Disabilities Act, and all Environmental Laws (as defined in the Environmental Indemnity).

                 "Appraisal" shall mean an appraisal prepared in accordance with the requirements of FIRREA, prepared by an independent third party appraiser holding an MAI designation, who is state licensed or state certified if required under the laws of the state where the applicable Real Property Asset is located, who meets the requirements of FIRREA and who has at least ten
(10) years real estate experience appraising properties of a similar nature and type as the applicable Real Property Asset and who is otherwise satisfactory to Lender.

                 "Assignment and Assumption" shall have the meaning provided in
Section 9.9(a).

                 "Assignment of Contracts" shall have the meaning provided in
Section 3.1(a)(viii).

                 "Assignment of Leases and Rents" shall have meaning provided in Section 3.1(a)(iv).

                 "Available Borrowing Base" shall mean, with respect to each Note, for the period for which it is to be determined, the quotient obtained by dividing (A) the aggregate Net Operating Income for all of the Real Property Assets securing the related Note by (B) the product of (i) 2.0 times (ii) the Contract Rate of interest for the related Note applicable hereunder for such period, provided, however, that if such Contract Rate is less than the Treasury Rate on the last day of such period, then the applicable Contract Rate shall be deemed to be the Treasury Rate on the last day of such period, for purposes of this calculation only.

                 "Available Borrowing Base Covenant" shall have the meaning provided in Section 5.15.

                 "Available Facility Amount" shall mean, individually, U.S. $70,110,000.00 with respect to Note A (of which $3,400,000.00 is with respect to the Florida Note and $66,710,000.00 is with respect to Note A-1), U.S. $4,890,000.00 with respect to Note B, and U.S. $0.00 with respect to Note C and U.S. $0.00 with respect to Note D; or, if the Syndication has occurred pursuant to Section 9.9(k) or the Lehman Additional Commitment has been provided pursuant to the terms of the Syndication Letter, up to U.S. $107,354,000.00 with respect to Note A (of which $3,400,000.00 is with respect to the Florida Note and $103,954,000.00 is with respect to Note A-1), U.S. $8,753,000.00 with respect to Note B, U.S. $13,235,000.00 with respect to Note C and U.S. $5,658,000.00 with respect to Note D, as each may be reduced pursuant to Sections 2.9, 2.12, 2.21, 5.15, or 5.20, or otherwise pursuant to the terms of this Agreement, or increased pursuant to Section 2.22.

                 "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights.

                 "Base Period" shall have the meaning provided in Section
5.18(a).

                 "Base Rate" shall mean, at any particular date, a rate per annum equal to the rate of interest published in The Wall Street Journal as the "prime rate", as in effect on such day, with any change in the prime rate resulting from a change in said prime rate to be effective as of the date of the relevant change in said prime rate; provided, however, that if more than one prime rate is published in The Wall Street Journal for a day, the average of the Prime Rates shall be used; provided, further, however, that the Prime Rate (or the average of the prime rates) will be rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%.

                 In the event that The Wall Street Journal should cease or temporarily interrupt publication, then the Prime Rate shall mean the daily average prime rate published in another business newspaper, or business section of a newspaper, of national standing chosen by Lender. If The Wall Street Journal resumes publication, the substitute index will immediately be replaced by the prime rate published in The Wall Street Journal.

                 In the event that a prime rate is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index which is readily available to Borrower and verifiable by Borrower but is beyond the control of Lender. Lender shall give Borrower prompt written notice of its choice of a substitute index and when the change became effective.

                 Such substitute index will also be rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%.

                 The determination of the Base Rate by Lender shall be conclusive absent manifest error.

                 "Base Rate Margin" shall mean 0.625% per annum.

                 "Base Rate Portions" shall mean each portion of the Loan made and/or being maintained at a rate of interest based upon the Base Rate, including any Swing Line Advances.

                 "Borrower" shall have the meaning provided in the first paragraph of this Agreement and any successor Borrower expressly permitted hereunder.

                 "Borrower's Partnership Agreement" means that certain Amended and Restated Limited Partnership Agreement of SLT Realty Limited Partnership dated _________(sic), 1995, and an Amended and Restated Certificate of Limited Partnership of SLT Realty Limited Partnership dated July 5, 1995.

                 "Borrowing" shall mean a borrowing of one Type of Advance from Lender and any Co-Lender or Swing Line Lender on a given date (or resulting from conversions or continuations on a given date), having in the case of Eurodollar Portions the same Interest Period.

                 "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which Lender, any Co-Lender or banking institutions are authorized or required by law or other government actions to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Portions, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks for U.S. dollar deposits in the relevant interbank Eurodollar market.

                 "Capitalized Lease" as to any Person shall mean (i) any lease of property, real or personal, the obligations under which are capitalized on the consolidated balance sheet of such Person and its Subsidiaries, and (ii) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

                 "Capitalized Lease Obligations" as to any Person shall mean all obligations of such Person and its Subsidiaries under or in respect of Capitalized Leases.

                 "Change in Law" shall have the meaning provided in Section 2.19(c).

                 "Closing Date" shall mean the date of this Agreement.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, together with all rules and regulations from time to time promulgated thereunder.

                 "Co-Lender" shall have the meaning provided in Section 9.9.

                 "Collateral" shall mean all property and interests in property now owned or hereafter acquired in or upon which a Lien has been or is purported or intended to have been granted under any of the Security Instruments or any of the other Loan Documents, including, without limitation, all Operating Leases (other than the Vagabond Leases), and all New Properties and Substitute Properties but excluding Release Properties.

                 "Collateral Agent" shall have the meaning provided in the first paragraph of this Agreement and any successor thereto.

                 "Collateral Agent Fees" shall mean the Custodial Fees and Collateral Agent Fees, each as defined in the Custodial Agreement, to which the Collateral Agent is entitled pursuant to the Custodial Agreement.

                 "Consent to Assignment, Subordination, Estoppel and Attornment Agreement" shall have the meaning provided in Section 3.1(a)(xx).

                 "Consolidated Interest Expense" means with respect to any Person for any period, interest accrued or payable by such Person and its Subsidiaries during such period in respect of Total Debt determined on a consolidated basis in accordance with GAAP.

                 "Contingent Obligation" as to any Person shall mean any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases (including Capitalized Leases), dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,(ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, solvency or other financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof: provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any accrued or accruable Contingent Obligation shall be determined in accordance with GAAP.

                 "Contract Rate" shall mean the rate or rates of interest (which rate shall include the applicable margin added thereto pursuant to the terms of this Agreement) per annum provided for in this Agreement which are applicable to the Loan from time to time so long as no Event of Default has occurred and in continuing. If more than one rate of interest is applicable to the Loan, then, unless the context indicates that the Contract Rate is to be determined for each Loan Portion, the Contract Rate shall be the average of such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%) with such average to be weighted according to the relative size of the Loan Portions to which such different rates are applicable. The determination of the Contract Rate by Lender, if made in good faith, shall be conclusive absent manifest error.

                 "Control" shall mean in (a) in the case of a corporation, ownership, directly or through ownership of other entities, of at least ten percent (10%) of all the voting stock (exclusive of stock which is voting only as required by applicable law or in the event of nonpayment of dividends and pays dividends only on a nonparticipating basis at a fixed or floating rate), and (b) in the case of any other entity, ownership, directly or through ownership of other entities, of at least ten percent (10%) of all of the beneficial equity interests therein (calculated by a method that excludes from equity interests, ownership interests that are nonvoting (except as required by applicable law or in the event of nonpayment of dividends or distributions) and pay dividends or distributions only on a non-participating basis at a fixed or floating rate) or, in any case, (c) the power directly or indirectly, to direct or control, or cause the direction of, the management policies of another Person, whether through the ownership of voting securities, general partnership interests, common directors, trustees, officers by contract or otherwise. The terms "controlled" and "controlling" shall have meanings correlative to the foregoing definition of "Control."

                 "Corporation" shall mean Starwood Lodging Corporation, a Maryland corporation.

                 "Corrective Action Plan" shall have the meaning provided in
Section 5.19(c).

                 "Custodial Agreement" shall have the meaning provided in
Section 9.9(e).

                 "Debt Service" means with respect to any Person for any period, the sum (without duplication) of (a) Consolidated Interest Expense of such Person for such period plus (b) scheduled principal amortization of Total Debt (other than the final balloon payments in connection with Indebtedness of such Person, unless past due) of such Person for such period (whether or not such payments are made).

                 "Default" shall mean any event, act or condition which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

                 "Default Rate" shall mean for each Loan Portion the lesser of
(a) the Maximum Legal Rate or (b) with respect to all then outstanding Eurodollar Portions, (i) the rate per annum determined by adding 2% to the Contract Rate applicable to the Loan immediately prior to an Event of Default until the expiration of the applicable Interest Periods and thereafter the rate per annum determined by adding 2% to the Base Rate, as from time to time is in effect; or (c) with respect to all then outstanding Base Rate Portions, the rate per annum determined by adding 2% to the Base Rate as from time to time in effect.

                 "Deferred Maintenance Reserve" shall have the meaning provided in Section 5.19(b).

                 "Deferred Maintenance Spending Requirement" shall have the meaning provided in Section 5.19(b).

                 "Distribution" shall mean any dividends (other than dividends payable solely in common stock),distributions, return of capital to any stockholders, general or limited partners or members, other payments, distributions or delivery of property or cash to stockholders, general or limited partners or members, or any redemption, retirement, purchase or other acquisition, directly or indirectly, of any shares of any class of capital stock now or hereafter outstanding (or any options or warrants issued with respect to capital stock), any general or limited partnership interest, or the setting aside of any funds for the foregoing.

                 "Dollars" and the symbol "$" each mean the lawful money of the United States of America.

                 "Domestic Lending Office" shall mean the office set forth in
Section 9.2 for Lender, or such other office as may be designated from time to time by written notice to Borrower.

                 "Draw Period" shall mean the period commencing on the date hereof and expiring on the Termination Date.

                 "EBITDA" shall mean with respect to any Person for any period, earnings (or losses) before interest and taxes of such Person and its Subsidiaries for such period plus, to the extent deducted in computing such earnings (or losses) before interest and taxes, depreciation and amortization expense, all as determined on a consolidated basis with respect to such Person and its Subsidiaries in accordance with GAAP; provided, however, EBITDA shall exclude earnings or losses resulting from (i) cumulative changes in accounting practices, (ii) discontinued operations, (iii) extraordinary items, (iv) net income of any entity acquired in a pooling of interest transaction for the period prior to the acquisition, (v) net income of a Subsidiary that is unavailable to the Borrower, (vi) net income not readily convertible into Dollars or remittable to the United States, (vii) net income from corporations, partnerships, associations, joint ventures or other entities in which the Borrower or a Subsidiary has a minority interest and in which Borrower does not have Control, except to the extent actually received.

                 "Employee Benefit Plan" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA (i) that is maintained by Borrower or any other Loan Party or (ii) with respect to which any such person has any obligation or liability, whether direct or indirect; provided, however, that "Employee Benefit Plan" shall not include any "multiemployer plan" as defined in section 4001(a)(3) of ERISA.

                 "Engineering Reports" shall have the meaning provided in
Section 3.1(o).

                 "Environmental Indemnity" shall have the meaning provided in
Section 3.1(a)(v).

                 "Environmental Reports" shall mean the written environmental site assessments, prepared by independent qualified environmental professionals acceptable to Lender in its reasonable discretion, prepared in accordance with Lender's then current guidelines, of each of the Real Property Assets, each of which assessments shall be in form and substance reasonably satisfactory to Lender and contain the information set forth in Section 3.1(k).

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute, together with all rules and regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any provisions of ERISA substituted therefor.

                 "ERISA Controlled Group" means any corporation or entity or trade or business or person that is a member of any group described in Section 414(b), (c), (m) or (o) of the Code of which Borrower, the REIT, the Partnership, the Corporation, HIC or any other Loan Party is a member.

                 "ERISA Indemnitee" shall have the meaning provided in Section 9.9(l).

                 "Estoppel Certificate" shall have the meaning provided in 3.1(e).

                 "Eurocurrency Reserve Requirements" shall mean, with respect to each day during an Interest Period for Eurodollar Portions, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Federal Reserve Board or other governmental authority or agency having jurisdiction with respect thereto for determining the maximum reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System. The parties acknowledge that the Eurocurrency Reserve Requirements as of the Closing Date are -0-%.

                 "Eurodollar Base Rate" shall mean, (a) for any Interest Period other than a Short Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) two (2) Business Days prior to the first day of such Interest Period for deposits in U.S. Dollars for a period equal to such Interest Period, and (b) for any Short Interest Period an interpolated rate per annum based on the closest comparable Interest Periods, which appear on the Telerate Page 314 as of 11:00 a.m. (London, England time) two (2) Business Days prior to the first day of such Short Interest Period. The determination of the Eurodollar Base Rate by Lender shall be conclusive absent manifest error.

                 "Eurodollar Lending Office" shall mean the office of Lender (or any Participant or Co-Lender) designated as such by Lender from time to time by written notice to Borrower.

                 "Eurodollar Portions" shall mean each portion of the Loan made and/or being maintained at a rate of interest calculated by reference to the Eurodollar Rate.

                 "Eurodollar Rate" shall mean with respect to each day during an Interest Period for Eurodollar Portions, a rate per annum equal to the Eurodollar Base Rate, or, if any Co-Lender is subject to Eurocurrency Reserve Requirements, whether or not such reserves are actually incurred or maintained, the average of the Eurodollar Base Rate and the Adjusted Eurodollar Base Rate, with such average to be weighted according to the percentage of the Eurodollar Portion subject to such Co-Lender's interest in the Loan and the balance of such Eurodollar Portion. The Adjusted Eurodollar Base Rate shall mean a rate per annum, determined for each day during an Interest Period in accordance with the following formula (rounded upwards to the nearest whole multiple of 1/16th of one percent):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                 "Eurodollar Rate Margin" shall mean 1.625% per annum.

                 "Event of Default" shall have the meaning provided in Section
7.

                 "Expense Cap" shall have the meaning provided in the Syndication Letter.

                 "Fee Letter" shall mean that certain letter dated the date hereof from Lehman Brothers Holdings Inc. to Borrower and the REIT.

                 "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

                 "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System as constituted from time to time, or any successor thereto in function.

                 "Fees" shall mean all amounts payable pursuant to Sections 2.15, 2.17 and 9.1.

                 "Financing Statement" shall have the meaning provided in
Section 3.1(h).

                 "Fixed Charges" means the amount of scheduled lease payments with respect to leasehold interests or obligations of the respective Person.

                 "Florida Note" shall have the meaning provided in Section
2.4(a).

                 "Florida Real Property Asset" shall mean that Pool 1 Real Property Asset located in the state of Florida.

                 "Franchise Agreements" shall mean the franchise agreements described in Schedule 3 (as such Schedule may be amended, from time to time) between the Partnership or HIC and the respective Franchisors pursuant to which the Partnership or HIC has the right to operate the hotel located on the related Real Property Asset under a name and/or hotel system controlled by such Franchisor and any other hotel or hospitality franchise agreement with respect to any New or Substitute Property.

                 "Franchisor" shall mean each of the franchisors under the Franchise Agreements described in Schedule 3, as such Schedule may be amended from time to time.

                 "Franchisor Estoppel and Recognition Letter" shall have the meaning provided in Section 3.1(a)(ix).

                 "Funding Costs" shall have the meaning provided in Section
2.17.

                 "Funds from Operations" shall mean consolidated net income
(loss) before extraordinary items, computed in accordance with GAAP, plus, to the extent deducted in determining net income (loss) and without duplication,
(i) gains (or losses) from debt restructuring and sales of property, (ii) non-recurring charges, (iii) provisions for losses, (iv) real estate related depreciation and amortization (excluding amortization of financing costs), and
(v) amortization of organizational expenses less, to the extent included in net income (loss), (a) non-recurring income and (b) equity income (loss) from unconsolidated partnerships and joint ventures less the proportionate share of funds from operations of such partnerships and joint ventures, which adjustments shall be calculated on a consistent basis.

                 "Furnished Information" shall have the meaning provided in
Section 4.15.

                 "GAAP" shall mean United States generally accepted accounting principles on the date hereof and as in effect from time to time during the term of this Agreement, and consistent with those utilized in the preparation of the financial statements referred to in Section 4.5.

                 "Gross Revenues" shall mean, with respect to any Real Property Asset for any period, all income, rents, room rates, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) and other items including without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, meeting rooms, bars, mini-bars, banquet rooms, recreation facilities, vending machines and concessions derived from the customary operation of such Real Property Asset.

                 "Group" shall have the meaning provided in the Preliminary Statement.

                 "Ground Lease" shall mean those ground leases, together with all amendments and modifications thereto, all as more particularly set forth on
Schedule 8 with respect to the Real Property Assets identified on such Schedule, as such Schedule may be amended from time to time.

                 "Ground Lease Estoppel" shall have the meaning provided in
Section 3.1(xiv).

                 "HIC" shall mean Hotel Investors Corporation of Nevada, a Nevada corporation.

                 "HIC Assignment of Contracts" shall have the meaning provided in Section 3.1(a)(xxvi).

                 "HIC Assignment of Leases and Rents" shall have the meaning provided in Section 3.1(a)(xxv).

                 "HIC Event of Default" shall have the meaning provided in
Section 7.1(j).

                 "HIC Guaranty" shall have the meaning provided in Section 3.1(a)(xxii).

                 "HIC Guaranty Security Agreement" shall have the meaning provided in Section 3.1(a)(xxiv).

                 "HIC Mortgage" shall have the meaning provided in Section 3.1(a)(xxiii).

                 "Increased Capital Costs" shall have the meaning provided in
Section 2.18.

                 "Indebtedness" of any Person shall mean, without duplication,
(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (iii) the outstanding amount drawn and unpaid under all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (iv) all indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed, (v) all Contingent Obligations of such Person, (vi) all Unfunded Benefit Liabilities of such Person, (vii) all actual payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements, (viii) all indebtedness and liabilities secured by any Lien or mortgage on any property of such Person, whether or not the same would be classified as a liability on a balance sheet, (ix) the liability of such Person in respect of banker's acceptances and the estimated liability under any participating mortgage, convertible mortgage or similar arrangement, (x) the aggregate amount of rentals or other consideration payable by such Person in accordance with GAAP over the remaining unexpired term of all Capitalized Leases, (xi) all final, non-appealable judgments or decrees by a court or courts of competent jurisdiction entered against such Person, (xii) all indebtedness, payment obligations, contingent obligations, etc. of any partnership in which such Person holds a general partnership interest, and (xiii) all obligations, liabilities, reserves and any other items which are listed as a liability on a balance sheet of such Person determined on a consolidated basis in accordance with GAAP, but excluding all general contingency reserves and reserves for deferred income taxes and investment credit.

                 "Indemnitee" shall have the meaning provided in Section
9.1(c).

                 "Initial Assets" shall mean the Real Property Assets described on Schedule 1 as of the date hereof.

                 "Initial Facility Amount" shall mean U.S. $75,000,000.00.

                 "Initial Minimum Spending Requirement" shall have the meaning provided in Section 5.19(a).

                 "Initial Replacement Reserve" shall have the meaning provided in Section 5.19(a).

                 "Intercompany Debt" shall mean the indebtedness owed by the Partnership, HIC, or any other Person listed on Schedule 9, to Borrower, all as more particularly described in Schedule 9.

                 "Intercompany Debt Subordination Agreement" shall have the meaning provided in Section 3.1(a)(xiii).

                 "Intercompany Loan Documents" shall mean the notes, leasehold mortgages and other security documents evidencing and/or securing the Intercompany Debt.

                 "Intercreditor Agreement" shall have the meaning provided in
Section 9.4.

                 "Interest Period" shall have the meaning provided in Section
2.6.

                 "Lehman Additional Commitment" shall have the meaning provided in the Syndication Letter.

                 "Licenses" shall have the meaning provided in Section 4.18.

                 "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

                 "Loan" shall mean, in the aggregate, the Advances made to Borrower under this Agreement and the Note and the Swing Line Note, without duplication, pursuant to the terms hereof, the aggregate principal amount of which shall not exceed the Available Facility Amount.

                 "Loan Documents" shall mean this Agreement, the Notes, the Security Instruments, the Environmental Indemnity, the Assignment of Leases and Rents, the Assignment of Contracts, each Financing Statement filed in connection herewith, the Security Agreement, the Franchisor Estoppel and Recognition Letter, the Intercompany Debt Subordination Agreement, Subordination, Non-disturbance and Attornment Agreements, the Vagabond Subordination and Non-Disturbance Agreement, the Partnership Guaranty, the Partnership Guaranty Security Agreement, the Partnership Mortgage, the Partnership Guaranty Assignment of Leases and Rents, the Partnership Assignment of Contracts, the Consent to Assignment, Subordination, Estoppel and Attornment Agreement, the HIC Guaranty, the HIC Guaranty Security Agreement, the HIC Mortgage, the HIC Guaranty Assignment of Leases and Rents, the HIC Assignment of Contracts, the Fee Letter, the Syndication Letter, and any other documents or instruments evidencing, securing or guaranteeing the Loan or perfecting Lender's Lien in the Collateral.

                 "Loan Party" shall mean, individually and collectively, as the context requires, the REIT, the Partnership, the Corporation and HIC; provided, however, that in the event that Lender has released its Liens against all of the Collateral pledged by one or more of such parties, then such party or parties, as of the effective date of such release, shall no longer be included in the definition of Loan Party.

                 "Loan Portion" shall mean each Base Rate Portion and each Eurodollar Portion of the Loan.

                 "Loan to Value Ratio" shall have the meaning provided in
Section 5.20.

                 "Loan to Value Ratio Covenant" shall have the meaning provided in Section 5.20.

                 "Major Lease" shall have the meaning provided in Section 3.7 of the Security Instrument.

                 "Margin Stock" shall have the meaning provided such term in Regulation U and Regulation G of the Federal Reserve Board.

                 "Material Adverse Effect" shall mean any condition which has a material adverse effect upon (i) the business, operations, properties, assets, corporate structure or financial condition of Borrower, the REIT, the Partnership, or the Corporation, individually or taken as a whole, (ii) the ability of Borrower, the REIT, the Partnership, or the Corporation to perform any of the Obligations, (iii) the validity or enforceability of any of the Loan Documents, or (iv) the ability of Borrower or the REIT to meet any of the obligations under the Whole Loan Facility.

                 "Maturity Date" shall mean October 1, 1998 or such earlier date on which the principal balance of the Loan and all other sums due in connection with the Loan shall be due as a result of the acceleration of the Loan.

                 "Maximum Facility Amount" shall mean up to U.S. $135,000,000.00, provided that the Syndication occurs pursuant to Section 9.9(k) or the Lehman Additional Commitment is provided pursuant to the terms of the Syndication Letter; if the Syndication does not occur pursuant to Section 9.9(k) or the Lehman Additional Commitment is not provided, the Maximum Facility Amount shall mean $75,000,000.00; in either case, as such amount shall be reduced pursuant to Sections 2.9 or 2.21 or otherwise pursuant to the terms and conditions of this Agreement.

                 "Maximum Legal Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the Security Instruments or other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

                 "Minimum Net Worth" shall have the meaning provided in Section 5.16.

                 "Minimum Replacement Reserve" shall have the meaning provided in Section 5.19(a).

                 "Minimum Spending Requirement" shall have the meaning provided in Section 5.19(a).

                 "Minimum Threshold" shall have the meaning provided in Section 3.2(g).

                 "Multiemployer Plan" shall mean a "pension plan" as defined in
Section 3(2) of ERISA which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                 "Net Book Value" shall mean the book value of all of a Person's assets that is reflected on such Person's consolidated financial statements, including adjustment or allowance for depreciation and amortization and calculated in accordance with GAAP.

                 "Net Operating Income" shall mean for any period (i) with respect to each Real Property Asset other than the Vagabond Inns, the lesser of
(a) Property Net Cash Flow or (b) 200% of Operating Lease Payments; notwithstanding the foregoing, in the event that the Franchise Agreement with respect to any Real Property Asset has been terminated or has expired after the date hereof, and Borrower has not entered into a replacement Franchise Agreement with a comparable Franchisor reasonably satisfactory to Lender, the Net Operating Income from such Real Property Asset shall be deemed equal to the lesser of (1) 50% of Property Net Cash Flow and (2) 200% of Adjusted Operating Lease Payments for such Real Property Asset and (ii) with respect to the Vagabond Inns, Operating Lease Payments.

                 "New Property" shall have the meaning provided in Section
2.22.

                 "Non-Competition Agreement" means Section 6.6 of that certain Formation Agreement, dated as of November 11, 1994, by and among the REIT (formerly Hotel Investors Trust), the Corporation (formerly Hotel Investors Corporation), the Group and Berl Holdings, L.P., Starwood-Apollo Hotel Partners VIII, L.P., Starwood-Apollo Hotel Partners IX, L.P., Starwood-Nomura Hotel Investors, L.P., Starwood/Wichita Investors, L.P., Starwood-Huntington Partners, L.P. and Woodstar Partners I, L.P. (collectively, the "Starwood Partners") as amended by that certain Amendment No. 1 to Formation Agreement, dated as of July 6, 1995, by and among the REIT, the Corporation, the Group and the Starwood Partners.

                 "Non-use Fee" shall have the meaning provided in Section 2.15.

                 "Non-use Fee Due Date" shall mean the date which is five (5) Business Days after the date Lender has furnished Borrower with an invoice showing the amount of the Non-use Fee and a detailed calculation of the same.

                 "Note" or "Notes" shall have the meaning provided in Section 2.4(a).

                 "Note A" shall have the meaning provided in Section 2.4(a).

                 "Note B" shall have the meaning provided in Section 2.4(a).

                 "Note C" shall have the meaning provided in Section 2.4(a).

                 "Note D" shall have the meaning provided in Section 2.4(a).

                 "Notice of Borrowing" shall have the meaning provided in
Section 2.2(a).

                 "Notice of Conversion or Continuation" shall have the meaning provided in Section 2.8(b).

                 "Notice of Swing Line Advance" shall have the meaning provided in Section 2.2(b).

                 "Obligations" shall mean all payment, performance and other obligations, liabilities and indebtedness of every nature of (i) Borrower and the REIT, without duplication, from time to time owing to Lender or any Co-Lender under or in connection with this Agreement or any other Loan Document, or (ii) the other Loan Parties under or in connection with the Security Instruments or any other Loan Document.

                 "Operating Expenses" shall mean, with respect to any Real Property Asset, for any given period (and shall include the pro rata portion for such period of all such expenses attributable to, but not paid during, such period), all expenses paid, accrued, or payable, as determined in accordance with GAAP and the Uniform System of Accounts by Borrower and the Partnership or HIC, as the case may be, during that period in connection with the operation of such Real Property Asset for which it is to be determined, including without limitation:

                 (i) expenses for cleaning, repair, maintenance, decoration and painting of the such Real Property Asset (including, without limitation, parking lots and roadways), net of any insurance proceeds in respect of any of the foregoing;

                 (ii) wages (including overtime payments), benefits, payroll taxes and all other related expenses for Borrower's, the Partnership's or HIC's, as the case may be, on-site personnel, up to and including (but not above) the level of the on-site manager, engaged in the repair, operation and maintenance of such Real Property Asset and service to tenants and on- site personnel engaged in audit and accounting functions performed by Borrower, the Partnership or HIC;

                 (iii) management fees pursuant to the Management Agreement providing for fees not exceeding market and approved by Lender in its reasonable discretion, but in no event less than the percentage of Gross Revenues set forth on Schedule 14 with respect to the applicable Real Property Asset. Such fees shall include all fees for management services whether such services are performed at such Real Property Asset or off-site;

                 (iv) Franchise fees, reservation fees and other royalties or similar payments due under the Franchise Agreements, not exceeding market and approved by Lender in its reasonable discretion, but in no event less than the percentage of gross room revenues set forth on
         Schedule 14 with respect to the applicable Real Property Asset; if no percentage is set forth, the calculation of Operating Expenses shall be based on the actual franchise fees, if any;

                 (v) the cost of all electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, utility or similar item and the cost of building and cleaning supplies;

                 (vi) the cost of any leasing commissions and tenant concessions or improvements payable by Borrower, the Partnership, HIC or any Loan Party pursuant to any leases which are in effect for such Real Property Asset at the commencement of that period as such costs are recognized in accordance with GAAP, but on no less than a straight line basis over the remaining term of the respective Lease, exclusive of any renewal or extension or similar options;

                 (vii) rent, liability, casualty, fidelity, errors and omissions, dram shop liability, workmen's compensation and other required insurance premiums;

                 (viii) legal, accounting and other professional fees and expenses;

                 (ix) the cost (including leasing and financing) of all equipment to be used in the ordinary course of business, which is not capitalized in accordance with GAAP;

                 (x)      real estate, personal property and other taxes;

                 (xi)     advertising and other marketing costs and expenses;

                 (xii) casualty losses to the extent not reimbursed by an independent third party; and

                 (xiii) all amounts that should be reserved, as reasonably determined by Borrower, the Partnership or HIC, as the case may be, with approval by Lender in its reasonable discretion, for repair or maintenance of the Real Property Asset and to maintain the value of the Real Property Asset including replacement reserves of no less than 4% of Gross Revenues.

         Notwithstanding the foregoing, Operating Expenses shall not include (i) depreciation or amortization or any other non-cash item of expense unless approved by Lender; (ii) interest, principal, fees, costs and expense reimbursements of Lender in administering the Loan but not in exercising any of its rights under this Agreement or the Loan Documents; (iii) any expenditure (other than leasing and financing costs, leasing commissions, tenant concessions and improvements, and replacement reserves) which is properly treatable as a capital item under GAAP; or (iv) Operating Lease Payments.

                 "Operating Lease Payments" shall mean the rent due and payable to Borrower under the Operating Leases, including, without limitation, all Base Rent, Basic Rent and all Percentage Rent but excluding Additional Rent (as each term is defined in the Operating Leases).

                 "Operating Leases" shall mean those operating leases between Borrower as lessor and the Partnership or HIC as lessee with respect to each Real Property Asset as set forth on Schedule 10, (as such Schedule may be amended from time to time) and any other operating lease in the same form between Borrower and the Partnership or HIC, if applicable, with respect to any New or Substitute Property except that with respect to the Vagabond Inns, it shall mean the Vagabond Leases.

                 "Participant" shall have the meaning provided in Section 9.9.

                 "Partnership" means SLC Operating Limited Partnership, a Delaware limited partnership.

                 "Partnership Assignment of Contracts" shall have the meaning provided in Section 3.1(a)(xix).

                 "Partnership Assignment of Leases and Rents" shall have the meaning provided in Section 3.1(a)(xviii).

                 "Partnership Guaranties" shall have the meaning provided in
Section 3.1(a)(xv).

                 "Partnership Guaranty Security Agreement" shall have the meaning provided in Section 3.1(a)(xvii).

                 "Partnership Mortgage" shall have the meaning provided in
Section 3.1(a)(xvi).

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

                 "Permitted Financing" shall mean leases, licenses or financing arrangements with respect to signage, televisions, audio-visual equipment, office supplies, computers, reservation systems, telephone systems, or vans for which aggregate annual lease payments, license fees and debt service is less than the amount per annum set forth for each Real Property Asset on Schedule 11. For each Real Property Asset, such amount is an aggregate limit for that Real Property Asset on all leasing, licensing or financing by the Partnership, HIC and Borrower. The licensing arrangement between Lodge Net Entertainment Corporation and Hotel Investors Corporation (the predecessor of the Corporation), dated August 30, 1994 as more fully described on Schedule 11A, shall also be deemed a Permitted Financing and is not subject to the per annum limitations set forth on Schedule 11.

                 "Permitted Liens" shall have the meaning provided in Section
6.3.

                 "Person" shall mean and include any individual, partnership, joint venture, firm, corporation, limited liability company, association, company, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

                 "Personal Property" shall mean all Equipment, Inventory and Fixtures, each as defined in the Security Agreement.

                 "Plan" means any employee benefit plan covered by Title IV of ERISA or subject to Section 412 of the Code or Section 302 of ERISA (i) that is maintained by Borrower or any other Loan Party or (ii) with respect to which any such person has or may have any obligation or liability, whether direct or indirect; provided, however, that "Plan" shall not include any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                 "Plan Asset Entity" shall mean any "employee benefit plan" as defined in ERISA, any "plan" as defined in Section 4975 of the Code, and any entity any portion or all of the assets of which are deemed pursuant to United States Department of Labor Regulation Section 2510.3-101 or otherwise pursuant to ERISA or the Code to be, for any purpose of ERISA or Section 4975 of the Code, assets of any such "employee benefit plan" or "plan" which invests in such entity.

                 "Pool" shall mean, individually or collectively, as the context requires, Pool 1, Pool 2, Pool 3 and Pool 4 Real Property Assets and the related Note.

                 "Pool 1 Real Property Assets" shall mean those Real Property Assets set forth on Schedule 2A designated as such, as the same may be adjusted in accordance with the terms of this Agreement.

                 "Pool 2 Real Property Assets" shall mean those Real Property Assets set forth on Schedule 2B designated as such, as the same may be adjusted in accordance with the terms of this Agreement.

                 "Pool 3 Real Property Assets" shall mean those Real Property Assets set forth on Schedule 2C designated as such, as the same may be adjusted in accordance with the terms of this Agreement.

                 "Pool 4 Real Property Assets" shall mean those Real Property Assets set forth on Schedule 2D designated as such, as the same may be adjusted in accordance with the terms of this Agreement.

                 "Property Net Cash Flow" shall mean, with respect to any Real Property Asset, the Gross Revenues derived from the customary operation of such Real Property Asset during the period in question, less Operating Expenses attributable to such Real Property Asset for such period, and shall include only the Gross Revenues and other such income actually received and earned, in accordance with GAAP, including any rent loss or business interruption insurance proceeds, and laundry, parking or other vending or concession income, which are actually received or accrued in accordance with GAAP attributable to such Real Property Asset during the twelve (12) month period ending at the end of the calendar month for which the Property Net Cash Flow is being calculated, as set forth on operating statements satisfactory to Lender. Property Net Cash Flow shall be calculated in accordance with customary accounting principles applicable to real estate and in accordance with the Uniform System of Accounts. Notwithstanding the foregoing, Property Net Cash Flow shall not include (i) any condemnation or insurance proceeds (excluding rent or business interruption insurance proceeds), (ii) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any portion of the Real Property Asset for which it is to be determined, (iii) amounts received from tenants as security deposits, (iv) amounts received as advance reservation deposits unless earned in accordance with GAAP, and (v) any type of income otherwise included in Property Net Cash Flow but paid directly by any tenant to a Person other than Borrower, or the Partnership or HIC or their respective agents or representatives.

                 "Quality Assurance Reports" shall have the meaning provided in
Section 5.1(d).

                 "REIT" shall have the meaning set forth in the opening paragraph of this Agreement.

                 "Real Property Assets" shall mean the real property described on Schedule 2, including the Pool 1, Pool 2, Pool 3 and Pool 4 Real Property Assets, including all of the Collateral relating to such Real Property Assets and each New Property and Substitute Property, that, in each case is encumbered by a Mortgage or a Substitute Mortgage and the other Loan Documents; notwithstanding the foregoing, however, upon the release by Lender of the Lien against all of the Collateral relating to a Real Property Asset, such Real Property Asset, as of the effective date of such release, shall no longer be included within the definition of all of the Real Property Assets, Pool 1, Pool 2, Pool 3 or Pool 4 Real Property Assets, as applicable.

                 "Recording Taxes" shall have the meaning provided in Section 3.2(h).

                 "Refunded Swing Line Advances" shall have the meaning provided in Section 2.10(a).

                 "Register" shall have the meaning provided in Section 9.9.

                 "Regulation D" shall mean Regulation D of the Federal Reserve Board as from time to time in effect and any successor to all or any portion thereof.

                 "Related Schedules" shall have the meaning provided in Section 2.21(a).

                 "Release Property" shall have the meaning provided in Section 2.21.

                 "Relevant BBC Date" shall have the meaning provided in Section 5.15.

                 "Relevant LTV Date" shall have the meaning provided in Section 5.20.

                 "Reportable Event" has the meaning set forth in Section 4043(c)(3), (5), (6) or (13) of ERISA (other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations).

                 "Required Lenders" shall mean (i) the Lender and (ii) Co-Lenders (including the Swing Line Lender) which in the aggregate own a direct pro rata ownership interest in the Loan of 66-2/3% or more.

                 "Security Agreement" shall have the meaning provided in Section 3.1(a)(x).

                 "Security Instruments" shall have the meaning provided in
Section 3.1(a)(iii).

                 "Senior Lenders" shall mean the Lender, each Co-Lender, and their respective successors and assigns.

                 "Short Interest Period" shall mean any Interest Period that begins on a day other than the first Business Day of any calendar month and which shall end on the day that immediately precedes the first Business Day of the next succeeding calendar month following the commencement of such Short Interest Period.

                 "Solvent" as to any Person shall mean that (i) the sum of the assets of such Person, at a fair valuation based upon appraisals or comparable valuation, will exceed its liabilities, including contingent liabilities, (ii) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (iii) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or
(y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed in accordance with GAAP at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

                 "Subordination, Attornment and Non-Disturbance Agreement" shall have the meaning provided in Section 3.1(a)(xi).

                 "Subsidiary" of any Person shall mean and include (i) any corporation Controlled by such Person, directly or indirectly through one or more intermediaries, and (ii) any partnership, association, joint venture or other entity Controlled by such Person, directly or indirectly through one or more intermediaries and (iii) all of the parties listed as Subsidiaries on
Schedule 3.

                 "Substitute Mortgage" shall have the meaning provided in
Section 2.21.

                 "Substitute Property" shall have the meaning provided in
Section 2.21.

                 "Swing Line Advance" shall mean any Advance (or readvance) of the Loan that is evidenced by the Swing Line Notes.

                 "Swing Line Lender" shall mean the Co-Lender designated as the Swing Line Lender upon the closing of the Syndication to provide Swing Line Advances.

                 "Swing Line Note" shall mean have the meaning provided in
Section 2.4(b).

                 "Swing Line Participation Certificate" shall have the meaning provided in Section 2.10(b).

                 "Syndication" shall have the meaning provided in Section
9.9(k).

                 "Syndication Letter" shall have the meaning provided in
Section 9.9(k).

                 "Taxes" shall have the meaning provided in Section 2.19.

                 "Telerate Page 314" means the display designated as "Page 314" on the Telerate Service (or such other page as may replace Page 314 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

                 "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

                 "Tenant Estoppel Certificate" shall have the meaning provided in Section 3.1(a)(vii).

                 "Termination Date" shall mean the date on which the earliest of the following occurs: (i) the Non-Competition Agreement expires or otherwise terminates and the Required Lenders elect to terminate the Draw Period and make no further advances; (ii) Borrower is in breach of the covenants contained in Sections 5.26 and 6.4, and the Required Lenders elect to terminate the Draw Period and make no further Advances or (iii) the Maturity Date.

                 "Termination Event" shall mean (i) a Reportable Event, or (ii) the initiation of any action by Borrower, the REIT, any member of Borrower's, the REIT's or any other Loan Party's ERISA Controlled Group or any other person to terminate a Plan or the treatment of an amendment to Plan as a termination under ERISA, in either case, which could result in liability to Borrower, the REIT or any Loan Party, (iii) the institution of proceedings by the PBGC under
Section 4042 of ERISA to terminate a Plan or to appoint a trustee to administer any Plan, (iv) any partial or total withdrawal from a Multiemployer Plan which in either case, could result in liability to Borrower, the REIT or any Loan Party or (v) the taking of any action that would require Security to the Plan under Section 401(a)(29) of the Code.

                 "Title Policy" shall have the meaning provided in Section
3.1(i).

                 "Title Searches" shall have the meaning provided in Section
5.14.

                 "Total Debt" means with respect to any Person at any time, all Indebtedness of such Person and its Subsidiaries as determined on a consolidated basis in accordance with GAAP.

                 "Transaction Costs" shall mean all costs and expenses paid or payable by Borrower or any other Loan Party relating to the Transactions including, without limitation, the costs and expenses of Lender in conducting its due diligence with respect to the Transactions, financing fees, commitment fees, advisory fees, appraisal fees, legal fees, accounting fees, title insurance premiums, recording charges and taxes, mortgage recording taxes, intangibles taxes, documentary taxes, stamp taxes or similar taxes and the Collateral Agent Fees, whether directly or as reimbursement to Lender or to the Collateral Agent. Borrower's and the REIT's obligation to pay Transaction Costs which are costs and expenses of the Lender in connection with the closing of the Initial Facility Amount and the Syndication (including any upfront fees due to the Collateral Agent) is subject to the terms of the Syndication Letter and the Expense Cap.

                 "Transactions" shall mean each of the transactions contemplated by the Loan Documents.

                 "Transferee" shall have the meaning provided in Section 9.7.

                 "Treasury Rate" shall mean the semi-annual yield (without de-compounding), as reported in The Wall Street Journal (of if such rate is not published therein, in the Federal Reserve Statistical Release H.15 - Selected Interest Rates under the heading "U.S. Government Securities/Treasury constant maturities") on the date of the Available Borrowing Base calculation (provided, however, if such date is not a Business Day, then on the next succeeding Business Day) for the current U.S. Treasury security with a maturity date most closely approximating the date which is 10 years from such date of calculation, plus 3.25%. In the event such rate is not published in either The Wall Street Journal or Release H.15, Lender shall select a comparable publication to determine the Treasury Rate.

                 "Type" shall mean the type of any portion of the Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Portion or a Eurodollar Portion.

                 "UCC Searches" shall have the meaning provided in Section
3.1(g).

                 "Unfunded Benefit Liabilities" means with respect to any Plan at a particular time, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan as defined in Section 4001(a)(16) of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan (on the basis of assumptions prescribed by the PBGC for the purpose of Section 4044 of ERISA).

                 "Uniform System of Accounts" mean the Uniform System of Accounts for Hotels as approved by the American Hotel and Motel Association (as in effect from time to time) applied on a consistent basis.

                 "Vagabond Inns" shall mean those Real Property Assets identified as Vagabond Inns on Schedule 2B.

                 "Vagabond Leases" shall mean those three leases described on
Schedule 10 between Borrower as lessor and Imperial Hotels Corporation as lessee with respect to the Vagabond Inns.

                 "Vagabond Subordination and Non-Disturbance Agreement" shall have the meaning provided in Section 3.1(a)(xxi).

                 "Whole Loan Facility" means that certain Mortgage Loan Funding Facility made by Lehman Commercial Paper Inc. to Borrower and SLT Realty Company, L.L.C., dated July 25, 1995.

                 SECTION 2.       AMOUNT AND TERMS OF REVOLVING CREDIT FACILITY.

                 Section 2.1 Advances. (a) Subject to and upon the terms and conditions herein set forth, Lender (and each Co-Lender) agrees, at any time and from time to time on and after the Closing Date and prior to the Termination Date, to make its pro rata share of Advances to Borrower, and the Swing Line Lender agrees, at any time and from time to time after the Syndication occurs and prior to the Termination Date, to make Swing Line Advances to the Borrower, which Advances with respect to each Note (including all Swing Line Advances) shall not exceed in aggregate principal amount at any time outstanding, the Available Facility Amount for such Note at such time.

                 (b)      Advances may be voluntarily prepaid pursuant to
Section 2.11, and, subject to the other provisions of this Agreement, including, without limitation, Sections 2.9, 2.10, 2.12 and 2.21, any amounts so prepaid may be reborrowed prior to the Termination Date. All outstanding Advances shall mature on the Maturity Date, without further action on the part of Lender or any Co-Lender.

                 (c) Each Advance of the Loan (other than a Swing Line Advance) shall be in the aggregate minimum amount of One Million Dollars (U.S. $1,000,000.00) or any integral multiple of Five Hundred Thousand Dollars (U.S. $500,000.00) in excess thereof. Each Swing Line Advance shall be in the aggregate minimum amount of Two Hundred Fifty Thousand Dollars (U.S. $250,000.00) or any integral multiple of Fifty Thousand Dollars (U.S. $50,000.00) in excess thereof. No Advance shall be made after the Termination Date.

                 (d) The aggregate principal amount at any time outstanding under all Notes shall not exceed the Aggregate Available Facility Amount at such time for such Notes and the aggregate principal amount at any time outstanding under each Note shall not exceed the Available Facility Amount for such Note. Borrower may choose the Notes under which an Advance shall be made, provided, however, that (i) the initial Advance will be made under the Florida Note up to the principal amount of the Florida Note and under Note A-1, up to, in the aggregate, the Available Facility Amount for Note A; and (ii) in the event that the funding of an Advance would cause the principal amount of the Note Borrower has designated for such Advance to exceed the Available Facility Amount for such Note, or if Borrower fails to make such a designation, the excess amount of such Advance shall be funded under the other Notes in the following manner and priority: first, under Note A, up to the Available Facility Amount for Note A, second, under Note B, up to the Available Facility Amount for Note B, third, under Note C; up to the Available Facility Amount for Note C, and fourth, under Note D, up to the Available Facility Amount for Note
D. The portion of the aggregate principal balance of the Aggregate Available Facility Amount evidenced by the Swing Line Notes shall not exceed, in the aggregate U.S. $10,000,000.00.

                 (e) The obligation of Lender and each Co-Lender to make their pro rata share of each Advance of the Loan is several and not joint. Neither Lender nor any Co-Lender shall be liable for the failure of any other Co-Lender to fund its pro rata share of any Advance hereunder provided that such Co-Lender has executed and delivered an Assignment and Assumption Agreement. Except as provided in Section 2.10, no Lender or Co-Lender other than the Swing Line Lender shall have any obligation to make a Swing Line Advance.

                 Section 2.2 Notice of Borrowing. (a) Whenever Borrower desires an Advance hereunder (other than a Swing Line Advance), it shall give Lender at Lender's Office prior to 11:00 A.M., New York City time, at least three (3) Business Days' prior facsimile, or telephonic notice (promptly confirmed in writing) of each Advance to be made hereunder. Each such notice (a "Notice of Borrowing") (i) shall be irrevocable, (ii) shall be executed by the general partner of Borrower or a senior executive officer of Borrower,
(iii) shall specify (x) the aggregate principal amount of the requested Advance, (y) the date of the Advance, (which shall be a Business Day) and (z) the initial Interest Period to be applicable thereto, or, if such Advance is not a Eurodollar Portion, that such Advance shall be a Base Rate Portion, (iv) the Note under which the Advance will be made, (v) shall certify that, taking into account the amount of the requested Advance, no Default or Event of Default has occurred and is continuing, and all provisions of the Loan Documents including, but not limited to, the Available Borrowing Base Covenant with respect to each Note and the Loan to Value Ratio Covenant with respect to each Pool will be complied with after giving effect to such Advance, and (vi) shall be in the form annexed hereto as Exhibit "A-1". Lender shall, upon determining the Eurodollar Rate for any Interest Period, promptly notify Borrower thereof. Notwithstanding the foregoing, if Borrower requests an Advance to cure a default under the Whole Loan Facility, Borrower may request such Advance one (1) Business

Day prior to the date of the requested Advance provided that in addition to compliance with the conditions of this Section 2.2(a), such Advance shall be a Base Rate Portion and Borrower certifies, in writing, that such Advance shall be used solely for the purpose of curing such default under the Whole Loan Facility and authorizes and directs Lender to make such Advance directly to, or for the account of, Lehman Commercial Paper, Inc.

                 (b) Whenever Borrower desires a Swing Line Advance hereunder, it shall give Lender and Swing Line Lender at Lender's Office and Swing Line Lender's Office prior to 11:00 A.M. New York City time, on the date that the Swing Line Advance is to be made, which shall be a Business Day, facsimile or telephonic notice (confirmed in writing prior to 12:00 noon, New York City Time on the same day). Each such notice (a "Notice of Swing Line Advance") (i) shall be irrevocable, (ii) shall be executed by the general partner of Borrower or a senior executive officer of Borrower (iii) shall specify the aggregate principal amount of the requested Swing Line Advance, (iv) shall specify the date of the Swing Line Advance, which shall be a Business Day, (v) shall certify that, taking into account the amount of the requested Swing Line Advance, no Default or Event of Default has occurred and is continuing, and all provisions of the Loan Documents including, but not limited to, the Available Borrowing Base Covenant with respect to each Note and the Loan to Value Ratio Covenant with respect to each Pool will be complied with after giving effect to such Swing Line Advance, and (vi) shall be in the form annexed hereto as Exhibit "A-2." Each Swing Line Advance shall be a Base Rate Portion and shall be allocated pro-rata among the four Swing Line Notes.

                 Section 2.3 Disbursement of Funds. No later than 2:00 P.M., New York City time on the date specified in each Notice of Borrowing, provided all conditions precedent to the making of such Advance have been complied with, and further provided that Lender has received, in immediately available federal funds, each Co-Lender's pro rata share of such Advance from each Co-Lender, (or, in the case of a Swing Line Advance, Lender has received in immediately available funds the amount of the Swing Line Advance from the Swing Line Lender), Lender will make available to Borrower by disbursing to or at the direction of Borrower, the amount of the requested Advance. If Lender has not received from any Co-Lender such Co-Lender's pro rata share of such Advance, Lender shall nonetheless disburse the portion of the Advance received by Lender, together with Lender's pro rata share of such Advance, pursuant to this Section 2.3.

                 Section 2.4 The Note. (a) Borrower's and the REIT's obligation to pay the principal of, and interest on, the Loan shall be evidenced by (i) the promissory note (as amended, modified, supplemented, extended or consolidated, "Note A-1") duly executed and delivered by Borrower and the REIT substantially in the form of Exhibit "B-1" hereto in a principal amount equal to $103,954,000.00, and the amended and restated renewal note (as amended, modified, supplemented, extended or consolidated, the "Florida Note") duly executed and delivered by Borrower substantially in the form of Exhibit "B-2" hereto, in a principal amount equal to

$3,400,000.00, (Note A-1 and the Florida Note hereinafter referred to together as "Note A") (ii) the promissory note (as amended, modified, supplemented, extended or consolidated, "Note B") duly executed and delivered by Borrower and the REIT substantially in the form of Exhibit "B-1" hereto in a principal amount equal to $8,753,000.00, (iii) the promissory note (as amended, modified, supplemented, extended or consolidated, "Note C") duly executed and delivered by Borrower and the REIT substantially in the form of Exhibit "B-1" hereto in a principal amount equal to $13,235,000.00, and (iv) the promissory note (as amended, modified, supplemented, extended or consolidated, "Note D") duly executed and delivered by Borrower and the REIT substantially in the form of Exhibit "B-1" hereto in a principal amount equal to $5,658,000.00 (Note A, Note B, Note C and Note D individually a "Note" and collectively, together with any related Swing Line Note, as the context may require, hereinafter referred to as the "Notes") with blanks in each Note appropriately completed in conformity herewith. Each Note shall (i) be payable to the order of Lender, (ii) be dated the Closing Date, and (iii) mature on the Maturity Date. After the Syndication, if required by a Co-Lender, Borrower and (except for the Florida Note) the REIT hereby agree to execute for each Note a supplemental Note in the principal amount of such Co-Lender's pro rata share of each Note substantially in the form of Exhibit "B-1" hereto, with blanks appropriately completed, and each such supplemental Note shall (i) be payable to order of Lender, as Agent, on account of such Co-Lender, (ii) be dated as of the Closing Date, and (iii) mature on the Maturity Date. Each such supplemental Note shall evidence a portion of the existing indebtedness hereunder and not any new or additional indebtedness of Borrower.

                 (b) Borrower's and the REIT's obligation to pay the principal of, and interest on the Swing Line Advances shall be evidenced by a promissory note duly executed and delivered by Borrower and the REIT, substantially in the form of Exhibit B-2 hereto (the "Swing Line Notes"), supplementing Note A-1, in the principal amount of $10,000,000.00. The Swing Line Note shall be a supplemental Note with respect to Note A-1 and shall evidence a portion of the indebtedness under Note A-1 and not evidence any new or additional indebtedness of Borrower or the REIT. The Swing Line Note shall
(i) be payable to order of Lender, as Agent, on account of the Swing Line Lender or, at the Swing Line Lender's option, to the order of the Swing Line Lender, (ii) be dated as of the date the Syndication occurs, and (iii) mature on the Maturity Date.

                 (c) Lender is hereby authorized, at its option, (i) to endorse on the schedule attached to each Note (including the Swing Line Note) (or on a continuation of such schedule attached to each such Note and made a part thereof) an appropriate notation evidencing the date and amount of each Advance evidenced thereby (including the Swing Line Lender in the case of Swing Line Advances), and the date and amount of each principal and interest payment in respect thereof, and/or (ii) to record such Advances and such payments in its books and records. Such schedule or such books and records, as the case may be, shall be conclusive and binding on

Borrower absent manifest error provided that the failure to make any notation shall not affect the obligations of Borrower or the REIT or the rights of Lender or any Co-Lender hereunder.

                 Section 2.5 Interest. (a) Borrower and (except with respect to the Florida Note) the REIT shall pay interest in respect of the unpaid principal amount of each Base Rate Portion from the date of the making of such Base Rate Portion until such Base Rate Portion shall be paid in full, or converted to a Eurodollar Portion, at a rate per annum which shall be equal to the sum of the Base Rate Margin plus the Base Rate in effect from time to time, such rate to change automatically and without notice as and when the Base Rate changes.

                 (b)      Borrower and (except with respect to the Florida
Note) the REIT shall pay interest in respect of the unpaid principal amount of each Eurodollar Portion from the date of the making of such Eurodollar Portion until such Eurodollar Portion shall be paid in full, continued as a Eurodollar Portion or converted to a Base Rate Portion, at a rate per annum which shall be equal to the sum of the Eurodollar Rate Margin plus the relevant Eurodollar Rate.

                 (c)      Intentionally Omitted.

                 (d) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of the Loan and, to the extent permitted by law, overdue interest in respect of the Loan, shall bear interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

                 (e) Interest on the Loan shall accrue from and including the date of each Borrowing thereof to but excluding the date of any repayment thereof (provided that any Advance borrowed and repaid on the same day shall accrue one day's interest) and Borrower and (except with respect to the Florida
Note) the REIT shall pay such interest (i) in respect of each Base Rate Portion, (A) monthly in arrears on the first day of each month, (B) on the date of any prepayment or conversion, (C) on the Maturity Date (whether by acceleration or otherwise) and (D) after the Maturity Date, on demand, and (ii) in respect of each Eurodollar Portion, in arrears (A) on the last day of the applicable Interest Period, (B) on the date of any prepayment or conversion (on the amount prepaid or converted), (C) on the Maturity Date (whether by acceleration or otherwise), and (D) after the Maturity Date, on demand.

                 (f) Interest on the outstanding principal balance of Base Rate Portions shall be calculated on the basis of a three hundred sixty (360) day year based on twelve (12) thirty (30) day months, except that interest due and payable for a period of less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on said 360-day year. Interest on the outstanding principal balance of Eurodollar Portions shall be calculated on the basis of a three hundred sixty (360) day year based on the actual number of days elapsed.

                 (g) This Agreement and the Note are subject to the express condition that at no time shall Borrower or the REIT be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender or any Co-Lender (including the Swing Line Lender) to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the Loan Documents, Borrower or the REIT is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

                 Section 2.6 Interest Periods. (a) Borrower shall, in each Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, conversion into or continuation of a Eurodollar Portion, select the interest period (each such period or any Short Interest Period an "Interest Period") applicable to such Eurodollar Portion, which Interest Period, other than a Short Interest Period, shall, at the option of Borrower, be either a one month, two-month or three-month period subject to Section 2.6(b) below, provided that:

                      (i) the Interest Period (other than a Short Interest Period) for any Eurodollar Portion shall commence on the first Business Day of a calendar month and shall expire on the day immediately preceding the day that the next Interest Period (other than a Short Interest Period) commences;

                      (ii) if the date of an Advance is not the first Business Day of a calendar month, the Interest Period for such Eurodollar Portion shall be a Short Interest Period and shall commence on the date of the making of such Advance and expire on the day immediately preceding the first Business Day of the next succeeding calendar month; and

                      (iii) no Interest Period in respect of any Eurodollar Portion shall extend beyond the Maturity Date.

                 (b) Notwithstanding the foregoing, in the event that the last day of an Interest Period for any Eurodollar Portion occurs within the thirty (30) day period ending on a voluntary prepayment date pursuant to Section 2.11 or the Maturity Date, Borrower may upon three (3) Business Days notice to Lender, which notice shall be in the form annexed hereto as Exhibit C-1, request a Short Interest Period for such Eurodollar Portion. Neither Lender nor the Co-Lenders shall be under any obligation to permit Borrower to select a Short Interest Period, and the Eurodollar Base Rate offered to Borrower for any Short Interest Period shall be determined by Lender and the Co-Lenders in accordance with the provisions of this Agreement. Lender shall notify Borrower, either orally or in writing, prior to 11:00 a.m. New York City time, on the date on which the Short Interest Period is to begin, of the Eurodollar Base Rate, Eurodollar Portion and the length of the Short Interest Period that would be applicable to such Short Interest Period and Borrower shall orally confirm its acceptance of such Eurodollar Base Rate at or prior to 11:00 a.m. New York City time and shall deliver written confirmation of such acceptance to Lender at or prior to 2:00 p.m. New York City time on such date. If such confirmation differs in any respect with the commencement date or length of the Short Interest Period, the Eurodollar Base Rate or applicable Eurodollar Portion agreed to by Lender, Lender shall be under no obligation to create such Eurodollar Portion, and Eurodollar Portions shall be continued in accordance with Section 2.6(c).

                 (c) If upon the expiration of any Interest Period, Borrower has failed to elect or confirm a new Interest Period or Eurodollar Base Rate to be applicable to any Eurodollar Portion as provided above in Sections 2.6(a) and 2.6(b) or failed to convert such Eurodollar Portion to a Base Rate Portion, all in accordance with Section 2.8, Borrower shall be deemed to have elected to continue such Eurodollar Portions as Eurodollar Portions with an Interest Period of one month (or, if at such time Eurodollar Portions are not available pursuant to Section 2.17, Borrower shall be deemed to have elected to convert such Eurodollar Portion into a Base Rate Portion), effective as of the expiration date of such current Interest Period.

                 Section 2.7 Minimum Amount of Eurodollar Portions. All advances, borrowings, conversions, continuations, payments, prepayments and selection of Interest Periods hereunder shall be made or selected so that, after giving effect thereto, each Eurodollar Portion shall (i) have a principal amount equal to or greater than One Million Dollars (U.S. $1,000,000.00) and
(ii) be in an integral multiple of Five Hundred Thousand and 00/100 Dollars (U.S. $500,000.00) in excess of such minimum amount. Subject to compliance with such minimum amounts there shall be no limit on the number of Eurodollar Portions.

                 Section 2.8 Conversion or Continuation. (a) Subject to the other provisions hereof, Borrower shall have the option (i) to convert at any time all or any part of the outstanding Base Rate Portions (other than Swing Line Advances, but including Refunded Swing Line Advances,) to Eurodollar Portions, (ii) to convert, at the expiration of the applicable Interest Period, any outstanding Eurodollar Portions to Base Rate Portions, or (iii) to continue all or any part of the outstanding Eurodollar Portions as Eurodollar Portions for one or more additional Interest Periods, subject to Section 2.7, on the expiration of the Interest Period applicable thereto (or prior to such expiration date, provided Borrower pays Funding Costs in connection therewith pursuant to Section 2.17); provided that Borrower shall not have the right to continue any Eurodollar Portion or convert any Base Rate Portion into, a Eurodollar Portion when any Default with respect to the payment of interest or principal hereunder or any Event of Default has occurred and is continuing and in such case all outstanding Eurodollar Portions shall automatically convert into a Base Rate Portion effective as of the expiration date of the related Interest Period. Notwithstanding anything to the contrary herein, all Swing Line Advances shall be Base Rate Portions, and Borrower shall not be entitled to convert any Swing Line Advance into a Eurodollar Portion. In the event Eurodollar Portions are not available pursuant to Section 2.16, Borrower shall be deemed to have elected to convert such Eurodollar Portions into Base Rate Portions, and if such conversion occurs prior to the expiration date of the applicable Interest Period, Borrower shall also pay all Funding Costs and other costs, expenses and losses in connection therewith pursuant to Sections 2.16 and 2.17.

                 (b) In order to elect to convert or continue a Loan Portion under this Section 2.8, Borrower shall deliver an irrevocable notice thereof in the form annexed hereto as Exhibit "C-2" (a "Notice of Conversion or Continuation") to Lender no later than 11:00 A.M., New York City time, (which notice may be by facsimile transmission provided that an original is delivered prior to the close of business on the immediately succeeding Business Day) three (3) Business Days prior to the proposed conversion or continuation date in the case of a conversion to, or a continuation of, a Eurodollar Portion. A Notice of Conversion or Continuation shall specify (v) the requested conversion or continuation date (which shall be a Business Day), (w) the amount and Type of the Loan Portion to be converted or continued, (x) whether a conversion or continuation is requested, (y) in the case of a conversion to, or a continuation of, a Eurodollar Portion, the requested Interest Period and (z) the existing Contract Rate applicable to the Loan Portion to be converted or continued.

                 Section 2.9 Voluntary Reduction of Maximum Facility Amount; Termination of Maximum Facility Amount. (a) Upon at least three (3) Business Days' prior irrevocable written notice annexed hereto as Exhibit "D" (or telephonic notice promptly confirmed in writing) to Lender, Borrower shall have the right, without premium or penalty, to permanently reduce the Maximum Facility Amount, provided that (a) Borrower may not reduce the Maximum Facility Amount below the aggregate principal amount outstanding under the Loan at the time of such requested reduction, (b) any such partial reduction shall be in the minimum aggregate amount of Five Million Dollars (U.S. $5,000,000.00) or any integral multiple of One Million Dollars (U.S. $1,000,000.00) in excess thereof, (c) notwithstanding any such voluntary reduction of the Maximum Facility Amount, none of the Liens affecting the Collateral shall be released unless Borrower shall have complied with the terms and conditions of Section 2.21, (d) Borrower may not reduce the Maximum Facility Amount to an amount less than Twenty Five Million Dollars (U.S. $25,000,000.00) and (e) if the Maximum Facility Amount shall be reduced below the Aggregate Available Facility Amount, the Available Facility Amount for each Note shall be reduced at Borrower's direction, provided that such reductions do not result in a breach of the Available Borrowing Base Covenant or the Loan to Value Covenant; if such direction results in a breach of either the Available Borrowing Base Covenant or the Loan to Value Covenant or if Borrower fails to specify the Note or Notes to be reduced, the Available Facility Amount for each Note shall be reduced pro rata, in each case so that the Aggregate Available Facility Amount shall equal the Maximum Facility Amount. Any reduction of the Maximum Facility Amount shall be applied pro rata to Lender's and each Co-Lender's respective percentage interest in the Loan.

                 (b) Upon at least three (3) Business Days prior irrevocable written notice to Lender, Borrower shall have the right to terminate the Loan, this Agreement and reduce the Maximum Facility Amount to zero, provided that Borrower, on the date specified in such notice, pays to Lender the entire outstanding principal balance of the Loan, together with all interest accrued and unpaid thereon, all Funding Costs, and all other sums due under the Note (including without limitation, the Swing Line Note), this Agreement and the other Loan Documents; upon such termination, Lender and the Co-Lender shall have no further obligation to make any Advances.

                 Section 2.10 Swing Line Advances. (a) The Swing Line Lender, at any time in its sole and absolute discretion, may on behalf of the Borrower and the REIT (which hereby irrevocably directs the Swing Line Lender to act on their behalf) request each Co-Lender, including the Swing Line Lender, to make an Advance in an amount equal to such Co-Lender's pro rata share of the amount of the Swing Line Advances (the "Refunded Swing Line Advances") outstanding on the date such notice is given. Unless any of the events described in Section 7.1(e) shall have occurred (in which event the procedures of subsection 2.10(b) shall apply) each Co-Lender shall, not later than 2:00 p.m., New York City time, on the Business Day next succeeding the date on which such notice is given, make available to the Swing Line Lender in immediately available funds an amount equal to the Refunded Swing Line Advance to be made by such Co-Lender. The proceeds of such Refunded Swing Line Advance shall be immediately applied to repay the Swing Line Advance. Upon any request by the Swing Line Lender to the Co-Lenders pursuant to this subsection 2.10(a), Lender shall promptly give notice to the Borrower of such request. Refunded Swing Line Advances shall be Base Rate Portions until converted by Borrower in accordance with Section 2.8.

                 (b) If prior to the making of a Refunded Swing Line Advance pursuant to subsection 2.10(a), one of the events described in Section 7.1(e) shall have occurred, each Co-Lender will, on the date such Refunded Swing Line Advance was to have been made, purchase an undivided participating interest in the outstanding Swing Line Advance in an amount equal to its pro rata share of such Swing Line Advance. Each Co-Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation, and upon receipt thereof the Swing Line Lender will deliver to such Co-Lender a participation certificate (a

"Swing Line Participation Certificate") in the form annexed as Exhibit J, appropriately completed by the Swing Line Lender, dated the date of receipt of such funds and in the amount of such Co-Lender's participation.

                 (c) Whenever, at any time after the Swing Line Lender has received from any Co-Lender such Co-Lender's participating interest in a Swing Line Advance, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Co-Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Co-Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment was received by the Swing Line Lender and is required to be returned, such Co-Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

                 (d) Each Co-Lender's obligation to purchase participating interests pursuant to subsection 2.10(b) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
(a) any set-off, counterclaim, recoupment, defense or other right which such Co-Lender or any Loan Party may have against the Swing Line Lender, any Loan Party or anyone else for any reason whatsoever; (b) the occurrence or continuation of any Default or Event of Default; (c) any adverse change in the condition (financial or otherwise) of any Loan Party; (d) any breach of this Agreement or the other Loan Documents by any Loan Party or any Co-Lender; or
(e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                 Section 2.11 Voluntary Prepayments. Borrower and the REIT shall have the right to prepay the Loan, in whole or in part, from time to time on the following terms and conditions: (a) Borrower shall give Lender written notice (or telephonic notice promptly confirmed in writing), in the form attached hereto as Exhibit E, which notice shall be irrevocable, of its intent to prepay all or a portion of the Loan, at least three (3) Business Days prior to a prepayment of Eurodollar Portions and Base Rate Portions, which notice shall specify the amount of such prepayment and what Loan Portions are to be prepaid, whether or not the prepayments shall be applied to a Swing Line Advance, and, in the case of Eurodollar Portions, the specific Borrowing(s) pursuant to which made, (b) each prepayment shall be in an aggregate principal amount of One Million Dollars (U.S. $1,000,000.00) (Two Hundred Fifty Thousand (U.S. $250,000.00) for a Swing Line Advance) or any integral multiple of Five Hundred Thousand U.S. Dollars (U.S. $500,000.00) (Fifty Thousand (U.S. $50,000.00) for a Swing Line Advance) in excess thereof, and (c) prepayments of Eurodollar Portions made pursuant to this Section on a date other than the last day of the Interest Period applicable thereto shall be accompanied by payment of any Funding Costs which Lender and the Co-Lenders shall incur as a result of such early payment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein.

                 Section 2.12 Mandatory Prepayments. (a) On each date after the Closing Date on which Borrower or the REIT actually receives a distribution of the proceeds of any insurance payment or condemnation award in respect of any of the Real Property Assets, and if Lender is not obligated to make such proceeds available to Borrower for the restoration of any Real Property Asset or to release such proceeds to Borrower under the terms of the Security Instruments, Borrower shall prepay the outstanding principal balance of the related Note secured by such Real property Asset in an amount equal to the lesser of (i) one hundred percent (100%) of such proceeds and (ii) the Allocated Loan Amount with respect to such Real Property Asset and, in either case, the applicable Funding Costs as a result of such payment. All prepayments made pursuant to this subsection shall be applied in accordance with the provisions of Section 2.13, and the Available Facility Amount for such Note shall be reduced by such amount. The Allocated Loan Amount with respect to such Real Property Asset will be reduced in an amount equal to such prepayment.

                 (b) On each day on which the Aggregate Available Facility Amount is reduced pursuant to the terms of this Agreement, including, without limitation, if the Available Borrowing Base Covenant or Loan to Value Ratio Covenant are no longer satisfied, Borrower shall prepay the Loan to the extent, if any, that the outstanding principal amount of the Loan exceeds such reduced Aggregate Available Facility Amount, together with any applicable Funding Costs as a result of such payment. Such payments shall be applied to the Notes for which the Available Borrowing Base Covenant or Loan to Value Covenant is not met.

                 Section 2.13 Application of Payments and Prepayments. Unless specifically provided otherwise, all payments and prepayments of the Loan, whether voluntary or otherwise, shall be applied first, to unpaid Fees and any Funding Costs, second, to pay any accrued and unpaid interest then payable with respect to the Loan, and third, to pay the outstanding principal amount of the Loan. Payments applied to the outstanding principal amount of the Loan shall if voluntary be applied to the Notes and Loan Portions (including Swing Line Advances) specified by Borrower and if not specified by Borrower, shall be first applied to the Swing Line Advances, then the other Base Rate Portions of the Loan and then to pay the Eurodollar Portions of the Loan being repaid in the order of such Eurodollar Portion's maturity and allocated to each Note on a pro rata basis; notwithstanding the foregoing, no payments shall be allocated to the Florida Note if such payment would reduce the outstanding principal amount of the Florida Note to less than $3,400,000.00, unless at the time of application of such payment the outstanding principal amount of Notes A-1 (including the Swing Line Note, if any) B, C and D are each $0.00.

                 Section 2.14 Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 12:00 noon, New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender's Office, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Each payment (including all prepayments on account of principal and interest on the Loan), to the extent received, shall constitute payment by Borrower to each Co-Lender and Swing Line Lender in the amount of such Co-Lender's pro rata share or the Swing Line Lender's share of such payment.

                 (b)      Except as expressly provided to the contrary in
Section 2.6 hereof, whenever any payment to be made hereunder or under the Note or other Loan Documents shall be stated to be due on a day which is not an Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                 (c) All payments made by Borrower hereunder, under the Note and the other Loan Documents, shall be made irrespective of, and without any deduction for, any setoff or counterclaims.

                 Section 2.15 Fees. Borrower and the REIT shall pay to Lender a fee (the "Non-use Fee"), computed at the per annum rate (based on a year of 360 days, for the actual number of days elapsed) of one-quarter of one percent (0.25%) on the average daily unfunded portion of the Initial Facility Amount, or, if the Syndication has occurred, the applicable Maximum Facility Amount from and including the Closing Date through and including the Maturity Date, payable, in arrears, on the later of the Non-use Fee Due Date or the first day of each calendar quarter beginning on the Closing Date through the Maturity Date and on the Maturity Date. For purposes of calculating the Non-use Fee, all amounts outstanding under any Swing Line Advance (but excluding any Refunded Swing Line Advance) shall be deemed to be part of the unfunded portion of the Initial Facility Amount or, if the Syndication has occurred, the then applicable Maximum Facility Amount. Each payment of the Non-use Fee, to the extent received by Lender, shall constitute payment by Borrower and the REIT to each Co-Lender in the amount of such Co-Lender's pro rata share of the Non-use Fee.

                 Section 2.16 Interest Rate Unascertainable, Increased Costs, Illegality. (a) In the event that Lender has determined or, with respect to any Co-Lender or Participants, has been notified that (which determination or notice shall, if made in good faith and absent manifest error, be final and conclusive and binding upon all parties hereto):

                      (i) on any date for determining the Eurodollar Rate for any Interest Period, that by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurodollar Rate; or

                      (ii) at any time, that the relevant Eurodollar Rate applicable to any of its Eurodollar Portions shall not represent the effective pricing to Lender or any Co-Lender for funding or maintaining its Eurodollar Portions, or Lender or any Co-Lender shall incur increased costs or reduction in the amounts received or receivable hereunder in respect of any Eurodollar Portion, in any such case because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, guideline, order, request or directive or any interpretation thereof and including the introduction of any new law or governmental rule, regulation, guideline, order, request or directive (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D of the Federal Reserve Board to the extent included in the computation of the Eurodollar Rate), whether or not having the force of law and whether or not failure to comply therewith would be unlawful, and/or (y) other circumstances affecting Lender, any Co-Lender or the interbank Eurodollar market or the position of Lender or any Co-Lender in such market; or

                    (iii) at any time, that the making or continuance by it of any Eurodollar Portion has become unlawful in order for Lender or any Co-Lender, in good faith, to comply with any law or governmental rule, regulation, guideline, order, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, Lender shall, promptly after making such determination or receiving notice thereof from any Co-Lender, give notice by telephone promptly confirmed in writing to Borrower. Thereafter (x) in the case of clause (i) above, Borrower's right to request advances, conversions or continuations of Eurodollar Portions shall be suspended, and any Notice of Borrowing, request for Short Interest Period or Notice of Conversion or Continuation given by Borrower with respect to any Borrowing of Eurodollar Portions which has not yet been made shall be deemed cancelled and rescinded by Borrower, (y) in the case of clause (ii) above, Borrower shall pay to Lender, within ten (10) Business Days after receipt of Lender's written demand therefor, such additional amounts (in the form of an increased rate of interest, or a different method of calculating interest, or otherwise, as Lender shall determine) as shall be required to compensate Lender or any Co-Lender for such increased costs or reduction in amounts received or receivable hereunder (it being understood and agreed by the parties hereto that in the event that Lender shall fail to notify Borrower within ten (10) Business Days after such determination, then Borrower shall not be liable to pay to Lender any additional amounts relating to the period prior to Lender's notifying Borrower, and (z) in the case of clause (iii) above, Borrower shall take one of the actions specified in clause (b) below as promptly as possible and, in any event, within the time period required by law. The written demand provided for in clause (y) shall demonstrate in reasonable detail the circumstances giving rise to such demand and the calculation of the amounts demanded; provided that Borrower and the REIT shall not be obligated to pay an amount in excess of the amount directly attributable to the Loan hereunder.

                 (b) In the case of any Eurodollar Portion or requested Eurodollar Portion affected by the circumstances described in clause (a)(ii) above, Borrower may, and in the case of any Eurodollar Portion affected by the circumstances described in clause (a)(iii) above, Borrower shall, either (i) if any such Eurodollar Portion has not yet been made but is then the subject of a Notice of Borrowing, a request for Short Interest Period or a Notice of Conversion or Continuation, be deemed to have cancelled and rescinded such notice, or (ii) if any such Eurodollar Portion is then outstanding, require Lender to convert each such Eurodollar Portion into a Base Rate Portion at the end of the applicable Interest Period or such earlier time as may be required by law, in each case by giving Lender notice (by telephone promptly confirmed in writing) thereof within two (2) Business Days after Borrower was notified by Lender pursuant to clause (a) above.

                 (c) In the event that Lender determines at any time following the giving of notice based on the conditions described in clause
(a)(i) and (a)(iii) above that such conditions no longer exist, Lender shall promptly give notice thereof to Borrower, whereupon Borrower's right to request Eurodollar Portions from Lender and Lender's and any Co-Lender's obligation to make Eurodollar Portions shall be automatically restored.

                 (d) The amount of any increased costs or reductions in amounts referred to in Section 2.16(a)(ii) with respect to Lender and each Co-Lender shall be based on the assumption that Lender and any Co-Lender funded all of its Eurodollar Portions in the interbank Eurodollar market, although the parties hereto agree that Lender or Co-Lender may fund all or any portion of a Eurodollar Portion, in any manner it independently determines. For purposes of any demand for payment made by a Lender under Sections 2.16(a)(ii) or 2.18, in attributing Lender's or any Co-Lender's general costs relating to eurocurrency operations or its commitments or customers, or in averaging any costs over a period of time, Lender may use any reasonable attribution and/or averaging method which it deems appropriate, reasonable and practical. The agreements in this Section 2.16 shall survive the termination of this Agreement and the payment of the Note and all other Obligations.

                 Section 2.17 Funding Losses. Borrower and, except with respect to Funding Costs in connection with the Florida Note, the REIT, shall compensate Lender, upon Lender's delivery of a written demand therefor to Borrower and the REIT, (which demand shall set forth in detail the basis for requesting such amounts and shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto), for all reasonable losses, expenses and liabilities, to the extent actually incurred (including, without limitation, any loss, expense or liability incurred by Lender or any Co-Lender in connection with the liquidation or reemployment of deposits or funds required by it to make or carry its Eurodollar Portions), excluding loss of anticipated profits ("Funding Costs"), that Lender or any Co-Lender sustains: (a) if for any reason (other than a default by Lender or any Co-Lender) a Borrowing of, or conversion from or into, or a continuation of, Eurodollar Portions does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion or Continuation (whether or not rescinded, cancelled or withdrawn or deemed rescinded, cancelled or withdrawn, pursuant to Sections 2.16(a) or 2.16(b) or otherwise), (b) if any prepayment (whether voluntary or mandatory), repayment (including, without limitation, payment after acceleration) or conversion of any of its Eurodollar Portions occurs on a date which is not the last day of the Interest Period applicable thereto, (c) if any prepayment of any of its Eurodollar Portions is not made on any date specified in a notice of prepayment given by Borrower, or
(d) as a consequence of any default by Borrower or the REIT in repaying its Eurodollar Portions or any other amounts owing hereunder in respect of its Eurodollar Portions when required by the terms of this Agreement. Calculation of all amounts payable to Lender under this Section 2.17 shall be made on the assumption that Lender and each Co-Lender has funded its relevant Eurodollar Portion through (i) the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Portion with a maturity equivalent to the Interest Period applicable to such Eurodollar Portion, and (ii) the transfer of such Eurodollar deposit from an offshore office of Lender or any Co-Lender to a domestic office of Lender or any Co-Lender in the United States of America, provided that Lender or any Co-Lender may fund its Eurodollar Portions in any manner that it in its sole discretion chooses and the foregoing assumption shall only be made in order to calculate amounts payable under this Section 2.17. The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Note and all other Obligations.

                 Section 2.18 Increased Capital. With respect to each Eurodollar Portion, if Lender shall have determined (or received notice from any Co-Lender of its determination), in good faith, that compliance with any applicable law, rule, regulation, guideline, request or directive (whether or not having the force of law) which shall be imposed, issued or amended from and after the date of this Agreement by any governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital or assets of Lender or any Co-Lender as a consequence of its commitments or obligations hereunder, then from time to time, upon Lender's delivering a written demand therefor to Borrower, setting forth its reasonable calculations, Borrower and, except with respect to Increased Capital Costs in connection with the Florida Note, the REIT, shall pay to Lender on demand such additional amount or amounts ("Increased Capital Costs") as will compensate Lender or any Co-Lender for such reduction. Such calculations may use any reasonable averaging and attribution methods selected by Lender. The agreements in this Section 2.18 shall survive the termination of this Agreement and the payment of the Note and all other Obligations.

                 Section 2.19 Taxes. (a) All payments made by Borrower or the REIT under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority excluding, in the case of Lender or any Co-Lender, net income and franchise taxes imposed on Lender or any Co-Lender by the jurisdiction under the laws of which Lender is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which Lender's or Co-Lender's Domestic Lending Office or Eurodollar Lending Office, as the case may be, is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes").

                 (b) Notwithstanding anything to the contrary herein, if at any time or from time to time Taxes are required to be deducted or withheld from the payments required to be made to Lender or any Co-Lender hereunder solely by reason of a Change in Law after the date hereof (other than as a result of any transfer or assignment of any of the obligations of Borrower and the REIT hereunder), all payments required to be made by Borrower and, except with respect to the Florida Note, the REIT, hereunder (including any additional amounts that may be payable pursuant to this clause (b)) shall be increased to the extent required so that the net amount received by Lender or any Co-Lender after the deduction or withholding of Taxes imposed solely by reason of a Change in Law after the date hereof will be not less than the full amount that would otherwise have been receivable had no such deduction or withholding been imposed by reason of such Change in Law. In the event that this clause (b) shall be operative, Borrower and the REIT shall promptly provide to Lender evidence of payment of such Taxes to the appropriate taxing authority and shall promptly forward to Lender any official tax receipts or other documentation with respect to the payment of the Taxes as may be issued by the taxing authority. If Borrower or the REIT fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Lender the required receipts or other required documentary evidence, Borrower and the REIT shall indemnify Lender and any Co-Lender for any incremental taxes, interest or penalties that may become payable by Lender or Co-Lender as a result of any such failure. The agreements in this Section 2.19 shall survive the termination of this Agreement and the payment of the Note and all other Obligations.

                 (c) For purposes of this Section 2.19 the term "Change in Law" shall mean the following events: (i) the enactment of any legislation by the United States, including the enactment, amendment or modification of a treaty; (ii) the lapse, by its terms, of any law of the United States or any treaty to which the United States is a party; or (iii) the promulgation of any temporary or final regulation under the Code.

                 (d) Each Co-Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to Borrower and Lender (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Co-Lender is entitled to receive payments under this Agreement and the Note payable to it, without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Co-Lender required to deliver to Borrower and Lender a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the preceding sentence further undertakes to deliver to Borrower and Lender two further copies of the said letter and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires (which, in the case of the Form 4224, is the last day of each U.S. taxable year of the non-U.S. Co-Lender) or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to Borrower and Lender, and such other extensions or renewals thereof as may reasonably be requested by Borrower or Lender, certifying in the case of a Form 1001 or 4224 that such Co-Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Co-Lender from duly completing and delivering any such letter or form with respect to it and such Co-Lender advises Borrower and Lender that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax. Notwithstanding clause (a), if a Co-Lender fails to provide a duly completed Form 1001 or 4224 or other applicable form and, under applicable law, in order to avoid liability for Taxes, Borrower is required to withhold on payments made to such a Co-Lender that has failed to provide the applicable form, Borrower shall be entitled to withhold the appropriate amount of Taxes. In such event, Borrower shall promptly provide to such Co-Lender or Lender evidence of payment of such Taxes to the appropriate taxing authority and shall promptly forward to such Co-Lender or Lender any official tax receipts or other documentation with respect to the payment of the Taxes as may be issued by the taxing authority.

                 Section 2.20 Use of Proceeds. Borrower shall use the proceeds of the Loan to acquire interests in additional hospitality properties, and hotels, for costs associated with the construction, renovation and development of such hospitality properties and hotels, for working capital, for the initial funding of capital expenditures, replacement reserves or other escrows required hereunder, to pay various Transaction Costs and general corporate purposes, including the payment of Distributions (subject to the conditions of this Agreement).

                 Section 2.21 Release and Substitution of Collateral. (a) Provided that no Event of Default has occurred and is continuing, Borrower shall have the right, from time to time, to obtain a release of a Real Property Asset from the Lien of the related Security Instrument and Loan Documents (a "Release Property") upon delivery to Lender of a written request for such release at least five (5) Business Days prior to the requested release date. In the event Borrower seeks to release a Real Property Asset from the Lien of the related Security Instrument, Lender shall release such Real Property Asset from the Lien of the related Security Instrument and the Loan Documents, but only upon receipt by Lender of the following:

                 (i) if after giving effect to the Release, the aggregate Allocated Loan Amounts for the remaining Real Property Assets in the Pool to which the Release Property belonged is less than the then outstanding principal balance of the related Note, a wire transfer of immediately available federal funds in an amount equal to the difference between (A) the outstanding principal balance of such Note and (B) the aggregate Allocated Loan Amounts for such remaining Real Property Assets; notwithstanding the foregoing, if the Non-Competition Agreement has expired or is otherwise terminated, a wire transfer of immediately available federal funds in an amount equal to the lesser of (x) the outstanding principal balance of the related Note and (y) the greater of the Allocated Loan Amount or the Available Borrowing Base calculated for the Release Property, in either case together with all accrued interest on the amount being prepaid, and any costs and expenses incurred by Lender to effect the Transaction contemplated by this Section; such payment shall be applied to the Note related to the Release Property;

                 (ii) A certificate of the general partner of Borrower or senior executive officer of Borrower certifying that (i) the Non-Competition Agreement has either expired or terminated or is in full force of effect, and (ii) the Real Property Assets remaining encumbered by the Liens of the Security Instruments after giving effect to the payment of the Allocated Loan Amount or the Available Borrowing Base calculated for such Real Property Asset, continue to satisfy the Available Borrowing Base Covenant and the Loan to Value Ratio Covenant.

                 Simultaneously with compliance with the conditions set forth in this Section 2.21(a), (w) Lender and any Co-Lender shall release the Lien with respect to all Collateral relating to the applicable Release Property, (x) Lender shall revise Schedules 1, 2, 2A, 2B, 2C, 2D, 3, 8, 10, 11, 11A, 12, 14, 16 and 17 (the "Related Schedules") and (y) the Available Facility Amount shall be reduced to the extent of the applicable amounts prepaid hereunder. If the Non-Competition Agreement has expired or otherwise terminated, the Maximum Facility Amount, the Aggregate Available Facility Amount and the Available Facility Amount for such Note shall be irrevocably reduced by the amount of such prepayment.

                 (b) Provided that no Default or Event of Default has occurred and is continuing, and the Non-Competition Agreement has not expired or otherwise terminated, prior to the Termination Date, Borrower shall have the right, subject to Lender's consent, which consent may be withheld in Lender's sole discretion, to obtain a release of a Real Property Asset from the Lien of the related Security Instrument and Loan Documents (a "Release Property"), if Borrower simultaneously substitutes another fully licensed, stabilized and operating hospitality property owned in fee simple by Borrower and leased by the Partnership pursuant to an Operating Lease (a "Substitute Property"), and subjects such Substitute Property and Operating Lease to the Lien of a new mortgage, deed of trust, deed to secure debt or similar security instruments, in the same form and substance as the Security Instruments ("Substitute Mortgage") and to the Lien of the Loan Documents, as a first lien thereon. Lender's consent to such release and substitution may be conditioned on, among other things, receipt by Lender of the following:

                 (i) Evidence reasonably satisfactory to Lender that the Substitute Property is fully operational, stabilized and is of similar or higher quality or value to the Release Property.

                 (ii) An Appraisal (or, at the election of Lender, an internal valuation by Lender) of the Substitute Property prepared within six (6) months prior to delivery and reasonably satisfactory to Lender.

                 (iii) Evidence reasonably satisfactory to Lender (which may include an opinion of counsel with respect to the procedural and substantive requirements for the enforcement of mortgages or deeds of trust in the state where the Substitute Property is located and the impact of an out of state enforcement action on the enforcement of the Substitute Mortgage and related Loan Documents within the state where the Substitute Property is located) that subjecting the Substitute Property to the Lien of the Substitute Mortgage and the Loan Documents does not and will not affect or impair the ability of Lender to enforce its remedies under all of the Security Instruments and Loan Documents with respect to the Pool to which the Substitute Property has been added or to realize the benefits of the cross-collateralization.

                 (iv) An opinion of Borrower's and the Partnership's (and HIC's, if applicable) counsel reasonably satisfactory to Lender stating (u) that the Substitute Mortgage and the Loan Documents by which the Substitute Property will be encumbered have been duly authorized, executed and delivered by Borrower and, if the Partnership has entered into an Operating Lease with respect to the Substitute Property, the Partnership, are valid and enforceable in accordance with their terms, subject to bankruptcy and equitable principles, (v) that Borrower (and the REIT, if necessary) and, if the Partnership entered into an Operating Lease with respect to the Substitute Property, the Partnership, are qualified to do business and in good standing under the laws of the jurisdiction where the Substitute Property is located, or that Borrower or the REIT or the Partnership, as applicable, are not required by Applicable Law to qualify to do business in such jurisdiction, (w) based on a certificate of Borrower (or the Partnership, or HIC as the case may be) the encumbrance of the Substitute Property with the Liens of the Substitute Mortgage and the Loan Documents shall not cause a breach of, or a default under any agreement, document or instrument to which Borrower is a party or to which it or its properties are bound or affected and (x) the anticipated release and substitution will not affect the status of the REIT as a qualified real estate investment trust under Section 856 of the Code.

                 (v) A certification by Borrower and the REIT (w) that the Non-Competition Agreement has not expired or otherwise terminated and is in full force and effect, (x) that the certificates, opinions and other instruments which have been or are therewith delivered to or deposited with Lender in connection with such release and substitution conform to the requirements of this Agreement and the Security Instruments, (y) that all conditions precedent herein have been complied with and (z) that all conditions precedent to the delivery of the Substitute Mortgage and Loan Documents contained in this Agreement have been fulfilled.

                 (vi) Evidence reasonably satisfactory to Lender that Borrower, the REIT and the other Loan Parties are, and will remain after the consummation of the transaction, Solvent.

                 (vii) Original executed counterparts of the Substitute Mortgage and the Loan Documents encumbering the Substitute Property and the related Operating Lease and related Collateral, including without limitation, a Partnership Guaranty Security Agreement and a Partnership Mortgage, or a HIC Guaranty Security Agreement and a HIC Mortgage, financing statements or other documents necessary to grant or perfect Lender's first priority security interest in the fixtures and personalty located thereon and the Gross Revenues and Accounts Receivable derived therefrom; the principal amount of such Substitute Mortgage shall equal the face amount of the Note that such Substitute Mortgage secures.

                 (viii) A title insurance policy issued by a title insurance company reasonably satisfactory to Lender insuring the lien of the Substitute Mortgage on the Substitute Property, in form and substance satisfactory to Lender insuring that the Substitute Mortgage is a valid and enforceable first lien on the good and marketable fee simple title or leasehold estate of Borrower to the Substitute Property, as the case may be, in an amount equal to the amount of the Loan allocated to the Substitute Property, subject only to such exceptions that Lender has approved together with such affirmative insurance and other endorsements reasonably required by Lender, including a revolving credit endorsement, together with a "tie-in" and first loss endorsement satisfactory to Lender, or, if such endorsement is not available in the state in which the Substitute Property is located, in an amount equal to the greater of one hundred ten percent (110%) of the amount of the Loan allocated by Lender to the Substitute Property or the amount on which mortgage or intangibles tax was paid with respect to the Security Instrument for the Substitute Property, together with a "last dollar endorsement". Such title insurance policy shall not contain any exception for any state of facts that an accurate survey might show or that a survey made after the date of the survey referred to in Section 2.21(b)(xii) might show.

                 (ix) Evidence reasonably satisfactory to Lender to the effect that the Substitute Property and the use thereof are in substantial compliance with the applicable zoning, subdivision, and all other applicable federal, state or local laws and ordinances affecting the Substitute Property, and that all material building and operating licenses and permits necessary for the use and occupancy of the Substitute Property as an hospitality property or hotel including, but not limited to, current certificates of occupancy, have been obtained and are in full force and effect.

                 (x) An Environmental Report dated within six (6) months prior to delivery which states that the Substitute Property does not contain any Hazardous Substances (as defined in the Security Instrument) or risk of contamination from off-site Hazardous Substance, and which otherwise shall be reasonably satisfactory to Lender.

                 (xi) Payment of all Transaction Costs and other expenses incurred by Lender and all Co-Lenders including reasonable counsel fees and disbursements in connection with the release of any Release Property and the Substitute Property and its inclusion as Collateral. In the event that the jurisdiction in which the Substitute Property is located imposes a mortgage recording or intangibles tax, or similar tax, and does not permit the allocation of indebtedness for the purpose of determining the amount of such tax payable, if permitted by law in such jurisdiction, such tax shall be paid on an amount equal to 125% of the Allocated Loan Amount for the Substitute Property.

                 (xii) A recent survey of the Substitute Property prepared by a land surveyor licensed in the state where the Substitute Property is located pursuant to standards for title surveys reasonably satisfactory to Lender and otherwise reasonably satisfactory to Lender, provided that no structural additions to the improvements shown on such survey or new structures have been made or built since the date of such survey and that there has been no change in the legal description of the Substitute Property since the date of such survey, whether due to sales, transfers, condemnation or otherwise.

                 (xiii) Evidence reasonably satisfactory to Lender indicating whether the Substitute Property is in a flood plain.

                 (xiv) Payment of all recording charges, filing fees, taxes, or other expenses, including but not limited to intangibles taxes and documentary stamp taxes in connection with the recording of the Substitute Mortgage and the Lien necessary to grant and perfect Lender a first priority lien on and security interest in the Substitute Property.

                 (xv) A property inspection report dated within six (6) months of delivery prepared by an independent licensed engineer reasonably satisfactory to Lender, prepared in accordance with Lender's then current guidelines for property inspection reports, stating, among other things, that the Substitute Property is in good condition and repair and free of damage or waste and complies in all material respects with the Americans with Disabilities Act, and is otherwise reasonably satisfactory to Lender.

                 (xvi) Annual operating statements and occupancy statements for the Substitute Property for Borrower's and the Partnership's most recent fiscal year (and such prior fiscal years as reasonably required by Lender in order for Lender to perform its due diligence with respect to the Substitute Property), together with a year to date operating statement, current occupancy statements, and a budget for the current fiscal year, each certified by Borrower and the Partnership, and a certificate of no adverse change since the date thereof executed by the general partner of Borrower and the Partnership or senior executive officer of Borrower and the Partnership, in each case in form and substance satisfactory to Lender.

                 (xvii) Original certificates and copies of policies of insurance required by Lender under the terms of the Substitute Mortgage for the Substitute Property.

                 (xviii) Evidence of the qualification and good standing of Borrower and, if the Partnership has entered into an Operating Lease with respect to the Substitute Property, the Partnership, in the state where the Substitute Property is located unless such qualification is not required in such state by Applicable Law.

                 (xix) Certified copies of all Leases (as defined in the Security Instrument) with respect to the Substitute Property and Tenant Estoppel Certificates from tenants under Major Leases, as required by Lender, all in form and substance reasonably satisfactory to Lender.

                 (xx) Certified copies of all material contracts and agreements relating to the management, leasing and operation of the Substitute Property, including, without limitation, if any, the Franchise Agreement each of which shall be in form and substance reasonably satisfactory to Lender.

                 (xxi) Such evidence as Lender reasonably deems necessary to indicate compliance in all material respects with Applicable Laws and such evidence as Lender may deem reasonably necessary or appropriate to evidence the availability of all utilities, including water, sewers, gas and electricity, as may be necessary for the use of the Substitute Property as intended.

                 (xxii) Access to plans and specifications for the Substitute Property.

                 (xxiii) Certified copies of all material consents, licenses and approvals, if any, required in connection with the substitution of a Substitute Property, including liquor and gaming licenses, as applicable and such consents, licenses and approvals shall be in full force and effect.

                 (xxiv) A certification by the general partner of Borrower or senior executive officer of Borrower and the REIT certifying that all of the representations and warranties contained in the Security Instruments and in the other Loan Documents, after giving effect to the substitution of the Substitute Property, are true and correct in all material respects with respect to the Substitute Property and that there is no Default or Event of Default hereunder.

                 (xxv) A certificate of the general partner of Borrower or senior executive officer of Borrower and the REIT together with other evidence satisfactory to Lender (which shall include the comfort letter or audit described in Section 5.1(b)(iii)) that, after the substitution of a Substitute Property and the release of the Release Property, the Available Borrowing Base Covenant and the Loan to Value Ratio Covenant are satisfied.

                 (xxvi) UCC Searches with respect to the Substitute Property, Borrower, and the Loan Parties in the state where the Substitute Property is located and the jurisdictions where such Person has its principal place of business.

                 (xxvii) A Franchisor Estoppel and Recognition Letter from the franchisor under the Franchise Agreement, if any, for the Substitute Property.

                 (xxviii) A certified copy of the Operating Lease for the Substitute Property with the Partnership satisfactory to Lender in its reasonable discretion or with such other entity satisfactory to Lender in its sole discretion and which Operating Lease is subordinate to the Lien of the Security Instrument and is otherwise satisfactory to Lender in Lender's sole discretion.

                 (xxix) Lender shall have received a certificate of the general partner of Borrower and if the Partnership has entered into an Operating Lease with respect to the Substitute

         Property, the general partner of the Partnership, and dated the date of the Substitution, certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign the applicable Loan Documents, (ii) the by-laws of such Person as in effect on the date of the Substitution, (iii) the resolutions of such Person's board of directors approving and authorizing the execution, delivery and performance of all Loan Documents executed by such Person, and (iv) that there have been no changes in the certificate of incorporation of such Person since the date of the most recent certification thereof by the appropriate Secretary of State.

                 (xxx) Certified copies of the most recent Quality Assurance Reports, if any, which shall be reasonably satisfactory to Lender.

                 (xxxi) If the Borrower owns a leasehold estate in the Substitute Property, (A) a certified copy of the Ground Lease for the Substitute Property, together with all amendments and modifications thereto and a recorded memorandum thereof, which Ground Lease shall be satisfactory in all respects to Lender in its sole discretion, and which shall provide, among other things, (i) for a remaining term of no less than 10 years from the Maturity Date, (ii) that the Ground Lease shall not be terminated until Lender has received notice of a default thereunder and has had a reasonable opportunity to cure or complete foreclosure, and fails to do so in a diligent manner, (iii) for a new lease on the same terms to the Lender as tenant if the Ground Lease is terminated for any reason, (iv) the non-merger of fee and leasehold interests, and (v) that insurance proceeds and condemnation awards (from the fee interest as well as the leasehold interest) will be applied pursuant to the terms of the Security Instrument, and (B) a Ground Lease Estoppel substantially in the form of Exhibit K, executed by the fee owner and ground lessor of the Substitute Property, which estoppel shall be satisfactory to Lender in its sole discretion.

                 (xxxii) Such other certificates, opinions, documents and instruments relating to the substitution reasonably requested by Lender, and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the substitution shall be satisfactory in form and substance to Lender in its reasonable discretion.

                 (c) Provided that Borrower is otherwise in compliance with the terms and conditions of Section 2.21(b), Borrower shall be permitted to request a Release of a Real Property Asset securing one Note and provide a Substitute Property to further secure one of the other Notes, provided, however, that all Pool 2 Real Property Assets shall be located in California and secure the indebtedness under Note B only, and all Pool 3 Real Property Assets shall be located in Washington and secure the indebtedness under Note C only and all Pool 4

Real Property Assets shall be located in Nevada and secure the indebtedness under Note D only and the Available Facility Amount for such Note does not exceed the face amount of such Note.

                 (d) Upon such substitution, Lender shall (i) revise Schedules 1, 2, 2A, 2B, 2C, 2D and the Related Schedules to reflect the Release of the Release Property and the addition of the Substitute Property (ii) adjust the Allocated Loan Amounts as Lender deems reasonably necessary among the Real Property Assets in the applicable Pool and (iii) in the event Borrower has requested a Release and substitution of Real Property Assets which affects two Notes as contemplated in Section 2.21(c), Lender shall increase or decrease the Available Facility Amount for each Note as applicable.

         Section 2.22 Increasing Available Facility Amount. Borrower may, prior to the Termination Date and subject to the limitations set forth herein, increase the Available Facility Amount for a Note by offering to add additional properties (in addition to the Initial Assets) as security for the Loan and encumbering them with the Lien of the Security Instrument securing such Note and the Loan Documents (each, a "New Property"). If Lender determines that such New Properties are satisfactory to Lender in Lender's sole discretion, subject to continued satisfaction of the Loan to Value Ratio Covenant and the Available Borrowing Base Covenant (after giving effect to such New Property) with respect to the related Note, and all the conditions in this Section 2.22 are complied with, the Available Facility Amount for such Note shall be increased when New Properties have been encumbered by the Lien of the Security Instrument securing such Note and the related Loan Documents by an amount equal to the lesser of 55% of Lender's internal valuation of the New Properties or 50% of the appraised value of the New Properties based on Appraisals reasonably satisfactory to Lender; or, if the Syndication has occurred, 50% of the appraised value of the New Properties based on Appraisals reasonably satisfactory to Lender and further subject to the condition that each New Property (including the related Operating Lease) be encumbered by the Lien of the Security Instruments securing such Note and the Loan Documents prior to any increase in the Available Facility Amount for such Note and within forty-five (45) days of notification by Lender to Borrower that such New Property is satisfactory.

                 In no event shall the Aggregate Available Facility Amount, after taking into account the increase in the Available Facility Amount for such Notes be increased to more than the Maximum Facility Amount.

                 In addition to the restrictions set forth above, at any time that the Available Facility Amount for such Note is to be increased at the request of Borrower, the following conditions precedent must be satisfied:

                 (a) No Default or Event of Default has occurred and is continuing or would result from the consummation of the proposed addition of the New Property;

                 (b) The increase in the Aggregate Available Facility Amount for each addition shall be equal to or in excess of the lesser of $10,000,000 or the difference between the Maximum Facility Amount and the Aggregate Available Facility Amount;

                 (c) Borrower, REIT, the Partnership and all other applicable Loan Parties have executed and delivered to Lender (at Borrower's sole cost and expense) all of the documents required under
         Section 2.21(b) for a Substitute Property and have complied with all of the conditions contained in Section 2.21(b) with respect to a Substitute Property;

                 (d) If the principal amount of a Note must be increased, Borrower and the REIT agree that they shall execute a new or amended Note covering the amount of such increase and provide to Lender such amendments, supplements, modifications or increases to the applicable Security Instruments and Loan Documents as Lender may deem reasonably necessary in connection therewith, which may include some or all of the documents or items required under Section 2.21(b) in connection with a Substitute Property and under Section 3.1 in connection with the initial Advance, and it is understood that any new Note shall be cross-defaulted with all other Notes, Security Instruments and Loan Documents and cross collateralized with the Real Property Assets securing such Note, such cross collateralization to be accomplished through the recordation of a Security Instrument as a first lien on any New Property and a modification and increase of the Security Instruments on the existing Real Property Assets securing such Note.

                 (e) No increase in the Available Facility Amount for any Note may take place after the Termination Date.

                 Section 2.23 Breach of Available Borrowing Base Covenant or Loan to Value Ratio Covenant. In the event that the Available Facility Amount for a Note shall have been reduced pursuant to Section 5.15 or 5.20, and Borrower elects to add additional Collateral pursuant to the terms of this
Section in order to cause the Available Borrowing Base Covenant and/or the Loan to Value Ratio Covenant to be satisfied, in addition to complying with all of the requirements of Section 2.22, Borrower shall:

                 (a) deliver to Lender within five (5) Business Days after the breach of the Available Borrowing Base Covenant or the Loan to Value Ratio Covenant, a "Request For Additional Collateral" substantially in the form of Exhibit "F", hereto, executed by the general partner of Borrower or a senior executive officer of Borrower, which request shall contain a certification that (i) the appraised value of the New Property would be adequate to satisfy the Loan to Value Ratio Covenant if combined with the then existing Real Property Assets, (ii) that in Borrower's reasonable opinion the Net Operating Income from the New Property would be sufficient to satisfy the Available Borrowing Base Covenant if combined with the then existing Real Property Assets, (iii) to the best of Borrower's knowledge after due inquiry, there are no Hazardous Materials (as defined in the Security Instruments) on or in the New Property and (iv) the New Property is subject to an Operating Lease with the Partnership or such other entity satisfactory to Lender in its sole discretion and which Operating Lease is subordinate to the Lien of the Security Instrument and is otherwise satisfactory to Lender in its sole discretion.

                 (b) if Lender notifies Borrower that such request has been accepted, within 45 days of receipt of such notice, Borrower shall comply with all of the conditions in this Section 2.23 and have consummated the addition of the New Property to the Collateral for the Loan. During such 45 day period Borrower shall not be entitled to any Advance under the related Note.

                 Section 2.24 Adjustment of Allocated Loan Amounts upon Addition of New Property. Upon the addition of any New Property pursuant to
Section 2.22 or 2.23, Lender shall revise Schedules 1, 2, 2A,2B, 2C and 2D and the Related Schedules to reflect the addition of such New Property or Properties and to adjust the Allocated Loan Amounts as Lender deems necessary among the Real Property Assets.

                 Section 2.25 Maximum Number of Transactions. Notwithstanding anything to the contrary herein, the maximum aggregate number of
(a) releases and simultaneous substitutions of Substitute Properties pursuant to
Section 2.21(b) and (b) the simultaneous addition of one or more New Properties in a single transaction pursuant to Section 2.22, in any combination during the term of the Facility shall not exceed seven (7). With respect to clause (b) above, it is understood and agreed that additions of more than one New Property in any single simultaneous transaction shall constitute one transaction for purposes of this Section 2.25.

                 Section 2.26 Increasing Allocable Loan Amounts. Provided no Default or Event of Default has occurred and is continuing, Borrower shall have the one time right, upon written notice to Lender, commencing on October 1, 1996 and ending on April 1, 1997, to request Lender to revise the Allocated Loan Amounts on Schedule 1 with respect to the Real Property Assets identified on Schedule 1 as the Sheraton Colony Square Atlanta, the Dallas Park Central and the Riverside Inn, Portland. Such notice shall be accompanied by an Appraisal, reasonably satisfactory to Lender, for the related Real Property Asset. All such Appraisals shall be prepared on an "as is" basis and be based on the then existing condition of the Real Property Asset, and shall not assume the completion or performance of any renovations or maintenance work in the calculation of value. Borrower shall also provide such additional information regarding the related Real Property Asset as Lender shall reasonably request in connection with Lender's review of the related Allocated Loan Amounts. Lender shall notify Borrower within 45 Business Days of its receipt of the Appraisal and all required information that the Allocated Loan Amounts for the Related Real Property Assets will not be revised or of the revised Allocated

Loan Amounts, and shall revise Schedule 1 accordingly. Any revision of such Allocated Loan Amounts shall be in Lender's reasonable discretion and shall be based, in part, on 50% of the value of the related Real Property Asset as indicated in the Appraisal delivered by Borrower in connection with the notice. After any such revision the Available Borrowing Base Covenant and Loan to Value Ratio Covenant shall continue to be satisfied. Notwithstanding the foregoing, in no event shall the Allocated Loan Amounts for Sheraton Colony Square Atlanta, Dallas Park Central and Riverside Inn Portland exceed $18,000,000.00, $6,200,000.00 and $8,800,000.00, respectively. No revision of the Allocated Loan Amounts shall increase the Maximum Facility Amount, the Aggregate Available Facility Amount or the Available Facility Amount with respect to any Note.

                 SECTION 3.       CONDITIONS PRECEDENT.

                 Section 3.1 Conditions Precedent to the Initial Advance. The obligation of Lender and, after the Syndication, each Co-Lender to make the initial Advance of the Loan (or its pro rata share thereof) on the Closing Date and the first Advance after the Syndication is subject to the satisfaction by Borrower on the Closing Date and on the date of Syndication of the following conditions precedent:

                 (a)      Loan Documents.

                      (i)        Amended and Restated Line of Credit Agreement.
         Borrower and the REIT shall have executed and delivered this Agreement to Lender.

                     (ii) The Notes. Borrower and the REIT shall have executed and delivered to Lender the Notes in the amount, maturity and as otherwise provided herein.

                    (iii) Security Instruments. Borrower shall have executed and delivered to Lender mortgages, deeds of trust, deeds to secure debt or other security instruments substantially in the form set forth as Exhibit "G" hereto (as amended, restated, modified or supplemented from time to time, collectively, the "Security Instruments"), with respect to each of the Real Property Assets.

                     (iv) Assignment of Leases and Rents. Borrower shall have executed and delivered the Assignment of Leases and Rents substantially in the form set forth as Exhibit "H" hereto with respect to each Real Property Asset (as amended, restated, modified or supplemented from time to time, the "Assignment of Leases and Rents").

                      (v) Environmental Indemnity. Borrower and the REIT shall have executed and delivered to Lender the Environmental Indemnity substantially in the form set forth as Exhibit "I" hereto, (as amended, restated, modified or supplemented from time to time the "Environmental Indemnity").

                      (vi) Swing Line Note. Prior to the first Swing Line Advance, Borrower and the REIT shall have executed and delivered to Lender and the Swing Line Lender the Swing Line Note in the amount, maturity and as otherwise provided herein.

                     (vii) Tenant Estoppel Certificates. Borrower, the Partnership or HIC, as the case may be, shall have delivered to Lender with respect to each tenant identified on Schedule 4, a tenant estoppel certificate substantially in the form of Exhibit "O" hereto or in a form otherwise satisfactory to Lender in its reasonable discretion, executed by such tenant (as amended, restated, modified or supplemented, the "Tenant Estoppel Certificate").

                    (viii) Assignment of Contracts. Borrower shall have executed and delivered to Lender the Assignment of Franchise Agreement, Agreements, Permits and Contracts substantially in the form set forth as Exhibit "L" hereto, (as amended, restated, modified or supplemented from time to time, the "Assignment of Contracts").

                      (ix)        Franchisor Estoppel and Recognition Letter.
         Borrower, or the Partnership, or HIC, as applicable, shall have delivered to Lender with respect to each Real Property Asset subject to a Franchise Agreement, a franchisor estoppel and recognition letter substantially in the form set forth as Exhibit "M" hereto or in a form otherwise satisfactory to Lender in its reasonable discretion, executed by Franchisor, (as amended, restated, modified or supplemented from time to time, the "Franchisor Estoppel and Recognition Letter").

                       (x) Security Agreement. Borrower shall have executed and delivered to Lender the Security Agreement with respect to each Real Property Asset substantially in the form of Exhibit "N" hereto, (as amended, restated, modified or supplemented from time to time, the "Security Agreement").

                      (xi) Subordination, Attornment and Non-Disturbance Agreements. Borrower shall have delivered a Subordination, Attornment and Non-disturbance Agreement substantially in the form of Exhibit "P" hereto with respect to each tenant identified on Schedule 4, fully executed by such tenant (as amended, restated, modified or supplemented from time to time, the "Subordination, Attornment and Non-Disturbance Agreement").

                    (xii) Termination of Borrower's and the Corporation's Security Interest in the Collateral. Borrower and the Corporation shall have executed and delivered an agreement terminating all security interests either party may have in the Collateral with respect to the Intercompany Debt and releasing the Collateral from such security interest in a form reasonably satisfactory to Lender.

                    (xiii)        Intercompany Debt Subordination Agreement.
         Borrower and the Partnership and HIC, as the case may be, shall have executed and delivered an Intercompany Debt Subordination Agreement substantially in the form of Exhibit "Q" hereto with respect to all Intercompany Debt (as amended and restated, modified or supplemented from time to time, the "Intercompany Debt Subordination Agreement").

                    (xiv) Ground Leases. If the Borrower owns a leasehold estate in Real Property Asset, (A) a certified copy of the Ground Lease for such Real Property Asset, together with all amendments and modifications thereto and a recorded memorandum thereof, which Ground Lease shall be satisfactory in all respects to Lender in its sole discretion and (B) a Ground Lease Estoppel substantially in the form of Exhibit K, executed by the fee owner and ground lessor of such Real Property Asset, which estoppel shall be satisfactory to Lender in its sole discretion.

                    (xv) Partnership Guaranties. The Partnership shall have executed and delivered to Lender partnership guaranties substantially in the form of Exhibit "R" hereto with respect to each of Note A, Note B and Note C (as amended, restated, modified or supplemented, the "Partnership Guaranties").

                    (xvi) Partnership Mortgage. The Partnership shall have executed and delivered to Lender mortgages, deeds of trust, deeds to secure debt or other security instruments substantially in the form of Exhibit "S" hereto with respect to each Operating Lease under which the Partnership is the lessee (as amended, restated, modified or supplemented, the "Partnership Mortgage"), provided that, with respect to Real Property Assets located in the District of Columbia, Florida and Virginia, the related Partnership Mortgage shall not be recorded unless an Event of Default shall have occurred.

                   (xvii)         Partnership Guaranty Security Agreements.
         The Partnership shall have executed and delivered to Lender a security agreement substantially in the form of Exhibit "T" hereto with respect to each Partnership Guaranty (as amended, restated, modified or supplemented, the "Partnership Guaranty Security Agreement").

                   (xviii)        Partnership Assignment of Leases and Rents.
         The Partnership shall have executed and delivered an assignment of leases and rents substantially in the form of Exhibit "U" hereto with respect to each Operating Lease under which the Partnership is the lessee (as amended, restated, modified or supplemented, the "Partnership Agreement of Leases and Rents"), provided that, with respect to Real Property Assets located in the

         District of Columbia, Florida and Virginia, the related Partnership Assignment of Leases and Rents shall not be recorded unless an Event of Default shall have occurred.

                    (xix) Partnership Assignment of Contracts. The Partnership shall have executed and delivered to Lender an assignment of franchise agreement, agreements, permits and contracts substantially in the form of Exhibit "L" hereto with respect to each Partnership Guaranty (as amended, restated, modified or supplemented, the "Partnership Assignment of Contracts").

                    (xx) Consent To Assignment, Subordination, Estoppel and Attornment Agreement. Borrower and Partnership and HIC, as applicable, shall have executed and delivered to Lender a consent to assignment, subordination, estoppel and attornment agreement to each Real Property Asset other than the Vagabond Inns substantially in the form of Exhibit "V" hereto (as amended, restated, modified or supplemented, the "Consent To Assignment, Subordination, Estoppel and Attornment Agreement").

                    (xxi) Vagabond Subordination and Non-Disturbance Agreement. Borrower shall have delivered a subordination and non-disturbance agreement substantially in the form of Exhibit "W" hereto executed by Imperial Hotels Corporation for each of the Vagabond Inns (as amended, restated, modified or supplemented, the "Vagabond Subordination and Non-Disturbance Agreement").

                    (xxii) HIC Guaranty. HIC shall have executed and delivered to Lender a partnership guaranty substantially in the form of Exhibit "X" hereto with respect to Note D (as amended, restated, modified or supplemented, the "HIC Guaranty").

                    (xxiii)       HIC Mortgage.  The HIC shall have executed
         and delivered to Lender mortgages, deeds of trust, deeds to secure debt or other security, instruments substantially in the form of Exhibit "S" hereto with respect to each of the Pool 4 Real Property Assets (as amended, restated, modified or supplemented, the "HIC Mortgage").

                    (xxiv) HIC Guaranty Security Agreements. The HIC shall have executed and delivered to Lender a security agreement substantially in the form of Exhibit "T" hereto with respect to the HIC Guaranty (as amended, restated, modified or supplemented, the "HIC Guaranty Security Agreement").

                    (xxv) HIC Assignment of Leases and Rents. The HIC shall have executed and delivered an assignment of leases and rents substantially in the form of Exhibit "U" hereto with respect to each of the Pool 4 Real Property Assets (as amended, restated, modified or supplemented, the "HIC Agreement of Leases and Rents").

                    (xxvi) HIC Assignment of Contracts. The HIC shall have executed and delivered to Lender an assignment of franchise agreements, permits and contracts substantially in the form of Exhibit "L" hereto with respect to the HIC Guaranty (as amended, restated, modified or supplemented, the "HIC Assignment of Contracts").

                    (xxvii)       Termination of Participation.  Borrower shall
         have executed and delivered a termination of its participation interest in the Merrill Facility in a form reasonably satisfactory to Lender.

                 (b)      Opinions of Counsel.

                 Lender shall have received legal opinions, dated the Closing Date, from counsel to Borrower, the REIT, the Partnership, the Corporation and HIC, in form and substance reasonably satisfactory to Lender and its counsel, that, among other things: (i) this Agreement and the Loan Documents have been duly authorized, executed and delivered by Borrower and are valid and enforceable in accordance with their terms, subject to bankruptcy and equitable principles; (ii) that Borrower and the Partnership and HIC are qualified to do business and in good standing under the laws of the jurisdiction in which it is organized and where the Real Property Assets are located, or that they are not required by Applicable Law to qualify to do business in such jurisdiction; (iii) based upon a certificate of Borrower and the other Loan Parties, the encumbrance of the Real Property Assets with the liens of the Loan Documents shall not cause a breach of, or a default under, any material agreement, document or instrument to which Borrower, the REIT, the Partnership, HIC or the Corporation is a party or to which they or any of their properties are bound or affected; (iv) Lender has a valid and perfected Lien in the Collateral; and (v) the Loan does not violate any usury laws.

                 (c)      Organizational Documents. Lender shall have received
(i) with respect to HIC and the Corporation, the certificate of incorporation of such Loan Party, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the Borrower and such Loan Party together with a good standing certificate from the appropriate Secretary of State and a good standing certificate from the Secretaries of State (or the equivalent thereof) of each other State in which each Real Property Asset is located and in which each of them is required to be qualified to transact business, each to be dated a date not more than ten (10) days prior to the Closing Date, (ii) with respect to Borrower and the Partnership, the agreement of limited partnership of such Person, as amended, modified or supplemented to the Closing Date, together with a copy of the certificate of limited partnership of such entity, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a general partner of such Person, together with a good standing certificate from the appropriate Secretary of State and a good standing certificate from the Secretaries of State (or the equivalent thereof) of each other State in which each Real Property Asset is located and in which each of them is required to be qualified to transact business, each to be dated not more than ten (10) days prior to the Closing Date and (iii) with respect to the REIT, its declaration of trust, as amended, modified or supplemented to the Closing Date, certified to be true, complete and correct by a senior executive officer of the REIT, together with a copy of a good standing certificate (or the equivalent thereof), from the appropriate Secretary of State as of a date not more than ten

(10) days prior to the Closing Date and a good standing certificate (or its equivalent) from the Secretaries of State (or the equivalent thereof) or each state in which the REIT is required to be qualified in order to transact business.

                 (d) Certified Resolutions, etc. Lender shall have received a certificate of the secretary or assistant secretary of Borrower and each of the Loan Parties which is a corporation and dated the Closing Date, certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign the applicable Loan Documents, (ii) the by-laws of such Person as in effect on the Closing Date, (iii) the resolutions of such Person's board of directors approving and authorizing the execution, delivery and performance of all Loan Documents executed by such Person, and (iv) that there have been no changes in the certificate of incorporation of such Person since the date of the most recent certification thereof by the appropriate Secretary of State.

                 (e) Estoppel Certificates. Lender shall have received executed estoppel letters or certificates substantially in the form of Exhibit "O" hereto from each of the parties listed on Schedule 4, with respect to the leases set forth on such schedule (each, an "Estoppel Certificate").

                 (f) Insurance. Lender shall have received certificates of insurance demonstrating insurance coverage in respect of each of the Real Property Assets of types, in amounts, and with insurers satisfactory to Lender and otherwise in compliance with the terms, provisions and conditions of the Mortgage.

                 (g) UCC Searches. Lender shall have received satisfactory (i.e., showing no Liens other than Permitted Liens) UCC searches, together with tax lien, judgment and litigation searches conducted in the appropriate jurisdictions and as requested by Lender, performed by a search firm acceptable to Lender with respect to the Real Property Assets, Accounts Receivable, Borrower and each of the other Loan Parties (collectively, the "UCC Searches").

                 (h) Financing Statements. Lender shall have received UCC-1 financing statements signed by Borrower or other applicable Loan Party, as debtor, naming the Collateral Agent as secured party, in form suitable for filing in the appropriate offices of each jurisdiction where the Real Property Assets and Borrower and the applicable Loan Parties are located (each, a "Financing Statement").

                 (i) Title Insurance Policies; Surveys. Lender shall have received (i) title insurance policies issued by a title insurance company satisfactory to Lender insuring the lien of the Security Instruments on the Real Property Assets, in form and substance reasonably satisfactory to Lender insuring that the Security Instruments are a first lien on the good and marketable fee simple title or leasehold estate of Borrower to the Real Property Asset, as the case may be, in an amount equal to the amount of the Allocated Loan Amount for each Real Property Asset, subject only to such exceptions that Lender has approved together with such affirmative insurance and other endorsements reasonably required by Lender, including a revolving credit endorsement, together with a "tie-in" and first loss endorsement satisfactory to Lender, or, if such endorsement is not available in the state in which such Real Property Asset is located, in an amount equal to the greater of one hundred ten percent (110%) of the Allocated Loan Amount for such Real Property Asset or the amount on which mortgage or intangibles tax was paid with respect to the Security Instrument for such Real Property Asset, together with a "last dollar endorsement" (the "Title Policy"); such title insurance policy shall not contain any exception for any state of facts that an accurate survey might show or that a survey made after the date of the survey referred to in clause (ii) below might show; and (ii) a recent survey with respect to each of the Real Property Assets prepared by a land surveyor licensed in each of the states where the Real Property Assets are located pursuant to standards for title surveys reasonably satisfactory to Lender and otherwise reasonably satisfactory to Lender, provided that no structural additions to the improvements shown on such survey or new structures have been made or built since the date of such survey and that there has been no change in the legal description of the Property since the date of such survey, whether due to sale, transfer, condemnation or otherwise.

                 (j)      Financial Statements. Lender shall have received the
(i) financial reports described in Section 5.1(a) for the most recently ended fiscal year of Borrower and the relevant Loan Parties and the unaudited consolidated financial statements of Borrower and the relevant Loan Parties for each fiscal quarter of Borrower and such Loan Parties ending since the end of such entity's most recent fiscal year and (ii) for each Real Property Asset, annual operating statements and occupancy statements for Borrower's, the Partnership's and HIC's most recent fiscal year together with current year to date operating statements, current occupancy statements and the approved operating and capital budget for the current fiscal year. Such financial statements shall be acceptable to Lender in its sole discretion.

                 (k) Environmental Matters. Lender shall have received the Environmental Reports dated within six (6) months prior to the Closing Date each of which shall be in form and substance satisfactory to Lender and shall include, without limitation, the following: (i) a Phase I environmental site assessment analyzing the presence of environmental contaminants, polychlorinated biphenyls or storage tanks and other Hazardous Substances at each of the Real Property Assets, the risk of contamination from off-site Hazardous Substances and compliance with Environmental Laws, such assessments shall be conducted in accordance with ASTM Standard E 1527-93, or any successor thereto published by ASTM, (ii) an asbestos survey of each of the Real Property Assets, which shall include random sampling of materials and air quality testing, and (iii) such further site assessments Lender may require due to the results obtained in (i) or (ii) hereof or in its reasonable discretion.

                 (l) Fees and Operating Expenses. Lender shall have received, for its account, all fees and expenses due and payable pursuant to the Syndication Letter on or before the Closing Date.

                 (m) Consents, Licenses, Approvals, etc. Lender shall have received certified copies of all material consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower and the other Loan Parties, and the validity and enforceability, of the Loan Documents, or in connection with any of the Transactions, and such consents, licenses (including without limitation, liquor and gaming licenses, as applicable) and approvals shall be in full force and effect.

                 (n) Appraisals. With respect to the Closing Date, Lender shall have completed its internal valuation of the Real Property Assets or have received Appraisals reasonably acceptable to Lender and the value of the Real Property Assets as determined pursuant to Lender's internal valuations, or the Appraisals, as the case may be, shall be reasonably satisfactory to Lender. With respect to the first Advance after the Syndication, Lender shall have received Appraisals reasonably acceptable to Lender for each of the Real Property Assets and the value of the Real Property Assets, as determined pursuant to the Appraisals, shall be reasonably satisfactory to Lender.

                 (o) Engineering Reports. Lender shall have received engineering reports dated within six (6) months prior to the Closing Date and in form and substance reasonably satisfactory to Lender with respect to each of the Real Property Assets; such engineering reports shall be prepared in accordance with Lender's then current guidelines for property inspection reports by licensed engineers acceptable to Lender, and such report should state, among other things, that each Real Property Asset is in good condition and repair, free from damage and waste and, to the best of such engineer's knowledge, complies in all material respects with the Americans with Disabilities Act (the "Engineering Reports").

                 (p) Zoning Compliance. Lender shall have received evidence reasonably satisfactory to Lender to the effect that each of the Real Property Assets and the use thereof are in substantial compliance with the applicable zoning, subdivision, and all other applicable federal, state or local laws and ordinances affecting each of the Real Property Assets, and that all building and operating licenses and permits necessary for the use and occupancy of each of the Real Property Assets as hospitality properties or hotels including, but not limited to, current certificates of occupancy, have been obtained and are in full force and effect.

                 (q) Leases. Lender shall have received certified copies of all Operating Leases and the Leases identified on Schedule 15 with respect to each Real Property Asset which shall be reasonably satisfactory to Lender.

                 (r) Contracts and Agreements. Lender shall have received certified copies of all Franchise Agreements and all material contracts and agreements relating to the management, leasing and operation of each of the Real Property Assets, each of which shall be reasonably satisfactory to Lender.

                 (s) Plans and Specifications. Lender shall have had access to copies of plans and specifications for each of the Real Property Assets.

                 (t) Representations and Warranties. Lender shall have received a certification by the general partner of Borrower or senior executive officer of Borrower and the REIT certifying that all of the representations and warranties contained in this Agreement, the Security Instruments and the other Loan Documents are true and correct with respect to each of the Real Property Assets, Borrower and each Loan Party, and that there is no Default or Event of Default hereunder.

                 (u) Certification as to Covenants. Lender shall have received a certificate of the general partner of Borrower or senior executive officer of Borrower and the REIT together with other evidence reasonably satisfactory to Lender (which shall include the comfort letter or audit described in Section 5.1(b)(iii) with respect to the Net Operating Income of each Real Property Asset and the calculation of financial covenants) that, as of the Closing Date, the Available Borrowing Base Covenant and the Loan to Value Ratio Covenant are satisfied for each Pool and that, as of the Closing Date and after giving effect to the Transaction to be consummated thereon, the financial covenants will be met, and there is no Default or Event of Default hereunder.

                 (v) Certification as to Applicable Laws. Lender shall have received such evidence as Lender shall deem reasonably necessary to establish (including, without limitation, a certificate of the general partner of Borrower, the Partnership or HIC, as applicable, or of a senior executive officer of Borrower, the Partnership or HIC, as applicable, certifying) that each Real Property Asset complies in all material respects with Applicable Laws as of the Closing Date.

                 (w) Quality Assurance Reports. Lender shall have received certified copies of the most recent Quality Assurance Reports, each of which shall be reasonably satisfactory to Lender.

                 (x) Intercompany Debt. Lender shall have received certified copies of all Intercompany Loan Documents.

                 (y) Flood Plain. Lender shall have received reasonably satisfactory evidence indicating which of the Real Property Assets are in a flood plain.

                 (z) Additional Matters. Lender shall have received such other certificates, opinions, documents and instruments relating to the Transactions as may have been reasonably requested by Lender, and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Transactions shall be satisfactory in form and substance to Lender.

                 Section 3.2 Conditions Precedent to All Advances of the Loan. The obligation of Lender and, after the Syndication, each Co-Lender, to make any Advance under the Loan (including the initial Advance made on or after the Closing Date, the first Advance after the date of Syndication, and any Swing Line Advances by the Swing Line Lender) (or its pro rata share thereof) is subject to the satisfaction on the date such Advance is made of the following conditions precedent:

                 (a) Representations and Warranties. The representations and warranties contained herein and in the other Loan Documents (other than representations and warranties which expressly speak only as of a different date) shall be true and correct in all material respects on such date both before and after giving effect to the making of such Advance or, if such representations and warranties are not true and correct in all material respects, the facts giving rise to the breach have been disclosed to Lender in writing and Lender, has approved, in its sole discretion, such facts.

                 (b) No Event of Default. No Event of Default shall have occurred and be continuing on such date either before or after giving effect to the making of such Advance, and Borrower shall be in compliance with the Available Borrowing Base Covenant and the Loan to Value Covenant.

                 (c) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of Lender would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making of the Advances or Borrower's obligation to pay (or Lender or any Co-Lender's or the Swing Line Lender's rights to receive payment) of the Loan and the other Obligations or the consummation of the Transactions.

                 (d) No Material Adverse Change. No event, act or condition shall have occurred after the Closing Date which, in the judgment of Lender has had or could have a Material Adverse Effect.

                 (e) Notice of Borrowing. Lender shall have received a fully executed Notice of Borrowing, Notice of Conversion or Continuation, or Notice of Swing Line Advance, as the case may be, in respect of the Advance to be made on such date.

                 (f)      No Litigation. Except for matters identified on
Schedule 5 (as the same may be amended or supplemented), no actions, suits or proceedings shall be pending or threatened with respect to the Transactions or the Loan Documents, Borrower or any of the other Loan Parties, or with respect to the Real Property Assets, that could, individually or in the aggregate, likely be expected to result in a Material Adverse Effect and matters identified on Schedule 5, individually or in the aggregate, do not result in a Material Adverse Effect.

                 (g) Title Insurance Policies. If the amount of principal outstanding at the time of any Advance (other than the initial Advance with respect to any of the Notes) (and excluding the portion of such Advance, if any, that is a Swing Line Advance) is less than $35,000,000.00 under Note A, $8,753,000.00 under Note B, $13,235,000.00 under Note C or $5,658,000.00 under
Note D (the "Minimum Threshold"), then, with respect to an Advance under the Note or Notes which have principal then outstanding of less than the respective Minimum Threshold, if required by Lender in its sole discretion, Lender shall have received an endorsement to each of the Title Policies insuring Lender with respect to the Real Property Assets in the Pool securing such Note (or if such Title Policy contains an endorsement that insures Lender that all future Advances shall have the same priority as the initial Advance of the Loan, a Title Search with respect to the related Real Property Asset securing such Note indicating) that as of the date of the Advance, there are no Liens on the Real Property Assets securing such Note other than the Liens existing on the Closing Date and listed in the respective Title Policy issued on the Closing Date. Notwithstanding the foregoing, Lender may elect, in its sole discretion, in lieu of the foregoing, to perform Title Searches with respect to some or all of the Real Property Assets with respect to Note A on a quarterly basis at Borrower's sole cost and expense, provided that (i) Advances (other than Swing Line Advances) aggregating $25,000,000.00 or more have been made during the immediately preceding Quarter, or (ii) Advances (other than Swing Line Advances) aggregating $25,000,000.00 or more have been made since the date of the last Title Search. The results of all such Title Searches shall be satisfactory to Lender in its reasonable discretion. Notwithstanding the foregoing, provided that the outstanding principal amount under each Note is equal to or greater than the respective Minimum Threshold, no endorsements or Title Searches shall be required with respect to any Swing Line Advance.

                 (h) Payment of Recording Taxes. Lender shall have received proof of payment of any required recording fees, mortgage recording taxes, documentary stamp taxes, intangibles taxes or other similar costs ("Recording Taxes") in connection with the making of such Advance. Borrower and the REIT acknowledge that if the outstanding principal under the Florida Note is at any time less than $3,400,000.00, no further Advance shall be permitted under the Florida Note until Borrower has delivered proof of payment of all Recording Taxes in connection with such Advance.

                 (i) Appraisals. Prior to the first Advance in connection with or after the occurrence of the Syndication, Lender shall have received satisfactory Appraisals of all of the Real Property Assets.

                 (j) Additional Matters. Lender shall have received such other certificates, opinions, documents and instruments relating to the Transactions as may have been reasonably requested by Lender, and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Transactions shall be reasonably satisfactory in form and substance to Lender.

                 Section 3.3 Acceptance of Borrowings. The acceptance by Borrower of the proceeds of each Advance shall constitute a representation and warranty by Borrower to Lender that all of the conditions required to be satisfied under this Section 3 in connection with the making of such Advance and all of the terms and provisions of this Agreement have been satisfied.

                 Section 3.4 Sufficient Counterparts. All certificates, agreements, legal opinions and other documents and papers referred to in this
Section 3, unless otherwise specified, shall be delivered to Lender and shall be reasonably satisfactory in form and substance to Lender (unless the form thereof is prescribed herein) and Borrower shall deliver sufficient counterparts of all such materials for distribution to Lender and each Co-Lender.

                 SECTION 4.       REPRESENTATIONS AND WARRANTIES.

                 In order to induce Lender to enter into this Agreement and to make the Loan, Borrower and the REIT make the following representations and warranties, which shall survive the execution and delivery of this Agreement and the Note and the making of the Loan and each Advance:

                 Section 4.1 Corporate/Partnership Status. Each of Borrower and the other Loan Parties (a) is a duly organized and validly existing corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has all requisite corporate or partnership power and authority, as the case may be, to own its property and assets (including the Real Property Assets) and to transact the business in which it is engaged or presently proposes to engage (including this Transaction) and (c) has duly qualified and is authorized to do business and is in good standing as a foreign corporation or foreign partnership, as the case may be, in every jurisdiction in which the Real Property Assets are located, unless it is not required to so qualify by Applicable Law, or in which the nature of its business requires it to be so qualified.

                 Section 4.2 Corporate/Partnership Power and Authority. Each of Borrower and the other Loan Parties has the corporate or partnership power and authority, as the case may be, to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary corporate or partnership action, as the case may be, to authorize the execution, delivery and performance by it of such Loan Documents. Each of Borrower and the other Loan Parties has duly executed and delivered each such Loan Document, and each such Loan Document constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as enforcement may be limited by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally, or general principles of equity whether enforcement is sought in a proceeding in equity or at law.

                 Section 4.3 No Violation. Neither the execution, delivery or performance by Borrower or any other Loan Party of the Loan Documents to which it is a party, nor the compliance by such Person with the terms and provisions thereof nor the consummation of the Transactions, (a) will, to the best of Borrower's or the REIT's knowledge, contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, which contravention would have a Material Adverse Effect on the value of the Collateral as a whole, or (b) will conflict in any material respect with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Instruments and the Loan Documents) upon any of the property or assets (including the Real Property Assets) of Borrower or any of the other Loan Parties pursuant to the terms of any indenture, mortgage, deed of trust, or other material agreement or instrument to which Borrower or any of the other Loan Parties is a party or by which it or any of its property or assets (including the Real Property Assets) is bound or to which it may be subject, which contravention would have a Material Adverse Effect on the value of the Collateral as a whole, or (c) will, with respect to Borrower or any Loan Party which is a partnership, violate in any material respect any provisions of the partnership agreement of such Person, or (d) will, with respect to the Borrower or any of the Loan Parties which is a corporation, violate in any material respect any provision of the Certificate of Incorporation or By-Laws of such Person.

                 Section 4.4 Litigation. Except as set forth on Schedule 5, there are no actions, suits or proceedings, judicial, administrative or otherwise (including any condemnation or similar proceeding) pending or, to the best of Borrower's or the REIT's knowledge, threatened with respect to any of the Transactions or Loan Documents, Borrower, its Subsidiaries, or any of the other Loan Parties or their respective Subsidiaries, or with respect to the Real Property Assets, that could, individually or in the aggregate, result in a Material Adverse Effect. All matters set forth on Schedule 5 do not, individually or in the aggregate, result in a Material Adverse Effect.

                 Section 4.5 Financial Statements: Financial Condition; etc. The financial statements delivered pursuant to Section 3.1(j) were prepared in accordance with GAAP consistently applied and fairly present the financial condition and the results of operations of Borrower, the Loan Parties and the Real Property Assets covered thereby on the dates and for the periods covered thereby, except as disclosed in the notes thereto and, with respect to interim financial statements, subject to normally recurring year-end adjustments. There is no material liability (contingent or otherwise) not reflected in such financial statements or in the notes thereto. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading or would affect Borrower's or the REIT's ability to perform its obligations under this Agreement or Borrower's, the REIT's, the Partnership's, the Corporation's or HIC's ability to perform its obligations under the Loan Documents.

                 Section 4.6 Solvency. On the Closing Date and after and giving effect to the Transactions, Borrower and the Loan Parties will be Solvent.

                 Section 4.7 Material Adverse Change. Since the date of the most recent audited financial statements delivered pursuant to Section 3.1(j), there has occurred no event, act or condition, and to the best of Borrower's or the REIT's knowledge, there is no prospective event or condition which has had, or could have, a Material Adverse Effect.

                 Section 4.8 Use of Proceeds; Margin Regulations. All proceeds of each Advance will be used by Borrower only in accordance with the provisions of Section 2.20. No part of the proceeds of any Advance will be used by Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Federal Reserve Board.

                 Section 4.9 Governmental Approvals. To the best of Borrower's or the REIT's knowledge, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required (or, if required, has been obtained) to authorize, or in connection with (i) the execution, delivery and performance of any Loan Document or the consummation of any of the Transactions or (ii) the legality, validity, binding effect or enforceability of any Loan Document, except for such orders, consents, approvals, licenses, authorizations, filings, recording, registration or exemption that would not have a Material Adverse Effect.

                 Section 4.10 Security Interests and Liens. The Security Instruments and the related Loan Documents create, as security for the Obligations, valid and enforceable Liens on all of the Collateral, in favor of Lender and subject to no other liens (except for Permitted Liens), except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

                 Section 4.11 Tax Returns and Payments. Borrower, the REIT and the other Loan Parties filed all tax returns required to be filed by it for which the filing date has passed and not been extended and has paid all taxes and assessments payable by such Persons which have become due, other than (a) those not yet delinquent or (b) those that are reserved against in accordance with GAAP which are being diligently contested in good faith by appropriate proceedings.

                 Section 4.12 ERISA. As of the Closing Date or disclosed prior to an Advance, neither Borrower or any of the other Loan Parties has any Plans other than those listed on Schedule 6. No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) still outstanding, or Reportable Event, which exceeds $5,000,000.00 or which has or could reasonably be expected to have a Material Adverse Effect has occurred with respect to any Plan and there is no lien outstanding under Section 412 of the Code or Section 302 of ERISA with respect to any Loan Party's assets. As of the Closing Date, the Unfunded Benefit Liabilities do not in the aggregate exceed $1,000,000.00. Borrower and the other Loan Parties have not failed to comply in all material respects with the requirements of ERISA and the Code and plan documents for any Employee Benefit Plan which has or could reasonably be expected to have a Material Adverse Effect and are not in default (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer
Plan which has or could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of the other Loan Parties, nor any member of their respective ERISA Controlled Groups (determined without reference to Section 414(m) or (o) of the Code, if liabilities of entities in Borrower or the other Loan Parties' ERISA Controlled Group solely by reason of Section 414(m) or (o) could not result in liability to Borrower or any Loan Parties) is subject to any present or potential withdrawal liability pursuant to Section 4201 or 4204 of ERISA which, individually or in the aggregate is in excess of $5,000,000.00 or has or could reasonably be expected to have a Material Adverse Effect. To the best knowledge of Borrower and the other Loan Parties, no Multiemployer Plan is or is likely to be disqualified for tax purposes, in reorganization (within the meaning of Section 4241 of ERISA or Section 418 of the Code) or is insolvent (as defined in Section 4245 of ERISA), which event would have a Material Adverse Effect. No liability to the PBGC (other than required premium payments), the Internal Revenue Service (with respect to an Employee Benefit Plan), any Plan or any trust established under Section 4049 of ERISA has been, or is expected by Borrower or the other Loan Parties to be, incurred by Borrower or the other Loan Parties (other than annual contributions) which is in excess of $5,000,000.00 or would have a Material Adverse Effect. Except as otherwise disclosed on Schedule 6 hereto or disclosed prior to an Advance, none of Borrower or the other Loan Parties has any contingent liability with respect to any post-retirement benefits under any "welfare plan" (as defined in Section 3(1) of ERISA) or withdrawal liability or exit fee or charge with respect to any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA or state laws which require similar continuation coverage for which the employee pays approximately the full cost of coverage, and other than such liability that is both not more than $5,000,000.00 and that would not have a Material Adverse Effect. No lien under Section 412(n) of the Code or 302(f) of ERISA or requirement to provide security under Section 401(a)(29) of the Code or Section 307 of ERISA has been or is reasonably expected by Borrower or the other Loan Parties to be imposed on the assets of Borrower or the other Loan Parties. Except as disclosed on
Schedule 6 or disclosed prior to an Advance neither Borrower nor any other Loan Party is a party to any collective bargaining agreement. Neither Borrower nor any Loan Party has engaged in any transaction prohibited by Section 408 of ERISA or Section 4975 of the Code which has a Material Adverse Effect. As of the Closing Date and throughout the term of the Loan, neither Borrower nor any other Loan Party is or will be an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and none of the assets of Borrower or any other Loan Party will constitute "plan assets" of one or more such plans for purposes of Title I of ERISA. As of the Closing Date and throughout the term of the Loan, neither Borrower nor any other Loan Party is or will be a "governmental plan" within the meaning of Section 3(3) of ERISA and neither Borrower nor any other Loan Party will be subject to state statutes applicable to Borrower or such Loan Party regulating investments and fiduciary obligations, of Borrower or any Loan Party with respect to governmental plans.

                 Section 4.13     Intentionally Omitted.

                 Section 4.14 Representations and Warranties in Loan Documents. All representations and warranties made by Borrower or any other Loan Party in the Loan Documents are true and correct in all material respects.

                 Section 4.15 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Borrower or any other Loan Party in writing to Lender on or prior to the Closing Date, for purposes of or in connection with this Agreement or any of the Transactions
(the "Furnished Information") is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower or any other Loan Party in writing to Lender will be, true, accurate and complete in all material respects and will not omit any material fact necessary to make such information (taken as a whole) not misleading on the date as of which such information is dated or furnished. As of the Closing Date, and as of the date of Syndication, there are no facts, events or conditions directly and specifically affecting Borrower, or any other Loan Party known to Borrower and not disclosed to Lender, in the Furnished Information, in the Schedules attached hereto or in the other Loan Documents, which, individually or in the aggregate, have or could be expected to have a Material Adverse Effect.

                 Section 4.16 Ownership of Real Property; Existing Security Instruments. Borrower has good and marketable fee simple title or a leasehold estate, as the case may be, subject to any Permitted Liens, in all of the Real Property Assets and Borrower, Partnership and HIC each have good title to all of their personal property subject to no Lien of any kind except for Permitted Liens. As of the date of this Agreement, there are no options or other rights to acquire any of the Real Property Assets that run in favor of any Person and there are no mortgages, deeds of trust, indentures, debt instruments or other agreements creating a Lien against any of the Real Property Assets, other than Permitted Liens.

                 Section 4.17 No Default. To the best of the Borrower's or the REIT's knowledge, no Default or Event of Default exists under or with respect to any Loan Document. No Default or Event of Default exists under or with respect to the Operating Leases, the Intercompany Debt, the Franchise Agreements or the Whole Loan Facility. To the best of Borrower's or the REIT's knowledge, neither Borrower, any Loan Party nor any of their respective Subsidiaries is in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its properties or assets is bound in any respect, the existence of which default could result in a Material Adverse Effect.

                 Section 4.18 Licenses, etc. To the best of the Borrower's or the REIT's knowledge, Borrower, the Partnership, and HIC for each Real Property Asset other than the Vagabond Inns, have obtained and hold in full force and effect, all material franchises, trademarks, tradenames, copyrights, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of the Real Property Assets (other than the Vagabond Inns) and their respective businesses as presently conducted, including without limitation, liquor and gaming licenses, as applicable ("Licenses"). Other than as indicated on Schedule 18, all liquor licenses are issued in either the name of (i) the Corporation, (ii) an entity wholly owned and controlled by the Corporation which has entered into a management agreement or lease agreement with respect to such liquor license with the Partnership or the Corporation, on terms and conditions reasonably satisfactory to Lender, or (iii) an individual who is both a resident of the state in which the related Real Property Asset is located and is an employee of either Borrower, the Partnership, the Corporation or the REIT at the level of general manager for the Real Property Assets in such state or higher.

                 Section 4.19 Compliance With Law. To the best of the Borrower's or the REIT's knowledge, Borrower and each Loan Party is in compliance in all material respects with all

Applicable Laws and other laws, rules, regulations, orders, judgments, writs and decrees, noncompliance with which could result in a Material Adverse Effect.

                 Section 4.20 Brokers. Borrower, each Loan Party, Lender and each Co-Lender hereby represent and warrant that no brokers or finders were used in connection with procuring the financing contemplated hereby and Borrower hereby agrees to indemnify and save Lender and each Co-Lender harmless from and against any and all liabilities, losses, costs and expenses (including attorneys' fees or court costs) suffered or incurred by Lender or any Co-Lender as a result of any claim or assertion by any party claiming by, through or under Borrower, that it is entitled to compensation in connection with the financing contemplated hereby, and Lender and each Co-Lender hereby agrees to indemnify and save Borrower harmless from and against any and all liabilities, losses, costs and expenses (including attorneys' fees or court costs) suffered or incurred by Borrower as a result of any claim or assertion by any party claiming by, through or under Lender or any Co-Lender that it is entitled to compensation in connection with the financing contemplated hereby.

                 Section 4.21 Judgments. To the best of the Borrower's or the REIT's knowledge, (i) there are no judgments, decrees, or orders of any kind against Borrower or any Loan Party unpaid of record which would materially or adversely affect the ability of Borrower or any Loan Party to comply with its obligations under the Loan or this Agreement in a timely manner, (ii) there are no federal tax claims or liens assessed or filed against Borrower or any Loan Party, (iii) there are no material judgments against Borrower or any Loan Party unsatisfied of record or docketed in any court of the States in which the Real Property Assets are located or in any other court located in the United States, (iv) no petition in bankruptcy or similar insolvency proceeding has ever been filed by or against Borrower or any Loan Party, and (v) neither Borrower nor any Loan Party has ever made any assignment for the benefit of creditors or taken advantage of any insolvency act or any act for the benefit of debtors.

                 Section 4.22 Property Manager. As of the date hereof, the managers of the Real Property Assets are the entities described on Schedule 12 (the "Managers").

                 Section 4.23 Assets of the REIT. The sole asset of the general partner of Borrower is its general partnership interest in Borrower and such other assets that may be incidental to or required in connection with the ownership of such general partnership interest, or as set forth in Schedule 13.

                 Section 4.24 REIT Status. The REIT intends to qualify for its taxable year ending December 31, 1995, and intends thereafter to remain qualified as a "real estate investment trust" as defined in Section 856 of the Code and is grandfathered from the application of Section 269B of the Code pursuant to Section 132(c)(3) of the Deficit Reduction Act of 1984.

                 Section 4.25 The Partnership. The Corporation and entities wholly owned and Controlled by the Corporation are the sole general partners of the Partnership.

                 Section 4.26 HIC. The Corporation is the owner and holder of all of the issued and outstanding stock of HIC.

                 Section 4.27 Intercompany Debt. No Intercompany Debt is secured by any Collateral.

                 Section 4.28 Personal Property. For all Real Property Assets other than the Vagabond Inns, Borrower, the Partnership and HIC, own, lease or license adequate Personal Property to maintain and operate each Real Property Asset as a hotel in accordance with the standards of this Agreement, the Loan Documents, the related Operating Leases and the related Franchise Agreements. The Personal Property is not subject to any liens, leases or financing arrangements other than Permitted Liens.

                 Section 4.29 Operations. The REIT conducts its business only through Borrower, except as described on Schedule 13 and the Corporation conducts its business only through the Partnership and HIC, except as described on Schedule 13A.

                 Section 4.30 Stock. The REIT and the Corporation list all of their outstanding shares of stock on the New York Stock Exchange and such shares trade as "paired shares" subject to a pairing agreement between the REIT and the Corporation.

                 Section 4.31 Ground Leases. With respect to those Real Property Assets in which Borrower holds a leasehold estate under a Ground Lease, with respect to each such Ground Lease (except as may be set forth on Schedule 8) (i) Borrower is the owner of a valid and subsisting interest as tenant under the Ground Lease; (ii) the Ground Lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (iii) all rent, additional rent and other charges reserved therein have been paid to the extent they are payable to the date hereof; (iv) Borrower enjoys the quiet and peaceful possession of the estate demised thereby, subject to any sublease; (v) the Borrower is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder; (vi) the lessor under the Ground Lease is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed; (vii) the lessor under the Ground Lease has satisfied all of its repair or construction obligations, if any, to date pursuant to the terms of the Ground Lease; (viii) the execution, delivery and performance of the Security Instrument do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the Ground Lease; (ix) Schedule 8 lists all the Ground Leases to which any of the Real Property Assets are subject and all amendments and modifications thereto; and (x) the lessor indicated on Schedule 8 for each Ground Lease is the current lessor under the related Ground Lease.

                 Section 4.32 Survival. The foregoing representations and warranties shall survive the execution and delivery of this Agreement and shall continue in full force and effect until the indebtedness evidenced by the Note has been fully paid and satisfied and Lender and the Co-Lenders have no further commitment to advance funds hereunder. The request for any Advance under this Agreement by Borrower or on its behalf shall constitute a certification that the aforesaid representations and warranties are true and correct as of the date of such request, except to the extent any such representation or warranty shall relate solely to an earlier date.

                 SECTION 5.       AFFIRMATIVE COVENANTS.

                 Borrower and the REIT covenant and agree that on and after the Closing Date and until the Obligations are paid in full:

                 Section 5.1 Financial Reports. (a) Borrower and the REIT will furnish to Lender: (i) annual audited consolidated or combined, as the case may be, financial statements of (A) Borrower and REIT, (B) the Partnership, HIC and the Corporation and (C) Borrower, the REIT, the
Partnership and the Corporation, each prepared in accordance with GAAP within 90 days of the end of Borrower's fiscal year prepared by nationally recognized independent public accountants (which accountant's opinion shall be unqualified), reasonably satisfactory to Lender; (ii) within 45 days after the close of each quarterly accounting period in each fiscal year, the consolidated or combined, as the case may be, balance sheet of (A) Borrower and REIT, (B) the Partnership, HIC and the Corporation and (C) Borrower, the REIT, the Partnership, HIC and the Corporation, each as of the end of such quarterly period and the related consolidated statements of income, cash flow and shareholders' equity for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, each prepared in accordance with GAAP certified by Borrower, the Partnership and HIC, as applicable; (iii) quarterly and annual operating statements (prepared on a basis consistent with that used in the preparation of the GAAP consolidated or combined, as the case may be, financial statements of Borrower, the REIT, the Partnership, the Corporation and HIC, and in compliance with the Uniform System of Accounts) for each Real Property Asset, separately disclosing the amounts paid under the related Operating Lease and including a comparison and reconciliation with the most recent Annual Operating Budget, within 45 days of the end of each calendar quarter, certified by the Borrower, the Partnership and HIC (iv) copies of all of Borrower's, REIT's, the Partnership's, the Corporation's and HIC's quarterly and annual filings with the Securities and Exchange Commission and all shareholder reports and letters to the REIT's, HIC's and the Corporation's shareholders and all other publicly released information promptly after their filing or mailing, and (v) an annual operating and capital budget for each of the Real Property Assets (the "Annual Operating Budget"), including cash flow projections for the upcoming year, presented on a monthly basis consistent with the quarterly and annual operating statements referred to in clause (iii) above at least 15 days prior to the start of each calendar year. Borrower will furnish or cause to be furnished such additional reports or data, but no more often than on a quarterly basis, as Lender may reasonably request including, without limitation management and marketing reports for each Real Property Asset. Borrower and each Loan Party shall maintain a system of accounting capable of furnishing all such information and data, and shall maintain its respective books and records respecting financial and accounting matters in a proper manner and on a basis consistent with that used in the preparation of the GAAP consolidated financial statements of Borrower. Unless otherwise specified above financial reports requested by Lender of Borrower shall be provided to Lender no later than 15 days after such request.

                 (b) Officer's Certificates; Comfort Letters. (i) At the time of the delivery of the financial statements under clause (a) above, Borrower shall provide a certificate of the general partner of Borrower or a senior executive officer of Borrower and the REIT that such financial statements have been prepared in accordance with GAAP (unless such financial statements are not required to be prepared in accordance with GAAP pursuant to this Agreement) and fairly present the financial condition and the results of operations of Borrower, REIT, the Partnership, HIC, the Corporation and the Real Property Assets on the dates and for the periods indicated, subject, in the case of interim financial statements, to normally recurring year end adjustments, (y) to the best knowledge of such general partner or senior executive officer of Borrower and the REIT that no Default or Event of Default has occurred on the date of such certificate or, if any Default or Event of Default has occurred and is continuing on such date, specifying the nature and extent thereof and the action Borrower proposes to take in respect thereof and
(z) that since the date of the prior financial statements delivered pursuant to such clause no change has occurred in the financial position of Borrower, REIT, the Partnership, HIC, the Corporation which change could result in a Material Adverse Effect, and (ii) at the time of delivery of the Annual Operating Budget pursuant to Section 5.1(a)(v), a written statement of the assumptions used in connection with respect to the Annual Operating Budget, together with a certificate of the general partner of Borrower or a senior executive officer of Borrower and the REIT to the effect that such budget and assumptions are reasonable and represent Borrower's, Partnership's and HIC's good faith estimate of such Property Net Cash Flow and anticipated capital expenditures, it being understood and agreed that there may often be a difference between financial projections and actual results.

                 (ii) Within 45 days of the end of each calendar quarter, Borrower shall provide a certificate of the general partner of Borrower or of a senior executive officer of Borrower and the REIT certifying that no Default or Event of Default has occurred, that there has been no change in the REIT's tax status as a real estate investment trust as defined under Section 856 of the Code, confirming compliance with the covenant in Sections 5.3, 5.4, 5.5, 5.8, 5.9, 5.19 and 5.27 and demonstrating compliance with the financial covenants set forth in

Sections 5.15, 5.16, 5.17, 5.18, 5.20, 6.3, 6.4 and 6.7 hereof (including providing copies of the most recently available unaudited operating statements of the Real Property Assets) and the provisions of Sections 5.12, 5.13, 5.19(a),
(b) and (c), 5.21, 5.26, 5.27 and 5.28 and such other Sections as reasonably requested by Lender and containing calculations verifying such compliance commencing with the calendar quarter ending on December 31, 1995; provided that the certificate for the last calendar quarter with respect to Sections 5.16, 5.17, 5.18 and 6.7 may be delivered within 90 days after the end of such fiscal year with the audited financial statements for the year then ended. A similar certificate with respect to covenants set forth in Sections 5.21, 6.3 and 6.4, shall be provided by the Partnership and HIC at the same times that the Borrower's and the REIT's certificate is required hereunder. In the event the Available Borrowing Base is less than 102.5% of the Available Facility Amount with respect to any Note, and until such time as the Available Borrowing Base is equal to or greater than 102.5% of the Available Facility Amount for each of the Notes, Lender may request that a certificate of the general partner of Borrower or a senior executive officer of Borrower and the REIT certifying compliance with the Available Borrowing Base Covenant set forth in Section 5.15 (and containing calculations demonstrating such compliance) be delivered to Lender on a monthly basis.

                 (iii) Within 90 days of the end of Borrower's fiscal year through the Maturity Date, and prior to any increase of the Available Facility Amount pursuant to Section 2.22, the addition of any New Property pursuant to
Section 2.23, the Release of any Collateral pursuant to Section 2.21(a) and the substitution of any Substitute Properties pursuant to Section 2.21(b), Borrower and the REIT, at Borrower and the REIT's sole cost and expense, shall provide a comfort letter or audit prepared by a nationally recognized independent certified public accounting firm satisfactory to Lender verifying that the covenants contained in Sections 5.15, 5.16, 5.17, 5.18, 5.19(a), (b) and (c), and 6.7 are complied with at the end of such period and will be in compliance with such covenants after giving effect to such increase, addition, release or substitution, as the case may be.

                 (c) Notice of Default or Litigation. Promptly after Borrower or any other Loan Party obtains actual knowledge thereof, Borrower shall give Lender notice of (i) the occurrence of a Default or any Event of Default, (ii) the occurrence of (x) any default that is not cured, or any event of default, under any partnership agreement of Borrower, any mortgage, deed of trust, indenture or other debt or security instrument, covering any of the assets of Borrower or (y) any event of default under any Franchise Agreement, Operating Lease, Intercompany Debt or any other material agreement relating to the Real Property Assets, to which Borrower, the Partnership or HIC is a party, which, if not cured could result in a Material Adverse Effect, (iii) any litigation or governmental proceeding pending or threatened (in writing) against Borrower, any other Loan Party which could result in a Material Adverse Effect and (iv) any other event, act or condition which could result in a Material Adverse Effect. Each notice delivered pursuant to this Section 5.1(c) shall be accompanied by a certificate of a general partner or senior executive officer of Borrower setting forth the details of the occurrence referred to therein and describing the actions Borrower proposes to take with respect thereto.

                 (d) Quality Assurance. Promptly after Borrower or the Partnership or any other Loan Party receives any quality assurance reports or similar reports of inspection or compliance from the Franchisor under any Franchise Agreement ("Quality Assurance Reports"), Borrower shall deliver copies thereof to Lender, but in no event later than thirty days after receipt.

                 (e) Other Information. From time to time, Borrower and the REIT shall provide such other information and financial documents relating to Borrower, the REIT or the other Loan Parties as Lender may reasonably request.

                 Section 5.2 Books, Records and Inspections. Borrower, the Partnership and HIC shall, at their respective principal places of business or at each Real Property Asset, keep proper books of record and account in which full, true and correct entries shall be made. Borrower, the Partnership and HIC shall permit or cause to be permitted officers and designated representatives of Lender and any Co-Lender to visit and inspect any of the Real Property Assets, and to examine and copy the books of record and account of Borrower, the Partnership and HIC and the Real Property Assets (including, without limitation, leases, statements, bills and invoices), discuss the affairs, finances and accounts of Borrower, the Partnership and HIC and be advised as to the same by, its and their officers and independent accountants, all upon reasonable notice and at such reasonable times as Lender or any Co-Lender may desire.

                 Section 5.3 Maintenance of Insurance. Borrower and the other Loan Parties shall (a) maintain with financially sound and reputable insurance companies insurance on itself and its properties in commercially reasonable amounts and with respect to the Real Property Assets in at least such amounts and against at least such risks as are required, under the Security Instruments, (b) maintain Lender as named additional insured in respect of any such liability insurance required to be maintained under the Security Instruments, and (c) furnish to Lender from time to time, upon written request, certificates of insurance or certified copies or abstracts of all insurance policies required under this Agreement and the other Loan Documents and such other information relating to such insurance as Lender may reasonably request.

                 Section 5.4 Taxes. Borrower and the other Loan Parties shall pay or cause to be paid, when due (i.e., before any penalty or fine could be levied or charged), all taxes, charges and assessments and all other lawful claims required to be paid by Borrower, the other Loan Parties, except as contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves have been established with respect thereto in accordance with GAAP. Upon request from Lender, Borrower shall provide evidence to Lender of payment of such taxes, charges, assessments and other lawful claims.

                 Section 5.5      Corporate Franchises; Conduct of Business.
(a) Borrower and each Loan Party shall do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and good standing (i) in the State of its organization and (ii) in each state in which a Real Property Asset is located, unless such Person is not required to qualify in such State by Applicable Law, and its respective franchises, tradenames licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals, except where the failure to so preserve any of the foregoing (other than existence and good standing) could not, individually or in the aggregate, result in a Material Adverse Effect.

                 (b) Borrower, the Partnership and HIC shall carry on and conduct their businesses in substantially the same manner and substantially the same field of enterprise as they are presently conducted.

                 (c) The REIT shall carry on and conduct its business in substantially the same manner and substantially the same field of enterprise as it is presently conducted and only through Borrower, except as described in
Schedule 13.

                 (d) The Corporation shall carry on and conduct its business in substantially the same manner and substantially the same field of enterprise as it is presently conducted and only through the Partnership and HIC, except as described in Schedule 13A.

                 Section 5.6 Compliance with Law. Borrower and the other Loan Parties shall comply in all material respects with all Applicable Laws, in respect of the conduct of their business and the ownership of their property (including the Real Property Assets), except for such Applicable Laws, (a) which Borrower or such other Loan Party are contesting in good faith and in compliance with and pursuant to appropriate proceedings diligently prosecuted (provided that such contest does not and cannot (i) expose any of Lender, any Co-Lender, Borrower, the other Loan Parties to any criminal liability or penalty, (ii) give rise to a Lien against any of the Collateral or any Real Property Asset, or (iii) otherwise materially adversely affect any of the Collateral or the value thereof), or (b) the failure to observe which, taken individually or in the aggregate, could not result in a Material Adverse Effect.

                 Section 5.7 Performance of Obligations. Borrower and the REIT shall perform all of their respective material obligations under the terms of each mortgage, indenture, security agreement, debt instrument, lease, undertaking and contract relating to any Real Property Assets, or by which it or any of the Real Property Assets is bound.

                 Section 5.8 Stock. REIT and the Corporation shall maintain in good standing their listing of all outstanding shares of stock on the New York Stock Exchange and such shares shall continue to trade as "paired shares".

                 Section 5.9 Maintenance of Personal Property. Borrower, the Partnership and HIC shall own, lease or license Personal Property adequate to maintain and operate each Real Property Asset as a hotel in accordance with the standards of this Agreement, the Loan Documents, the related Operating Leases and the related Franchise Agreements, including compliance with the Loan to Value Ratio Covenant for each Pool. Neither Borrower, the Partnership nor HIC shall lease, license, encumber or enter into any other financing arrangements with respect to any of the Personal Property in excess of the Permitted Financing. With respect to the Real Property Asset identified on
Schedule 2 as Doubletree, California, and on all other California Real Property Assets (other than the Vagabond Inns) which are owned, leased, or operated by any Loan Party or an Affiliate thereof, all Personal Property shall be owned by Borrower.

                 Section 5.10 Maintenance of Properties. Borrower and the other Loan Parties shall ensure that the Real Property Assets are maintained in a manner consistent with their current condition and repair, normal wear and tear and casualty damage in the process of being repaired or restored excepted.

                 Section 5.11 Compliance with ERISA. (a) Borrower and the other Loan Parties shall maintain each Employee Benefit Plan in compliance with all material applicable requirements of ERISA and the Code and with all material applicable regulations promulgated thereunder so that no failure to so comply will cause liability to Borrower or any Loan Party in excess of $5,000,000.00 or have a Material Adverse Effect. Borrower and the other Loan Parties shall provide to Lender, within ten (10) days of Lender's request, any document, filing or correspondence relating to an Employee Benefit Plan which the Lender reasonably requests. Borrower and the other Loan Parties shall also provide to Lender, with ten (10) days of filing or receipt, (i) any notice from the Department of Labor or Internal Revenue Service of assessment or investigation regarding a prohibited transaction under Section 4975 of the Code or Section 406 of ERISA, (ii) any notice from a Multiemployer Plan of withdrawal with respect to a Multiemployer Plan, (iii) notice from the Internal Revenue Service of imposition of excise tax with respect to an Employee Benefit Plan, (iv) any Form 5500 filed by any Borrower or Loan Party with respect to an Employee Benefit Plan which includes a qualified accountant's opinion, or (v) notice regarding a proposed termination from the PBGC; provided, however, that items in (i)-(iii) need only be provided if the events could result in Material Adverse Effect.

                 (b) Neither Borrower nor any other Loan Party shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or result in a violation of a state statute regulating governmental plans that would subject Lender to liability for a violation of ERISA or such a state statute.

                 (c) Borrower and the REIT further covenant and agree to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as reasonably requested by Lender in its sole discretion, that (i) neither Borrower or any other Loan Party is an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA;
(ii) neither Borrower or any other Loan Party is subject to state statutes applicable to Borrower or any Loan Party regulating investments and fiduciary obligations of Borrower or any Loan Party with respect to governmental plans; and (iii) with respect to each Loan Party and Borrower, at least one of the following circumstances is true:

                          (1) Equity interests in Borrower or such Loan Party are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

                          (2) Less than 25 percent of each outstanding class of equity interests in Borrower or such Loan Party are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

                          (3) Borrower or such Loan Party qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.

                 Section 5.12 Settlement/Judgment Notice. Borrower and the REIT agree that they shall, within ten (10) days after a settlement of any obligation in excess of $1,000,000.00 provide written notice to Lender of such settlement together with a certification signed by a senior executive officer of Borrower and the REIT certifying based upon the most recent quarterly consolidated financial statements of Borrower and the REIT, such settlement will not cause Borrower or the REIT to violate the financial covenants set forth in Sections 5.16, 5.17 and 5.18 hereof. Borrower and the REIT further agree that they shall, within ten (10) days after entry of a final judgment in excess of $1,000,000.00 or final judgments in excess of $1,000,000.00 in the aggregate during the immediately preceding twelve (12) month period, provide written notice to Lender of such judgment together with a certification signed by a senior executive officer of Borrower and the REIT certifying, based upon the most recent quarterly consolidated financial statements of Borrower and the REIT, such judgment will not cause Borrower or the REIT to violate the financial covenants set forth in Sections 5.16 and 5.17 hereof. Borrower and the REIT further agree that they will provide written notice to Lender after entry of any judgment in excess of $1,000,000.00.

                 Section 5.13 Acceleration Notice. Borrower and the REIT agree that they shall, within ten (10) days after receipt of written notice that any Indebtedness of Borrower or the REIT hereof has been accelerated, provide written notice to Lender of such acceleration.

                 Section 5.14 Lien Searches; Title Searches. In addition to searches and endorsements required in connection with an Advance, Borrower shall, upon Lender's request therefor given from time to time, and at Lender's expense, deliver (a) reports of UCC, tax lien, judgment and litigation searches with respect to Borrower, each of the other Loan Parties, and (b) searches of title to each of the Real Property Assets (each, a "Title Search"). Such Title Searches and lien searches required under this Agreement shall be conducted by search firms designated by Lender in each of the locations designated by Lender.

                 Section 5.15 Available Borrowing Base Covenant. Borrower shall at all times maintain an Available Borrowing Base for each Note for the aggregate of all Real Property Assets applicable to each such Note (measured on a monthly basis based on a trailing twelve month analysis) greater than or equal to the Available Facility Amount for each such Note; provided, however, that to the extent the available borrowing base covenant (the "Available Borrowing Base Covenant") set forth in the preceding clause is not met at the end of any calendar month for a particular Note, then:

                 (a) the Available Facility Amount for such Note and the Aggregate Available Facility Amount shall be immediately and automatically, without any act or notice by Lender, reduced to the extent necessary to cause the Available Borrowing Base Covenant to be satisfied; and

                 (b) to the extent that the then outstanding principal balance of the Loan (including outstanding Swing Line Advances) exceeds the Available Facility Amount for such Note as reduced as a result of a reduction of the Available Facility Amount for such Note pursuant to clause (a) above, Borrower shall repay, without penalty or premium (other than as provided in Section 2.17), that portion of the outstanding principal balance of the Note which is in excess of the Available Facility Amount for such Note within five (5) Business Days of the earliest of (i) Borrower's receipt of written notice that the Available Borrowing Base Covenant is no longer satisfied, (ii) Borrower's delivery of the Section 5.1(b)(ii) certificate indicating that the Available Borrowing Base Covenant is no longer satisfied (or, if such certificate is not delivered on or prior to the date provided for in Section 5.1(b)(ii), the date on which such certificate was required to be delivered thereunder) and (iii) Borrower's determination that the Available Borrowing Base Covenant is no longer satisfied.

                 (c) Neither the Aggregate Available Facility Amount nor the Available Facility Amount with respect to such Note shall be reduced pursuant to Section 5.15(a) above if (i) Borrower shall provide Lender, within five Business Days of the earliest date in clause (i), (ii) or (iii) of Section 5.15(b) (the "Relevant BBC Date"), with (A) a certificate of the general partner or a senior executive officer of Borrower substantially in the form of Exhibit F stating that it intends to provide an additional real property or properties to Lender pursuant to Section 2.23 within 45 days of the Relevant BBC Date and (B) evidence, reasonably satisfactory to Lender, that the Net Operating Income for such additional real property or properties for the twelve (12) month period most recently ended together with the Net Operating Income of the other Real Property Assets securing such Note, would have enabled Borrower to meet the Available Borrowing Base Covenant on the Relevant BBC Date with respect to such Note and (C) such additional real property or properties shall be satisfactory to Lender in its sole discretion and
         (ii) Borrower shall have provided Lender within 45 days of the Relevant BBC Date with such additional collateral pursuant to Section
         2.23 hereof and such additional collateral, in the aggregate with the other Real Property Assets securing the Loan, is capable of meeting the Available Borrowing Base Covenant with respect to such Note at such time. In the event that (I) Borrower shall fail to deliver to Lender the items set forth in clause 5.15(c)(i) above within five (5) Business Days of the Relevant BBC Date, (II) the additional property or properties offered by Borrower are not satisfactory to Lender or
         (III) Borrower shall fail to subject such additional property or properties to the Liens of the Loan Documents pursuant to Section 2.23 or comply with any other provision of Section 2.23 within the time period provided above, then the Aggregate Available Facility Amount and the Available Facility Amount with respect to such Note shall immediately be reduced without any further action on the part of Borrower or Lender pursuant to Section 5.15(b) and Borrower shall prepay the Loan to the extent, if any, required pursuant to Section 5.15(b).

                 (d) In the event that the Aggregate Available Facility Amount and the Available Facility Amount with respect to such Note is reduced pursuant to the terms of this Section 5.15, Borrower shall have the ability to partially or fully reinstate the Aggregate Available Facility Amount and the Available Facility Amount for such Note to its previous level by delivering to Lender, with respect to periods ending at the end of any calendar month (but no sooner than one month following a Relevant BBC Date), a certificate of a general partner or a senior executive officer of Borrower, in the form of the quarterly certificate required pursuant to Section 5.1(b)(ii), demonstrating that as of the end of such month, Borrower is in compliance with the Available Borrowing Base Covenant to the extent of the requested reinstatement of the Aggregate Available Facility Amount and the Available Facility Amount with respect to such Note.

                 Section 5.16 Minimum Net Worth. The minimum net worth of Borrower shall not, at any time, be less than $215,000,000.00 plus 75% of the net proceeds (after payment of underwriter and placement fees and other expenses directly related to such equity offering) received from subsequent equity offerings by the REIT, calculated on a GAAP basis; however, the conversion or exchange of existing operating partnership units in Borrower for shares in the REIT for which the REIT does not receive cash compensation shall not be deemed an equity offering for purposes of this Section 5.16.

                 Section 5.17 Total Indebtedness. (a) The maximum combined Total Debt of Borrower and the REIT shall not exceed at any time 55% of the combined Net Book Value of Borrower and the REIT, calculated without duplication.

                 (b) The maximum combined Total Debt of Borrower and the Partnership shall not exceed at any time 55% of the combined Net Book Value of Borrower and the Partnership, calculated without duplication, provided that Total Debt and Net Book Value shall exclude amounts related to the Intercompany Debt between (i) the Corporation and the Partnership and their consolidated Subsidiaries and (ii) the REIT and Borrower and their consolidated Subsidiaries.

                 Section 5.18 Coverage Ratios. (a) The ratio of (x) actual consolidated EBITDA of Borrower and the REIT (without duplication) for any period of twelve consecutive months (or if twelve consecutive months have not passed since July 6, 1995, the period of time from July 6, 1995) (in either case the "Base Period"), to (y) the sum of Debt Service plus Fixed Charges of the Borrower and the REIT for such Base Period shall not at any time be less than (i) 2.15 to 1 at any time during the nine month period commencing on July 6, 1995 and (ii) 2.25 to 1 for any period thereafter.

                 (b) The ratio of (x) actual EBITDA (adjusted to include replacement reserves of 4% of gross hotel revenues) of Borrower and the Partnership for the applicable Base Period, to (y) the sum of Debt Service plus Fixed Charges of Borrower and the Partnership for the same Base Period shall not at any time be less than (i) 2.40 to 1 at any time during the nine month period commencing on July 6, 1995 and (ii) 2.50 to 1 thereafter. For purposes of this Section 5.18(b), EBITDA and Debt Service shall exclude amounts related to the Operating Leases with the Partnership as tenant and intercompany debt between (A) the Corporation and the Partnership and their consolidated Subsidiaries and (B) the REIT and the Borrower and their consolidated Subsidiaries.

                 Section 5.19 Replacement Reserve and Deferred Maintenance Reserve. (a) After the Closing Date Borrower shall spend at least the amounts set forth on Schedule 16 for each Real Property Asset on or before December 31, 1996 (the "Initial Minimum Spending Requirement"). For the calendar year commencing on January 1, 1997 and for each calendar year thereafter,

Borrower shall spend, or cause to have spent, a minimum spending amount (the "Minimum Spending Requirement") for each Real Property Asset equal to 4% of the annual Gross Revenues from each Real Property Asset per annum on repair, replacement and maintenance of the related Real Property Asset during the applicable calendar year. The Minimum Spending Requirement for each calendar year shall be determined annually by Lender, and shall be based on Gross Revenues for the immediately preceding calendar year, and Lender shall revise
Schedule 16 accordingly. In the event that Borrower has spent more than the Minimum Spending Requirement for a Real Property Asset in any calendar year, Borrower may apply such excess, up to an amount equal to 2% of the annual Gross Revenues from the Real Property Asset, to reduce the amount of the Minimum Spending Requirement that must be spent in the immediately succeeding calendar year. Borrower shall deliver evidence reasonably satisfactory to Lender no more frequently than monthly, but at least quarterly, of the portion of the Initial Minimum Spending Requirement and the Minimum Spending Requirement, as the case may be, for each Real Property Asset that has been spent; such evidence shall include copies of paid invoices or other receipts for work done or materials provided and such other information as reasonably requested by Lender. On July 1, 1996, and on the first day of July of each year thereafter, Lender shall determine the portion of the Initial Minimum Spending Requirement or the Minimum Spending Requirement for that calendar year that has not been spent and determine the amount to be reserved for such repair, replacement and maintenance as provided below (such amount, the "Initial Replacement Reserve" or the "Minimum Replacement Reserve", as the case may be). Such amount to be reserved shall equal the difference between (i) the portion of the Minimum Spending Requirement for the applicable year that has not been spent and (ii) the difference between (A) (1) the lesser of 55% of the value of the related Real Property Asset according to Lender's internal valuation or 50% of the value according to an Appraisal of the related Real Property Asset, or (2) if the Syndication has occurred, 50% of the value according to the Appraisal of such Real Property Asset and (B) the Allocated Loan Amount for such Real Property Asset. Borrower shall maintain, from the date of notice of the Initial Replacement Reserve or the Minimum Replacement Reserve, as the case may be, until such time as the Initial Minimum Spending Requirements or the Minimum Spending Requirement, as the case may be, for such calendar year have been spent in full, an amount equal to the Initial Replacement Reserve and the Minimum Replacement Reserve for such calendar year, as the case may be, in the form of
(x) readily available and unrestricted cash held in a segregated account or (y) borrowing capacity under this Agreement, as measured by the unfunded portion of the Aggregate Available Facility Amount; provided however, that during any given calendar year the amounts required to be maintained as the Initial Replacement Reserve or the Minimum Replacement Reserve shall be reduced from time to time to the extent that such sums were actually spent on repair, replacement and maintenance of the Real Property Assets as determined by Lender in its reasonable discretion.

                 (b) Borrower shall spend the amounts shown on Schedule 17 (as the same may be amended from time to time) for each Real Property Asset listed on such Schedule prior to

January 1, 1997 to perform the specified maintenance set forth on such Schedule (the "Deferred Maintenance Spending Requirement"). Borrower shall deliver evidence reasonably satisfactory to Lender on or prior to December 31, 1996 that such work has been completed; such evidence shall include copies of paid invoices or other receipts for work done or materials provided, and may include an updated Engineering Report. Borrower shall maintain an amount (the "Deferred Maintenance Reserve") equal to the difference between (i) the Deferred Maintenance Spending Requirement and (ii) the difference between (A)
(1) the lesser of 55% of the value of the related Real Property Asset according to Lender's internal valuation or 50% of the value according to an Appraisal of the related Real Property Asset, or (2) if the Syndication has occurred, 50% of the value according to the Appraisal of such Real Property Asset and (B) the Allocated Loan Amount for such Real Property Asset in the form of (x) readily available and unrestricted cash held in a segregated account or (y) borrowing capacity under this Agreement, as measured by the unfunded portion of the Aggregate Available Facility Amount. The Deferred Maintenance Reserve shall be reduced, from time to time, to the extent that such sums were actually spent to perform the required work as determined by Lender in its reasonable discretion.

                 (c) With respect to the Real Property Asset identified as Bay Valley, Michigan on Schedule 1, Borrower shall complete the soil excavation and replacement as described in and pursuant to the Corrective Action Plan for Bay Valley Resort Facility, 2470 Old Bridge Road, Bay City, Michigan prepared for Hotel Investors Trust, Los Angeles, California, by Earth Tech, dated January 1995, Project 22424.03 as modified by the Options Update for Bay Valley Resort, Bay City, Michigan prepared by Earth Tech and dated October 18, 1995 (the "Corrective Action Plan") on or prior to October 1, 1996, and shall comply with the ground water monitoring program as described in and pursuant to the Corrective Action Plan throughout the term of the Loan. Borrower shall deliver a quarterly report to Lender with respect to the status of the soil excavation and replacement and the ground water monitoring; upon the completion of the soil excavation and replacement, Borrower shall deliver a report with respect to the gound water monitoring every second quarter, in each case, concurrently with the report delivered pursuant to Section 5.1(b)(ii). Until such time as Lender receives a report from Earth Tech or another environmental consultant reasonably satisfactory to Lender that the soil excavation and replacement has been completed and the ground water monitoring has commenced, each in accordance with Applicable Law and the Corrective Action Plan, Borrower shall maintain the amount set forth on Schedule 17 with respect to such Real Property Asset for soil excavation and remediation as part of the Deferred Maintenance Reserve pursuant to Section 5.19(b); provided, however, that such amount shall be reduced from time to time to the extent that such sums were actually spent on the soil excavation and replacement, or on the ground water monitoring, as determined by Lender in its reasonable discretion.

                 Section 5.20 Loan to Value Ratio. Borrower shall at all times maintain the ratio of Available Facility Amount for each Note to the most recent aggregate appraised value according to the Appraisals, updates to existing Appraisals or Lender's internal valuation most recently delivered or prepared, as the case may be, pursuant to Section 5.25 or, if no such updated appraisal has been prepared and delivered to Borrower with respect to a Real Property Asset, according to the Appraisal or internal valuation completed for such Real Property Asset on or before the Closing Date, unless Borrower or Lender reasonably believes that the value is less, of not more than 50% of the value according to an Appraisal or 55% of the value according to Lender's internal valuation, provided, however, that all determinations of Loan to Value Ratios from and after the Syndication shall be based on 50% of appraised value determined by Appraisals reasonably satisfactory to the Lender of all Real Property Assets securing each such Note, measured in the aggregate (the "Loan to Value Ratio"); provided, however, that to the extent the loan to value ratio covenant (the "Loan to Value Ratio Covenant") set forth in the preceding clause is not satisfied for a particular Note, then:

                 (a) the Available Facility Amount for such Note and the Aggregate Available Facility Amount shall be immediately and automatically, without any act or notice by Lender, reduced to the extent necessary to cause the Loan to Value Ratio Covenant to be satisfied; and

                 (b) to the extent that the then outstanding principal balance of the Loan (including outstanding Swing Line Advances) exceeds the Available Facility Amount for such Note as reduced as a result of a reduction of the Available Facility Amount for such Note pursuant to clause (a) above, Borrower shall repay, without penalty or premium (other than as provided in Section 2.17), that portion of the outstanding principal balance of the Note which is in excess of the Available Facility Amount for such Note within five (5) Business Days after the earlier to occur of (i) Borrower's receipt of the Section
         5.25 Appraisal(s) or Lender's internal valuations, provided that, if the Syndication has occurred, only Appraisals delivered in connection with the Syndication or Section 5.25 shall be used, (ii) Borrower's receipt of Lender's written notice that the Loan to Value Ratio Covenant is no longer satisfied and (iii) Borrower's delivery of the
         Section 5.1(b)(ii) certification indicating that the Loan to Value Ratio Covenant is no longer satisfied;

provided, however, that Borrower has the option of returning the Aggregate Available Facility Amount and the Available Facility Amount for such Note to its level prior to the impact of clause (a) above, by (i) providing Lender with evidence satisfactory to Lender respecting the value of the Real Property Assets securing such Note (such as a new Appraisal) which would cause Lender, in its sole discretion, or, if such evidence is a new Appraisal, in its reasonable discretion, to modify its determination respecting the Loan to Value Ratio Covenant, or (ii) providing Lender, within 45 days of the earliest date in clause (i), (ii), or (iii) of Section 5.20(b), with additional collateral satisfactory to Lender pursuant to Section 2.23 hereof which, in the aggregate with the other Real Property Assets securing the Loan is capable of meeting the Loan to Value Ratio Covenant and otherwise in compliance with Section 5.20(c).

                 (c) Neither the Aggregate Available Facility Amount nor the Available Facility Amount with respect to such Note shall be reduced pursuant to Section 5.20(a) above if (i) Borrower shall provide Lender within five Business Days of the earliest date in clause (i), (ii) or (iii) of Section 5.20(b) (the "Relevant LTV Date"), with (A) a certificate of the general partner or a senior executive officer of Borrower substantially in the form of Exhibit F stating that it intends to provide an additional real property or properties to Lender pursuant to Section 2.23 within 45 days of the Relevant LTV Date and (B) evidence, reasonably satisfactory to Lender that the appraised value of such additional real property or properties as determined by Appraisals satisfactory to Lender together with the values of the other Real Property Assets securing the Loan (as determined in accordance with this Section 5.20), would have enabled Borrower to meet the Loan to Value Ratio Covenant on the Relevant LTV Date and (C) such additional real property or properties shall be satisfactory to Lender in its sole discretion and (ii) Borrower shall have provided to Lender within 45 days of the Relevant LTV Date with such additional collateral pursuant to Section 2.23 hereof and such additional collateral in the aggregate with the other Real Property Assets securing the Loan is capable of meeting the Loan to Value Ratio Covenant at such time. In the event that (I) Borrower shall fail to deliver to Lender the items set forth in clause 5.20(c)(i) above within five (5) Business Days of the Relevant LTV Date, (II) the additional property or properties offered by Borrower are not satisfactory to Lender or (III) Borrower shall fail to subject such additional property or properties to the Liens of the Loan Documents pursuant to Section 2.23 or comply with any other provision of Section 2.23 within the time period provided above, then the Aggregate Available Facility Amount and the Available Facility Amount with respect to such Note shall immediately be reduced without any further action on the part of Borrower or Lender pursuant to Section 5.20(b) and Borrower shall prepay the Loan to the extent, if any, required pursuant to Section 5.20(b).

                 (d) In the event that the Aggregate Available Facility Amount and the Available Facility Amount with respect to such Note is reduced pursuant to the terms of this Section 5.20, Borrower has the ability to partially or fully reinstate the Aggregate Available Facility Amount and the Available Facility Amount with respect to such Note to its level prior to such reduction by providing Lender with evidence satisfactory to Lender respecting the value of the Real Property Assets (such as a new Appraisal) which would cause Lender, in its sole discretion, or, if such evidence is a new Appraisal, in its reasonable discretion, to modify its determination respecting the Loan to Value Ratio Covenant.

                          Section 5.21 Manager. Borrower shall terminate the management agreements listed on Schedule 12 (other than the management agreement with respect to the Real Property Asset identified on such Schedule as Harvey Wichita) prior to December 31, 1995 and the Partnership shall manage such Real Property Asset thereafter pursuant to the Operating Lease; however, the Partnership may enter into a new management agreement for any Real Property Asset with Lender's consent, which consent shall not be unreasonably withheld, and provided that such management agreement shall be on market terms and at market rates with a bona fide independent third party manager that is in the business of managing hotels and otherwise reasonably satisfactory to Lender.

                 Section 5.22 Further Assurances. Borrower and the REIT will, at Borrower's and the REIT's sole cost and expense, at any time and from time to time upon request of Lender take or cause to be taken any action and execute, acknowledge, deliver or record any further documents, opinions, deeds of trust, deeds to secure debt, mortgages, security agreements or other instruments which Lender in its reasonable discretion deems necessary or appropriate to carry out the purposes of this Agreement and the other Loan Documents including (i) to consummate the transfer or sale of the Loan or any portion thereof, provided that Borrower's, the REIT's and each other Loan Party's obligations hereunder and under the Loan Documents shall not be increased or their rights diminished or abridged without their consent, (ii) to preserve, protect and perfect the security intended to be created and preserved in the Real Property Assets and (iii) to establish, preserve and protect the security interest of Lender in and to the Accounts Receivable and any personal property owned by Borrower, the Partnership on HIC installed in, furnished to or used or intended to be used in connection with any construction in connection with the Real Property Assets or the operation thereof.

                 Section 5.23 REIT Status. The REIT shall elect to be treated as a "real estate investment trust" for the taxable year ending on December 31, 1995 and thereafter shall at all times maintain its status as and continue to elect to be treated as, a "real estate investment trust" under
Section 856 of the Code and shall at all times maintain its status as grandfathered from the application of Section 269B of the Code pursuant to
Section 132(c)(3) of the Deficit Reduction Act of 1984.

                 Section 5.24     Mortgage Covenants.   Borrower shall comply
with all of the terms and conditions and covenants in the Security Instruments, the Environmental Indemnity and the other Loan Documents.

                 Section 5.25 Appraisals. Lender shall have the right during the term of the Loan to commission new Appraisals or updates to existing Appraisals for one or more Real Property Assets. Prior to the first Advance after the Syndication, Borrower shall have delivered satisfactory Appraisals for all of the Real Property Assets (the cost of which, with respect to the Initial Assets only, shall be subject to the Expense Cap). Borrower shall only be obligated to pay for Appraisals or updated Appraisals or Lender's internal valuations or updates thereof in connection with (i) an increase in the Available Facility Amount (other than as a result of the Syndication, provided that such increase is based on the Initial Assets), (ii) the addition of a

Substitute Property or New Property, (iii) a Default or an Event of Default,
(iv) the first update of any Appraisal and (v) any Appraisal delivered pursuant to Section 2.26. All other Appraisals, updates of Appraisals, internal valuations or updates thereof shall be performed at Lender's sole cost and expense. Borrower shall reasonably cooperate with the appraisers performing the Appraisals of the Real Property Assets and, with respect to those Appraisals requested by Lender, any Co- Lender or any Participant, shall deliver copies of such Appraisals to Lender promptly after receipt but in no event later than five days after written notice from Lender (provided Borrower has theretofore received such Appraisal). In Lender's sole discretion, Lender may elect to update and review its own internal valuation, or prepare its own internal valuation in lieu of one or more of the Appraisals which may be required under this Section 5.25. Borrower shall pay, to the extent required pursuant to the provisions of this Section 5.25, within five (5) Business Days of Lender's request therefor, Lender's out-of-pocket costs and expenses for each such internal valuation or review or update thereof and each Appraisal or update thereof for each Real Property Asset. Borrower shall reimburse Lender for its out-of-pocket costs and expenses in accordance with the preceding sentence in connection with the internal valuations done pursuant to Section 3.1(n) no later than the Closing Date (subject to the Expense Cap). Notwithstanding the foregoing, however, if an internal valuation has been prepared and the Loan to Value Ratio is in dispute, Borrower shall deliver to Lender Appraisals, at Borrower's sole cost and expense, of each Real Property Asset.

                 Section 5.26 Maintenance of Control. An officer, director, employee or general partner of the Group shall at all times remain a Trustee of the REIT and a Director of the Corporation (it being acknowledged by Lender that changes in composition of REIT's Trustees or Corporation's Directors shall not constitute a change in control).

                 Section 5.27 Maintenance of Intercompany Debt. Except as set forth on Schedule 9, no Intercompany Debt shall be secured by any of the Collateral.

                 Section 5.28 Transfer of Licenses. With respect to all of the Real Property Assets (other than the Vagabond Inns but only for so long as the Vagabond Inns are not leased or operated by a Loan Party or an Affiliate of any Loan Party), to the extent that any Licenses are not in the name of the applicable Loan Party, Borrower and the REIT shall promptly commence or cause the applicable Loan Party to commence, and diligently proceed to have all such Licenses issued in the name of the applicable Loan Party or deliver evidence reasonably satisfactory to Lender that the failure to have such License in the name of the applicable Loan Party does not materially adversely affect the operation and use of the related Real Property Asset. Borrower shall notify Lender within 10 Business Days of the end of each calendar quarter of the status of the various Licenses that have not been transferred to the applicable Loan Party. Notwithstanding the foregoing, Borrower shall have all liquor licenses (other than with respect to the liquor licenses held by Imperial Hotels Corporation with respect to the Vagabond Inns and the liquor license held by the Currency Club as tenant under a restaurant lease on the

Real Property Asset identified as Dallas Park Central on Schedule 2) issued and maintained in either the name of (i) the Corporation, (ii) an entity wholly owned and controlled by the Corporation which has entered into a management agreement or lease agreement with respect to such liquor licenses with the Partnership or the Corporation on terms and conditions reasonably satisfactory to Lender or (iii) an individual who is both a resident of the state in which the related Real Property Asset is located and is an employee of either Borrower, the Partnership, the Corporation or the REIT at the level of general manager for the Real Property Assets in such state or higher within ninety (90) days of the date hereof.

                 SECTION 6.       NEGATIVE COVENANTS.

                 Borrower covenants and agrees for itself and on behalf of the other Loan Parties that on and after the Closing Date until the Obligations are paid in full:

                 Section 6.1      INTENTIONALLY DELETED.

                 Section 6.2      INTENTIONALLY DELETED.

                 Section 6.3 Liens. Borrower, the Partnership and HIC shall not, create, incur, assume or suffer to exist, directly or indirectly, any Lien on any of the Collateral, or any of the Real Property Assets, other than the following (collectively, the "Permitted Liens"):

                 (a)      Liens existing on the Closing Date and set forth on
         Schedule 7 hereto or listed in the Title Policies issued on the Closing Date;

                 (b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

                 (c) Statutory Liens of landlords and Liens of mechanics, materialmen and other Liens imposed by Law (other than any Lien imposed by ERISA) created in the ordinary course of business for amounts not yet due or (i) which are being contested in good faith by appropriate proceedings diligently conducted, and with respect to which adequate bonds have been posted if required to do so by Applicable Law or the terms of the Mortgage;

                 (d) Easements, rights-of-way, zoning and similar restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of Borrower and which do not detract materially from the value of any of the Real Property Assets to which they attach or impair materially the use thereof by Borrower or materially adversely affect the security interests of Lender in the Collateral;

                 (e)      Permitted Financing; and

                 (f) Liens granted to Lender pursuant to the Security Instruments securing the Obligations.

                 Section 6.4 Restriction on Fundamental Changes. Without the prior written consent of Lender, which consent may be withheld in the sole and absolute discretion of Lender, (a) Borrower and the other Loan Parties shall not enter into any merger or consolidation following which the REIT or an entity wholly owned by the REIT is no longer the sole general partner of the Borrower; or a merger or consolidation following which the Corporation or entities wholly owned by the Corporation are no longer the sole general partners of the Partnership or the Corporation is no longer the sole shareholder of HIC; if such events occur without the prior written consent of Lender, all Advances shall be due and payable in full, including all principal, interest and Fees, on the earliest to occur of the expiration of each related Interest Period with respect to Eurodollar Portions or the next payment date with respect to Base Rate Portions, or the Maturity Date; and (b) the REIT shall not sell, transfer, pledge, assign or encumber its general partnership interest in Borrower and the Corporation shall not sell, transfer, pledge, assign or encumber its (i) general partnership interest in the Partnership or
(ii) its stock in HIC, except to an entity wholly owned by the Corporation.

                 Section 6.5 Transactions with Affiliates. Borrower and the other Loan Parties shall not enter into any material transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Borrower, other than on terms and conditions substantially as favorable as would be obtainable at the time in a comparable arm's-length transaction with a Person other than an Affiliate of Borrower.

                 Section 6.6 Plans. Borrower and the other Loan Parties shall not, and shall make reasonable efforts under the circumstances not to permit any member of their respective ERISA Controlled Group to, (i) take any action which would (A) increase the aggregate present value of the Unfunded Benefit Liabilities under all Plans, or withdrawal liability under a Multiemployer Plan for which Borrower or any Loan Party or any member of their respective ERISA Controlled Groups (determined without reference to Section 414(m) or (o) of the Code, if liabilities of entities in Borrower or the Loan Parties' ERISA Controlled Group solely by reason of Section 414(m) or (o) of the Code could not result in liability to Borrower or any Loan Party) could reasonably be expected to be liable, to an amount in excess of $5,000,000.00 or which has or could be reasonably expected to have a Material Adverse Effect or
(B) result in liability to Borrower or any Loan Party for any post-retirement benefit under any "welfare plan" (as defined in Section 3(1) of ERISA) or any withdrawal liability or exit fee or charge with respect to any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA or state laws which require similar continuation coverage for which the employee pays approximately the full cost of coverage, and other than such liability would not be in excess of $5,000,000.00 or have a Material Adverse Effect or (ii) engage in any transaction prohibited by Section 408 of ERISA or Section 4975 of the Code which has a Material Adverse Effect.

                 Section 6.7 Payout Ratios. (a) The REIT and the Corporation (without duplication) shall not pay or declare Distributions that exceed the greatest of (i) (A) 105% for the first three quarters commencing on July 6, 1995, and (B) 100% for any period thereafter, of the Funds From Operations of the REIT and the Corporation (without duplication) in any four consecutive calendar quarters (or if four consecutive calendar quarters have not passed since July 6, 1995, the quarterly periods from July 6, 1995); provided that notwithstanding the foregoing, the REIT may pay or declare Distributions during the period of time from July 1, 1995 through June 30, 1996 up to $0.47 per share of stock of the REIT per quarter without violating this covenant, (ii) the amount necessary to maintain the REIT's status as a real estate investment trust under Section 856 of the Code, or (iii) the amount necessary for the REIT to avoid the payment of any federal income or excise tax (the "Maximum Combined Payout Ratio").

                 (b) The REIT shall not pay or declare Distributions that exceed the greatest of (i) (A) 105% for the first three quarters commencing on July 6, 1995, and (B) 100% for any period thereafter of the combined Funds From Operating of the REIT in any four consecutive calendar quarters (or if four consecutive calendar quarters have nor passed since July 6, 1995, the quarterly periods of time from July 6, 1995); provided that, notwithstanding the foregoing, the REIT may pay or declare Distributions during the period of time from July 1, 1995 through June 30, 1996 up to $0.47 per share of stock of the REIT per quarter without violating this covenant, (ii) the amount necessary to maintain the REIT's status as a real estate investment trust under Section 856 of the Code or (iii) the amount necessary for the REIT to avoid the payment of any federal income or excise tax (the "Maximum REIT Payment Ratio").

                 Section 6.8 Operating Leases. Borrower shall not terminate any Operating Lease, and shall not, without the prior written consent of Lender, modify or amend any Operating Lease (other than modifications of a ministerial nature which do not amend or modify any economic terms or terms that would have an adverse effect on the value of the Collateral or Lender's security interest therein).

                 Section 6.9 Borrower's Partnership Agreement. Neither Borrower nor the REIT shall amend or modify Section 7.4 of Borrower's Partnership Agreement or default under any of its obligations under Borrower's Partnership Agreement.

                 SECTION 7.       EVENTS OF DEFAULT

                 Section 7.1 Events of Default. Each of the following events, acts, occurrences or conditions shall constitute an Event of Default under this Agreement, regardless of whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body:

                 (a)      Failure to Make Payments.  Borrower or the REIT shall
         (i) default in the payment when due of any principal of the Loan, or
         (ii) default in the payment within five (5) days after the due date of
         (x) any interest on the Loan or (y) any Fees, Transaction Costs or any other amounts owing hereunder; provided, however, that any interest payable with respect to any delinquent payment shall be calculated at the Default Rate from the date such payment was actually due as if there were no grace period.

                 (b) Breach of Representation or Warranty. Any representation or warranty made by Borrower the REIT or any other Loan Party herein or in any other Loan Document or in any certificate or statement delivered pursuant hereto or thereto shall prove to be false or misleading in any material respect on the date as of which made or deemed made: provided, however, that if such breach is capable of being cured, then Borrower and the REIT shall have a period of thirty
         (30) days after the earlier of (i) the actual knowledge of such breach by Borrower or the REIT or (ii) delivery of notice from Lender of such breach, to cure any such breach.

                 (c)      Breach of Covenants.

              (i) Borrower or the REIT or any other Loan Party shall fail to perform or observe any agreement, covenant or obligation arising under Sections 5.1, 5.8, 5.15, 5.20, 5.23, 6.4(b), 6.6, 6.8 and 6.9, the Fee Letter,
or fail to pay all sums when due pursuant to Section 6.4(a).

             (ii) Borrower or any of the Loan Parties shall fail to perform or observe any agreement, covenant or obligation arising under Sections 5.9, 5.16, 5.17, 5.18, 5.28, 6.3 and 6.7 and such failure shall continue uncured for thirty (30) days after the earlier of (A) the actual knowledge of such failure by Borrower or such Loan Party or (B) delivery of notice from Lender thereof.

            (iii) Borrower or any of the Loan Parties shall fail to perform or observe any agreement, covenant or obligation arising under this Agreement (except those described in subsections (a), (b) and (c)(i) and (c)(ii) above and (d), (e), (f), (g), (h), (i) and (j) below), other than
Section 5.26, the breach of which shall not be deemed an Event of Default, and such failure shall continue uncured for thirty (30) days after delivery of notice thereof, or such longer period of time as is reasonably necessary to cure such Default, provided that Borrower or such Loan Party has commenced and is diligently prosecuting the cure of such Default and cures it within ninety (90) days.

             (iv) An Event of Default shall occur under any of the Loan Documents other than this Agreement.

                 (d)      Default Under Other Agreements.

              (i) Borrower, the REIT or any other Loan Party shall default beyond any applicable grace period in the payment, performance or observance of any obligation or condition with respect to any recourse Indebtedness (other than the Whole Loan Facility) or any other event shall occur or condition exist, if the effect of such default, event or condition is to accelerate the maturity of any such recourse Indebtedness (other than the Whole Loan Facility) or to permit (without regard to any required notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such recourse Indebtedness (other than the Whole Loan Facility), or any such recourse Indebtedness (other than the Whole Loan Facility) shall become or be declared to be due and payable prior to its stated maturity; or an Event of Default (as defined therein) shall occur under the Whole Loan Facility.

             (ii) Borrower or the REIT or HIC is in default under (A) any non-recourse Indebtedness of Borrower that is equal to or in excess of $10,000,000, which default results in accelerated Indebtedness or (B) any other non-recourse Indebtedness that could have a Material Adverse Effect on Borrower's ability to perform its obligations in connection with the Loan.

            (iii) Borrower, the Partnership, HIC, or Imperial Hotels Corporation, as the case may be, is in default under any material term of the applicable Operating Lease beyond any applicable grace periods provided therein.

                 (e) Bankruptcy, etc. (i) Borrower or any other Loan Party shall commence a voluntary case concerning itself under the Bankruptcy Code; or
(ii) an involuntary case is commenced against Borrower or any other Loan Party and the petition is not dismissed within ninety (90) days, after commencement of the case or (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Borrower, any other Loan Party or Borrower or any other Loan Party commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower, any other Loan Party or there is commenced against Borrower or any other Loan Party any such proceeding which remains undismissed for a period of ninety (90) days; or (iv) any order of relief or other order approving any such case or proceeding is entered;

or (v) Borrower or any other Loan Party is adjudicated insolvent or bankrupt; or (vi) Borrower or any other Loan Party suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of ninety (90) days; or (vii) Borrower or any other Loan Party makes a general assignment for the benefit of creditors; or (viii) Borrower, any other Loan Party shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (ix) Borrower or any other Loan Party shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debt; or (x) Borrower or any other Loan Party shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or (xi) any corporate or partnership action is taken by Borrower or any other Loan Party for the purpose of effecting any of the foregoing.

                 (f) ERISA. (i) Any Termination Event shall occur, or (ii) any Plan shall incur an accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, or fail to make a required installment payment on or before the due date under Section 412 of the Code or Section 302 of ERISA, or (iii) Borrower or any of the Loan Parties or a member of their respective ERISA Controlled Group shall have engaged in a transaction which is prohibited under Section 4975 of the Code or
Section 406 of ERISA and an exemption shall not be applicable or have been obtained under Section 408 of ERISA or Section 4975 of the Code, or (iv) Borrower or any of the other Loan Parties or any member of their respective ERISA Controlled Group shall fail to pay when due an amount which it shall have become liable to pay to the PBGC, any Plan, any Multiemployer Plan, or a trust established under Section 4049 of ERISA, or (v) Borrower shall have received a notice from the PBGC of its intention to terminate a Plan or to appoint a trustee to administer such Plan, or Multiemployer Plan which notice shall not have been withdrawn within fourteen (14) days after the date thereof, or (vi) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that a Plan must be terminated or have a trustee appointed to administer any Plan, or (vii) Borrower or any of the other Loan Parties or a member of their respective ERISA Controlled Group suffers a partial or complete withdrawal from a Multiemployer Plan or is in default (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or
(viii) a proceeding shall be instituted against any of Borrower or any of the other Loan Parties, which proceeding is reasonably likely to succeed, to enforce Section 515 of ERISA, or (ix) any other event or condition shall occur or exist with respect to any Employee Benefit Plan or Plan, any Multiemployer Plan, which could reasonably be expected to subject Borrower or any of the other Loan Parties or any member of their respective ERISA Controlled Group to any tax, penalty or other liability (other than annual contributions or which is not an Event of Default otherwise under this Section 7.1) or the imposition of any lien or security interest on Borrower or any of the other Loan Parties or any member of their respective ERISA Controlled Group, or (x) with respect to any Multiemployer Plan, the institution of a proceeding to enforce Section 515 of ERISA, which proceeding is reasonably likely to succeed, to terminate such Plan, the receipt of a notice of reorganization or insolvency under Sections 4241 or 4245 of ERISA, in any event; provided, however, that events or circumstances in Sections 7.1(f)(i) through (x) shall only be an Event of Default if it results in or is reasonably expected to result in liability to Borrower or any Loan Party in excess of $5,000,000.00 or if it has or is likely to have a Material Adverse Effect; or (xi) the assets of Borrower or any other Loan Party become or are deemed to be assets of an Employee Benefit Plan. No Event of Default under this Section 7.1(f) shall be deemed to have been or be waived or corrected because of any disclosure by Borrower or any Loan Party.

                 (g) Judgments. One or more judgments or decrees (i) in an aggregate amount of $5,000,000 or more are entered against Borrower or the REIT or any Loan Party since the Closing Date or (ii) which, with respect to Borrower, the REIT and the other Loan Parties, could result in a Material Adverse Effect, shall be entered by a court or courts of competent jurisdiction against any of such Persons (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) and (x) any such judgments or decrees shall not be stayed (by appeal or otherwise), discharged, paid, satisfied, bonded or vacated within thirty (30) days.

                 (h) REIT. (i) The REIT fails to remain a publicly-traded real estate investment trust or the REIT and the Corporation fail to remain in good standing with the New York Stock Exchange and with the Securities and Exchange Commission or (ii) their shares fail to continue to trade as "paired shares" and such failure is not cured within thirty (30) days, if a cure is permitted under Applicable Law.

                 (i) First Priority Lien. The Loan Documents after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on the Collateral (subject to the Permitted Liens) purported to be covered, hereby or thereby.

                 (j) HIC. Notwithstanding anything to the contrary contained herein, if an Event of Default has occurred solely with respect to HIC or with respect to any Real Property Asset in Pool 4 or the related Loan Document, (an "HIC Event of Default"), the Available Facility Amount for Note D shall be immediately reduced to $0.00, and such HIC Event of Default shall not be deemed an Event of Default under this Agreement unless Borrower has failed to repay, without penalty or premium (other than as provided in Section 2.17) the outstanding principal balance of Note D together with all accrued and unpaid interest thereon and all Fees and Funding Costs within five (5) Business Days of the date of the HIC Event of Default.

                 Section 7.2 Rights and Remedies. (a) Upon the occurrence of any Event of Default described in Section 7.1(e), the Aggregate Available Facility Amount, the Available Facility Amount with respect to each Note and the Maximum Facility Amount shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loan and any and all accrued Fees and other Obligations shall automatically become immediately due and payable, with all additional interest thereon calculated at the Default Rate from the occurrence of the Default until the Loan is paid in full and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Borrower, the REIT and the other Loan Parties, and the obligation of Lender and all Co-Lenders (including the Swing Line Lender) to make any Advances hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, Lender may, by written notice to Borrower, (i) declare that the Aggregate Available Facility Amount, the Available Facility Amount for each Note and the Maximum Facility Amount is terminated, whereupon the Aggregate Available

Facility Amount, the Available Facility Amount for each Note and the Maximum Facility Amount and the obligation of Lender and all Co-Lenders (including the Swing Line Lender) to make any Advances (or their pro rata share thereof) hereunder shall immediately terminate, and (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loan and any and all accrued Fees and other Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest thereon calculated at the Default Rate from the occurrence of the Default until the Loan is paid in full and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Borrower, the REIT and the other Loan Parties.

                 (b) Upon the occurrence of any Event of Default and during its continuance, Lender shall have the right to record the Partnership Mortgages and the Partnership Assignments of Leases and Rents with respect to the Real Property Assets located in the District of Columbia, Florida, and Virginia, and Borrower and the REIT shall pay all Transaction Costs in connection therewith.

                 (c) Lender and any Co-Lender (including the Swing Line Lender) may offset any indebtedness, obligations or liabilities owed to Borrower against any indebtedness, obligations or liabilities of Borrower to it.

                 (d) Lender and any Co-Lender may avail itself of any remedies available to it under the Loan Documents or at law or equity.

                 SECTION 8.       INTENTIONALLY DELETED.

                 SECTION 9.       MISCELLANEOUS.

                 Section 9.1 Payment of Lender's, Collateral Agent's and Co-Lender's Expenses, Indemnity, etc. Borrower and the REIT shall:

                 (a) whether or not the Transactions hereby contemplated are consummated, pay (i) all reasonable out-of-pocket costs and expenses of Lender in connection with Lender's due diligence review of the Collateral, the negotiation, preparation, execution and delivery of the Loan Documents, the creation, perfection or protection of Lender's, the Collateral Agent and Co-Lender's Liens in the Collateral (including, without limitation, fees and expenses for title insurance, property inspections, consultants, surveys, lien searches, filing and recording fees, and escrow fees and expenses), all internal valuations and Appraisals of the Real Property Assets made by Lender (subject to the provisions of Section 5.25) in connection with the administration of the Loan and any amendment, waiver or consent relating to any of the Loan Documents including Releases, substitutions of Substitute Properties and the addition of New Properties (including, without limitation, as to each of the foregoing, the reasonable fees and disbursements of any outside or special counsel to Agent, Lender or the Collateral Agent) and of Agent, Lender, the Collateral Agent and Co-Lenders in connection with the preservation of rights under, any amendment, waiver or consent relating to, and enforcement of, the Loan Documents and the documents and instruments referred to therein or in connection with any restructuring or rescheduling of the Obligations (including, without limitation, the reasonable fees and disbursements of counsel for Agent, Lender and the Collateral Agent). Notwithstanding anything to the contrary contained herein or in any other Loan Document, Borrower's and the REIT's obligation to pay Lender's and the Collateral Agent's (other than the Collateral Agent Fees but including the Collateral Agent's transition fee) reasonable out-of-pocket costs and expenses in connection with the closing of the Loan and the Syndication for legal fees, internal due diligence, Appraisals (subject to the provisions of Section 5.25) and Engineering Reports and Environmental Reports with respect to the Initial Assets only shall not exceed the Expense Cap.

                 (b) pay, and hold Agent, Lender and each Co-Lender harmless from and against, any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and hold Agent, Lender and each Co-Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to Lender or such Co-Lender) to pay such taxes; and

                 (c) indemnify Agent, Lender (in its capacity as Lender and as Agent) and each Co-Lender, its officers, directors, employees, representatives and agents (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising in any manner out of, or in any way related to or by reason of, (i) any of the Transactions or the execution, delivery or performance of any Loan Document, (ii) the breach of any of Borrower's, the REIT's or other Loan Party's representations and warranties or of any of Borrower's, the REIT's or other Loan Party's Obligations, (iii) a default under Sections 4.12 or 5.11, including, without limitation, attorneys' fees and costs incurred in the investigation, defense, and settlement of losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, and (iv) the exercise by Agent, Lender and the Co-Lenders of their rights and remedies (including, without limitation, foreclosure) under any agreements creating any such Lien (but excluding, as to any Indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements to the extent incurred by reason of the gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction) (collectively, "Indemnified Liabilities"). Borrower and the REIT further agree that, without Lender's prior written consent, which shall not be unreasonably withheld, they will not enter into any settlement of a lawsuit, claim or other proceeding arising or relating to any Indemnified Liability unless such settlement includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of each Indemnitee. Notwithstanding anything contained herein to the contrary, neither Borrower nor the REIT shall be liable to pay to Agent, Lender or any Co-Lender any amounts with respect to a Real Property Asset for claims, other than Environmental Claims (as defined in the Environmental Indemnity), based upon an event occurring after the consummation of a transfer by or in lieu of foreclosure of all of the Collateral relating to such Real Property Asset to the extent such amounts relate solely to the period after the date of the consummation of such transfer of Collateral. Borrower's and the REIT's obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations.

                 Section 9.2 Notices. Except as otherwise by expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile, or cable communication), and shall be deemed to have been duly given or made when delivered by hand, or five (5) days after being deposited in the United States mail, certified or registered, postage prepaid, or, in the case of facsimile notice, when sent, answerback received, or, in the case of a nationally recognized overnight courier service, one (1) Business Day after delivery to such courier service, addressed, in the case of Borrower and Lender, at the addresses specified below, or to such other addresses as may be designated by any party in a written notice to the other parties hereto.

If to Lender, as follows:

                 For all notices given in accordance with Sections 2.2, 2.6(b), 2.8(b), 2.9(a) and 2.11 of this Agreement to:

                          Lehman Brothers Holdings Inc.
                            d/b/a Lehman Capital, a division of
                            Lehman Brothers Holdings Inc.
                          Three World Financial Center, 9th Floor
                          New York, New York 10285
                          Telephone Number:  (212) 526-6970
                          Telecopier Number:  (212) 528-8986
                          Attention:  Frank Gilhool
                 with copies thereof to:

                          Lehman Brothers Holdings Inc.
                            d/b/a Lehman Capital, a division of
                            Lehman Brothers Holdings Inc.
                          Three World Financial Center, 29th Floor
                          New York, New York 10285
                          Telephone Number:  (212) 526-3140
                          Telecopier Number:  (212) 528-9696
                          Attention:  Donald Petrow

                          Lehman Brothers Holdings Inc.
                            d/b/a Lehman Capital, a division of
                            Lehman Brothers Holdings Inc.
                          Three World Financial Center, 7th Floor
                          New York, New York  10285
                          Telecopier Number:  (212) 526-3721
                          Attention: Scott Kimmel and Annette Nazareth

                 For all other notices to:

                          Lehman Brothers Holdings Inc.
                            d/b/a Lehman Capital, a division of
                            Lehman Brothers Holdings Inc.
                          Three World Financial Center, 29th Floor
                          New York, New York 10285
                          Telephone Number:  (212) 526-3140
                          Telecopier Number:  (212) 528-9696
                          Attention:  Donald Petrow

                 with a copy thereof to:

                          Lehman Brothers Holdings Inc.
                            d/b/a Lehman Capital, a division of
                            Lehman Brothers Holdings Inc.
                          Three World Financial Center, 7th Floor
                          New York, New York  10285
                          Telecopier Number:  (212) 526-3721
                          Attention: Scott Kimmel and Annette Nazareth

If to Borrower, as follows:

                          SLT Realty Limited Partnership,
                          c/o Starwood Lodging Trust
                          11845 West Olympic Boulevard, Suite 550
                          Los Angeles, California 90064
                          Telephone Number:  (310) 575-3900
                          Telecopier Number:  (310) 575-9143
                          Attention:  Mr. Ronald C. Brown

with copies thereof to:

                          Sidley & Austin
                          555 West Fifth Street
                          Los Angeles, California  90013-1010
                          Telephone Number:  (213) 896-6031
                          Telecopier Number:  (213) 896-6600
                          Attention:  Sherwin L. Samuels, Esq.

                 Section 9.3 Successors and Assigns; Participations; Assignments. This Agreement shall be binding upon and inure to the benefit of Borrower, the REIT, Lender, the Co-Lenders, all future holders of the Note and their respective successors and assigns.

                 Section 9.4 Amendments and Waivers. (a) Neither this Agreement, the Note, any other Loan Document to which Borrower, the REIT or any Loan Party is a party nor any terms hereof or thereof may be amended, supplemented, modified or waived other than in a writing executed by Borrower, the REIT, such Loan Party and Lender. If all or a portion of the Loan and the Maximum Facility Amount is sold to a Co-Lender pursuant to Section 9.9(k), the Borrower and the REIT acknowledge and agree that any amendment, modification approval, waiver or request to be granted regarding the terms of this Agreement shall be given in accordance with the terms, provisions and conditions of the intercreditor agreement (the "Intercreditor Agreement") to be entered into between Lender, as agent, and each Co-Lender (the "Intercreditor Agreement"), provided that such terms, provisions and conditions shall have been disclosed to Borrower and the REIT; Lender agrees that the terms of such Intercreditor Agreement shall not be inconsistent with this Agreement, the other Loan Documents or the Assignment and Assumption.

                 (b) In the case of any waiver, Borrower, the REIT, Lender and all Co-Lenders shall be restored to their former position and rights hereunder and under the outstanding Note and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                 Section 9.5 No Waiver; Remedies Cumulative. No failure or delay on the part of Lender or any Co-Lender in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between Borrower, the REIT or any other Loan Party and Lender or any Co-Lender shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which Lender or any Co-Lender would otherwise have. No notice to or demand on Borrower, the REIT or any other Loan Party in any case shall entitle Borrower, the REIT or any other Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender or any Co-Lender, to any other or further action in any circumstances without notice or demand.

                 Section 9.6      Governing Law; Submission to Jurisdiction.
(a) This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York, provided however, that with respect to the creation, perfection, priority and enforcement of the lien of the Security Instruments, and the determination of deficiency judgments, the laws of the State where the Real Property Asset is located shall apply.

                 (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and Lender, and each Co-Lender, and, by execution and delivery of this Agreement, Borrower and the REIT hereby accept for themselves and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. Borrower and the REIT irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Borrower and the REIT at its address set forth in Section 9.2. Borrower and the REIT and Lender and each Co-Lender hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of Lender or any Co-Lender, to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower or the REIT in any other jurisdiction.

                 Section 9.7 Confidentiality; Disclosure of Information. Each party hereto shall treat the transactions contemplated hereby and all financial and other information furnished to it about Borrower, the other Loan Parties and the Real Property Assets, as confidential; provided, however, that such confidential information may be disclosed (a) as required by law or pursuant to generally accepted accounting procedures, (b) to officers, directors, employees, agents, partners, attorneys, accountants, engineers and other consultants of the parties hereto who need to know such information, provided such Persons are instructed to treat such information confidentially,
(c) by Lender to any Participant, Co-Lender, servicer, or assignee ("Transferee"), which disclosure to Transferees and prospective Transferees may include any and all information which has been delivered to Lender by Borrower pursuant to this Agreement or the other Loan Documents or which has been delivered to Lender in connection with Lender's credit evaluation of Borrower prior to entering into this Agreement, provided that such Transferee agrees to be bound by the provisions of this Section 9.7, or (d) upon the written consent of the party whose otherwise confidential information would be disclosed.

                 Borrower and the REIT acknowledge and agree that Lender may provide to the Co-Lenders, and that Lender and each of the Co-Lenders may provide to any Participant, originals or copies of this Agreement, all Loan Documents and all other documents, instruments, certificates, opinions, insurance policies, letters of credit, reports, requisitions and other materials and information of every nature or description, and may communicate all oral information, at any time submitted by or on behalf of Borrower or the REIT or received by Lender in connection with the Loan or Borrower or the REIT.

                 Section 9.8 Recourse. The Loan and the Obligations shall be fully recourse to Borrower; however, no personal liability or personal deficiency judgment shall be asserted or enforced against the REIT except as a result and to the extent of (i) fraud or intentional misrepresentation by Borrower or any other Loan Party; (ii) Borrower's or any other Loan Party's misapplication or misappropriation of Gross Revenues or Accounts Receivable received by Borrower after the occurrence of an Event of Default; (iii) the misapplication or the misappropriation of insurance proceeds or condemnation awards; or (iv) the occurrence of an Event of Default under Section 7.1(f) of this Agreement and nothing contained in this Section 9.8 shall limit, affect or impair any of Lender's rights or remedies against the REIT under the Environmental Indemnity Agreement. Notwithstanding the foregoing, the agreement of Lender to not assert or enforce personal liability or a personal deficiency judgment against the REIT SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event that there is any breach of Section
7.4 of Borrower's Partnership Agreement or of Sections

5.5(c), 6.4(b) or 6.9 of this Agreement. Lender and each Co-Lender acknowledges and agrees that the name "Starwood Lodging Trust" is a designation of the REIT and its Trustees (as Trustees but not personally) under a Declaration of Trust dated August 25, 1969, as amended and restated as of June 6, 1988, as further amended on February 1, 1995 and as further amended on June 19, 1995 and as the same may be further amended from time to time, and all persons dealing with the REIT shall look solely to the REIT's assets for the enforcement of any claims against the REIT, as the Trustees, officers, agents and security holders of the REIT assume no personal liability for obligations entered into on behalf of the REIT, and their respective individual assets shall not be subject to the claims of any person relating to such obligations. The foregoing shall govern all direct and indirect obligations of the REIT under this Agreement and the Loan Documents.

                 Section 9.9 Sale of Loan, Co-Lenders, Participations and Servicing.

                 (a) After the earliest to occur of (or simultaneously with) (i) the Syndication, (ii) January 31, 1996 or (iii) Borrower's rejection of a Syndication, Lender may, at its option, sell with novation all or any part of its right, title and interest in, and to, and under the Loan, including, without limitation, all or a portion of its obligation to make Advances, and its interest in the outstanding principal balance of the Loan, to one or more entities (any entity that purchases an interest in the Loan with novation, a "Co-Lender"); notwithstanding the foregoing, provided that no Event of Default has occurred and is continuing, any such sale with novation during the Draw Period to any Co-Lender that is not an Affiliate of Lender shall be subject to Borrower's prior written approval, which approval shall not be unreasonably withheld or delayed. Each Co-Lender shall purchase an interest in the Loan of at least $5,000,000.00. Lender and each Co-Lender shall enter into an assignment and assumption agreement substantially in the form attached hereto as Exhibit "Y" (the "Assignment and Assumption") assigning a portion of Lender's rights and obligations under the Loan, and pursuant to which the Co-Lender accepts such assignment and assumes the assigned obligations. From and after the effective date specified in the Assignment and Assumption (A) each Co-Lender shall be a party hereto and to each Loan Document to the extent of the applicable percentage or percentages set forth in the Assignment and Assumption and, except as specified otherwise herein, shall succeed to the rights and obligations of Lender hereunder and thereunder in respect of the Loan (including, without limitation, its pro rata share of Lender's obligations to make Advances hereunder), and (B) Lender, as lender shall, to the extent such rights and obligations have been assigned pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations hereunder and under the Loan Documents. The liabilities of Lender and each of the Co-Lenders shall be several and not joint, and Lender's obligations to Borrower under this Agreement shall be reduced by the amount of each such Assignment and Assumption. Neither Lender nor any Co-Lender shall be responsible for the obligations of any other Co- Lender. Lender and each Co-Lender shall be liable to Borrower only for their respective proportionate shares of the Loan. If for any reason any of the Co-Lenders shall fail or refuse to abide by their obligations under this Agreement, Lender and the other Co- Lenders shall not be relieved of their obligations, if any, hereunder, including their obligations to make their pro rata share of any Advance on the date set forth for such Advance in the Notice of Borrowing.

                 (b)      Intentionally Omitted.

                 (c) Borrower and the REIT agree that they shall, in connection with any sale of all or any portion of the Loan, whether in whole, subject to Section 9.9(d), or to a Co-Lender or Participant, within ten (10) business days after requested by Lender, furnish Lender with the certificates required under Section 9.22(a) and (b) and such other information as reasonably requested by any Co-Lender or Participant in performing its due diligence in connection with its purchase of an interest in the Loan.

                 (d) During the Draw Period and provided that no Default or Event of Default has occurred and is continuing, Lender shall retain at least a ten percent (10%) direct ownership interest in the Loan and in the Maximum Facility Amount.

                 (e) Unless the entire Loan has been sold to a single entity other than an Affiliate of Lender, Lender (or an Affiliate of Lender) shall act as administrative agent for itself and the Co-Lenders (together with any successor administrative agent, the "Agent") pursuant to this Section 9.9(e). Subsequent to the Syndication, Lender shall have the right to appoint a successor administrative agent for the Loan or delegate any portion of the administrative agent's duties. Borrower acknowledges that Lender, as Agent shall have the sole and exclusive authority to execute and perform this Agreement and each Loan Document on behalf of itself, as Lender and as agent for itself and the Co-Lenders. Borrower may rely conclusively on the actions of Lender as Agent to bind Lender and the Co-Lenders, notwithstanding that the particular action in question may, pursuant to this Agreement or any Intercreditor Agreement among Lender and the Co-Lenders, be subject to the consent or direction of the Co-Lenders. Lender may resign as Agent of the Co-Lenders, in its sole discretion, without the consent of Borrower; provided however, that prior to the Syndication, Lender may only resign as Agent (i) after an Event of Default has occurred or (ii) if required to by the Co-Lenders. Upon any such resignation, the Co-Lenders shall have the right to appoint a successor Agent. If, within thirty (30) days of the Agent's resignation, a successor Agent has not been appointed or such successor has not accepted such appointment, then the retiring Agent may, on behalf of the Co-Lenders, appoint a successor Agent. Upon appointment of a successor Agent, the successor Agent shall succeed to the rights, powers and duties of the Agent hereunder and the retiring Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of the retiring Agent, Borrower, or the Co-Lenders.

                 The Collateral Agent shall have no duties or obligations with respect to Borrower or the Loan other than to serve as a custodian of the Collateral as agent of Lender and the Co-Lenders and to serve as mortgagee, beneficiary or secured party, as the case may be, of record with respect to the Loan Documents for the benefit of Lender and the Co-Lenders pursuant to a Custodial Agreement dated the date hereof between Lender as Agent, and the Collateral Agent

(the "Custodial Agreement"). Lender and the Co-Lenders shall have the right to terminate or change the Collateral Agent and enter into a new Custodial Agreement, provided that the Collateral Fees to be paid by Borrower hereunder are not significantly increased.

                 (f) Except to the extent its obligations hereunder and its interest in the Loan have been assigned pursuant to one or more Assignments and Assumption, Lehman Brothers Holdings Inc. ("Lehman") as Lender, shall have the same rights and powers under this Agreement as any other Co-Lender and may exercise the same as though it were not the Agent. The term "Co-Lender" or "Co- Lenders" shall, unless otherwise expressly indicated, include Lehman in its individual capacity. Lehman and the other Co-Lenders and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, Loan Party or any Affiliate of Borrower or Loan Party and any Person or entity who may do business with or own securities of Borrower or Loan Party or any Affiliate of Borrower or Loan Party or any Subsidiary thereof, all as if they were not serving in such capacities hereunder and without any duty to account therefor to each other.

                 (g) This Agreement is being entered into by Lender individually and as agent for one or more Co-Lenders, and upon the execution and delivery of each Assignment and Assumption, privity of contract shall be created as between (i) Lender and each Co-Lender and (ii) Borrower and each Co-Lender.

                 (h) Lender, as Agent shall maintain at its domestic lending office or at such other location as Lender, as Agent shall designate in writing to each Co-Lender and Borrower a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Co-Lenders, the amount of each Co-Lender's proportionate share of the Maximum Facility Amount and the Loan and the name and address of each Co-Lender's agent for service of process (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Lender, as Agent and the Co-Lenders may treat each person or entity whose name is recorded in the Register as a Co-Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection and copying by Borrower or any Co-Lender during normal business hours upon reasonable prior notice to the Agent. A Co-Lender may change its address and its agent for service of process upon written notice to Lender, as Agent and Borrower, which notice shall only be effective upon actual receipt by Lender and Borrower, which receipt will be acknowledged by Lender as Agent, and Borrower upon request.

                 (i) Notwithstanding anything herein to the contrary, any financial institution or other entity may be sold a participation interest in the Loan by Lender or any Co-Lender without Borrower's consent (such financial institution or entity, a "Participant") (x) if such sale is without novation and (y) if the other conditions set forth in this paragraph are met. No Participant shall be considered a Lender or Co-Lender hereunder or under any Note or the Loan

Documents. No Participant shall have any rights under this Agreement, the Notes or any of the Loan Documents and the Participant's rights in respect of such participation shall be solely against Lender or Co-Lender, as the case may be, as set forth in the participation agreement executed by and between Lender or Co-Lender, as the case may be, and such Participant. The terms of any participation agreement between Lender or Co-Lender, as the case may be, and its Participant shall not grant the Participant any consent rights except for consent to (i) changes in the interest rate and term of the Loan, (ii) increase in the principal amount of the Loan (except for protective advances and increases made in accordance with Sections 2.22, 2.23 and 2.24 hereof), (iii) release of collateral (except for Section 2.21 hereof), (iv) release of any party liable for repayment of the Loan, (v) forbearance, (vi) consents to subordinate financing of the Real Property Asset(s), (vii) the acceleration of the Loan or commencement of foreclosure, (viii) the acquisition of foreclosed property and (ix) the management of, and ultimate sale of, real estate owned. No participation shall relieve Lender or Co-Lender, as the case may be, from its obligations hereunder or under the Notes or the Loan Documents and Lender or Co-Lender, as the case may be,shall remain solely responsible for the performance of its obligations hereunder.

                 (j) Notwithstanding any other provision set forth in this Agreement, the Lender or any Co-Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, amounts owing to it in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System), provided that no such security interest or the exercise by the secured party of any of its rights thereunder shall release Lender or Co-Lender from its funding obligations hereunder.

                 (k) If prior to January 31, 1996, Lender receives written commitments from one or more Co-lenders to fund, in the aggregate, up to an additional $60,000,000.00 under the Loan, pursuant to the terms and conditions of the Syndication Letter dated the date hereof between Lender and Borrower and the REIT (the "Syndication Letter"), the Maximum Facility Amount shall, upon execution and delivery of Assignment and Assumption Agreements and Intercreditor Agreements satisfactory to Lender, upon payment of all Commitment Fees pursuant to and as defined in the Fee Letter and the Syndication Letter, and upon notice to and acceptance by Borrower, increase the Maximum Facility Amount up to $135,000,000.00 without any further action on the part of Lender or any Co- Lender (the "Syndication"). Any such increase in the Maximum Facility Amount is subject to the terms and conditions of the Syndication Letter. Upon Syndication, Borrower may elect to have a portion of the Maximum Facility Amount, up to an aggregate amount of $10,000,000.00, consist of Swing Line Advances from one designated Co-Lender (the "Swing Line Lender").

                 Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Syndication Letter, Lender shall be under no obligation to advance other proceeding arising or relating to such a liability unless such settlement includes an explicit and unconditional release from the party bringing such lawsuit, claim or more than $75,000,000.00 from its own funds. The sale of pro rata interests in the initial $75,000,000.00 Initial Facility Amount to Co-lenders shall not be deemed a Syndication.

                 (l) Each Lender, Co-Lender and Participant represents, warrants and covenants, and each person to whom a Lender or Co-Lender or Participant directly or indirectly sells or assigns or otherwise transfers all or any part of its right, title or interest in, or to, or under the Loan (i.e., a Transferee), shall be deemed to represent, warrant and covenant, to Borrower and each of the Loan Parties that they and each other Person to whom all or any part of any Lender, Co-Lender, Participant or Transferee's right, title or interest in, or to, or under the Loan is directly or indirectly sold or assigned or otherwise transferred are not, and shall not be, a Plan Asset Entity at any time any Lender, Co-Lender, Participant, Transferee or other Person has any right, title or interest in, or to, or under the Loan, unless such person being a Plan Asset Entity would not result in a non-exempt prohibited transaction under section 406 of ERISA or Section 4975 of the Code because of an exemption or otherwise. Notwithstanding any provision of this Agreement or any Loan Document, if this representation, warranty and covenant is breached and a prohibited transaction under Section 406 of ERISA in Section 4975 of the Code results, (i) neither Borrower nor any Loan Party shall be considered to be in breach of any representation, warranty or covenant of this Agreement or of any Loan Document that is breached or becomes untrue as a result of a prohibited transaction caused by a sale or assignment or other transfer in violation of the preceding sentence, (ii) no Event of Default or Default shall be considered to occur pursuant to this Agreement as a result of a prohibited transaction caused by a sale or assignment or other transfer in violation of the preceding sentence, and similarly no default to the detriment of Borrower or any Loan Party shall be deemed to occur pursuant to any other Loan Document as a result of a prohibited transaction caused by a sale or assignment or other transfer in violation of the preceding sentence and (iii) the Person breaching the representation, warranty and covenant shall indemnify and hold harmless Borrower and each Loan Party from any and all actual, but in no event consequential, losses, expenses, and liabilities resulting to Borrower and any Loan Party resulting therefrom or in connection therewith.

                 In the event that liability is sought to be imposed on any Person pursuant to the indemnification in the subsection (iii) of the preceding sentence ("ERISA Indemnitee"), then such ERISA Indemnitee shall have the right, if it so chooses, to control any litigation or arbitration involving potential liability, loss or expenses under such subsection (iii) and if such ERISA Indemnitee is not timely informed of a claim for liability and given the right to exercise such control, then indemnification under subsection (iii) in the preceding sentence shall be null and void. Borrower and the Loan Parties agree that, without the prior written consent of the ERISA Indemnitee, which shall not unreasonably be withheld, they shall not enter into any settlement of a lawsuit, claim or other proceeding arising or relating to such a liability unless such settlement includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of each Lender, Co-Lender, Participant and any Transferee, including each ERISA Indemnitee.


                 Section 9.10 Borrower's and REIT's Assignment. Neither Borrower nor the REIT may assign its rights or obligations hereunder without the prior written consent of Lender.

                 Section 9.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                 Section 9.12 Effectiveness. This Agreement shall become effective on the date on which all of the parties hereto shall have signed a counterpart hereof and shall have delivered the same to Lender.

                 Section 9.13 Headings Descriptive. The heading of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                 Section 9.14 Marshaling; Recapture. Lender shall be under no obligation to marshal any assets in favor of Borrower, the REIT, any other Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent Lender receives any payment by or on behalf of Borrower, the REIT or any other Loan Party, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to Borrower, the REIT or such other Loan Party or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of Borrower, the REIT or such other Loan Party to Lender as of the date such initial payment, reduction or satisfaction occurred.

                 Section 9.15 Severability. In case any provision in or obligation under this Agreement or the Note or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                 Section 9.16 Survival. Except as expressly provided to the contrary herein, all indemnities set forth herein including, without limitation, in Sections 2.16, 2.17, 2.18, 2.19 and 9.1 shall survive the execution and delivery of this Agreement, the Note and the Loan Documents and the making and repayment of the Loan hereunder.

                 Section 9.17 Domicile of Loan Portions. Lender may transfer and carry any Loan Portion at, to or for the account of any domestic or foreign branch office, subsidiary or affiliate, subject to Sections 2.19 and 9.9, and provided that such transfer does not result in any increase in the costs to be paid by Borrower and the REIT under Sections 2.16, 2.18 or 2.19.

                 Section 9.18     Intentionally Omitted.

                 Section 9.19 Calculations; Computations. Except as otherwise expressly provided herein, the financial statements to be furnished to Lender pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved and consistent with GAAP as used in the preparation of the financial statements referred to in Section 4.5.

                 SECTION 9.20 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, THE REIT, LENDER AND ALL CO-LENDERS EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

                 Section 9.21 No Joint Venture. Notwithstanding anything to the contrary herein contained, Lender by entering into this Agreement or by taking any action pursuant hereto, will not be deemed a partner or joint venturer with Borrower or the REIT and Borrower and the REIT agree to hold Lender harmless from any damages and expenses resulting from such a construction of the relationship of the parties hereto or any assertion thereof.

                 Section 9.22 Estoppel Certificates. (a) Borrower, the REIT and Lender each hereby agree at any time and from time to time upon not less than ten (10) Business Days prior written notice by Borrower or Lender to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying whether this Agreement is unmodified and in full force and effect (or if there have been modifications, whether the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the best knowledge of such certifying party, any Default or Event of Default has occurred and is then continuing, and, if so, specifying each such Default or Event of Default; provided, however, that it shall be a condition precedent to Lender's obligation to deliver the statement pursuant to this

Section, that Lender shall receive, together with Borrower's request for such statement, a certificate of a general partner or senior executive officer of Borrower and the REIT stating that no Default or Event of Default exists as of the date of such certificate (or specifying such Default or Event of Default).

                 (b) Within ten (10) Business Days of Lender's request, Borrower shall execute and deliver a certificate of the general partner of Borrower or senior executive officer of Borrower and the REIT confirming the then aggregate outstanding principal balance of the Loan, the outstanding principal balance with respect to each Note of each Eurodollar Portion and each Base Rate Portion, the Contract Rate for each Loan Portion, the dates to which all interest has been paid, and the Interest Period for each Eurodollar Portion. Such statement shall be binding and conclusive on Borrower absent manifest error.

                 Section 9.23 No Other Agreements. This Agreement, the Loan Documents, the Fee Letter and the Syndication Letter constitute the entire understanding of the parties with respect to the transactions contemplated hereby, and all prior understandings with respect thereto, whether written or oral, shall be of no force and effect.

                 Section 9.24 Controlling Document. In the event of a conflict between the provisions of this Agreement and the other Loan Documents the provisions of this Agreement shall control and govern the conflicting provisions of the other Loan Documents.

                 Section 9.25 No Benefit to Third Parties. This Agreement is for the sole and exclusive benefit of Borrower, the REIT and Lender and the Co-Lenders and the Swing Line Lender and all conditions of the obligation of Lender and the Co-Lenders and the Swing Line Lender to make Advances hereunder are imposed solely and exclusively for the benefit of Lender and the Co-Lenders and the Swing Line Lender and their respective assigns and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender and any Co-Lender and the Swing Line Lender will refuse to make Advances in the absence of strict compliance with any and all thereof and no other person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time if it in its sole discretion deems it advisable to do so. Without limiting the generality of the foregoing, Lender shall not have any duty or obligation to anyone to ascertain that funds advanced hereunder are used as required by the terms hereof or to pay the cost of constructing the improvements on any of the Real Property Assets or to acquire materials and supplies to be used in connection therewith or to pay costs of owning, operating and maintaining same.

                 Section 9.26 Joint and Several. Subject to the terms and conditions of Section 9.8, Borrower and the REIT are each jointly and severally liable for the payment in full of the Loan and all other sums owing under this Agreement, the Note, the Security Instruments and any other Loan Documents and the performance of all of the Obligations.

                 IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                       SLT REALTY LIMITED PARTNERSHIP

                                       By:   Starwood Lodging Trust, its general
                                             partner


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                       STARWOOD LODGING TRUST


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       LEHMAN BROTHERS HOLDINGS INC.
                                       D/B/A LEHMAN CAPITAL, A DIVISION
                                       OF LEHMAN BROTHERS HOLDINGS
                                       INC., a Delaware corporation



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       BANKERS TRUST COMPANY, AS
                                       COLLATERAL AGENT FOR THE
                                       BENEFIT OF THE SENIOR LENDERS


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title: